SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]Preliminary Proxy Statement

[ ]Confidential, for Use of the Commission only (as permitted by Rule
   14a-6(e)(2))

[ ]Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             EQUALNET HOLDING CORP.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]No fee required.

[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies: SERIES C CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE

     2.   Aggregate number of securities to which transaction applies: 196,553

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $27.50 PER SHARE OF SERIES C PREFERRED. THIS AMOUNT IS THE FACE VALUE OF SUCH SECURITIES AND IS BASED ON A NEGOTIATED AMOUNT.

     4. Proposed maximum aggregate value of transaction: $12,882,708. THIS IS THE TOTAL AMOUNT OF CASH, DEBT, AND EQUITY TO BE PAID. IT IS BASED ON A NEGOTIATED AMOUNT.

     5.   Total fee paid: $2,577.

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount Previously Paid: N/A

   2.  Form, Schedule or Registration Statement No.: N/A

   3.  Filing Party: N/A

   4.  Date Filed: N/A

                                [EQUALNET LOGO]

June 15, 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of EqualNet Holding Corp. to be held at 10:00 a.m., Houston time, on Tuesday, June 30, 1998, in the Equal Access Room at EqualNet's headquarters, 1250 Wood Branch Park Drive, Houston, Texas.

     At the Meeting you will be asked to vote in favor of the following proposals: (i) to approve an acquisition by the Company of certain assets of SA Telecommunications, Inc. in exchange for an aggregate of approximately $3,477,500 in cash and the assumption of approximately $4,000,000 in liabilities and approximately 196,553 shares of a newly-designated series of the Company's Preferred Stock; (ii) to amend the Company's Employee Stock Option and Restricted Stock Plan to increase the number of shares available for grant under that Plan; (iii) to amend the Company's Non-Employee Director Stock Option Plan to increase the number of shares available for grant under that Plan and to increase the amounts granted under that plan; (iv) to amend the Company's Articles of Incorporation to change the name of the Company to EqualNet Communications Corp.; (v) to ratify the issuance of 3,000 shares of the Company's Series B Senior Convertible Preferred Stock on March 9, 1998; and (vi) to ratify the issuance by the Company of warrants to two current directors of the Company in connection with the resignation of those directors from offices of the Company to purchase an aggregate of up to 180,000 shares of the Company's common stock. These matters are more fully described and explained in the attached proxy statement, which you are encouraged to read.

     The Board of Directors has unanimously approved the proposals described herein. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSALS DESCRIBED HEREIN ARE IN THE BEST INTERESTS OF EQUALNET AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATTERS PROPOSED HEREIN.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. ACCORDINGLY, WE ASK THAT YOU MARK, DATE, SIGN AND RETURN YOUR PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED.

     Thank you for your continued interest and cooperation.

                                          Very truly yours,

                                      /s/ MARK A. WILLIS
                                          Mark A. Willis
                                          Chairman of the Board

                             EQUALNET HOLDING CORP.
                          1250 Wood Branch Park Drive
                              Houston, Texas 77079

       NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 1998

     A Special Meeting of the Shareholders of EqualNet Holding Corp., a Texas corporation (the "Company"), will be held at 10:00 a.m., Houston time, on Tuesday, June 30, 1998, in the Equal Access Room at the Company's headquarters, 1250 Wood Branch Park Drive, Houston, Texas, for the following purposes:

          (i) To approve an acquisition by the Company of certain assets of SA Telecommunications, Inc. in exchange for the payment of an aggregate of approximately $3,477,500 in cash, the assumption of approximately $4,000,000 in liabilities and the issuance of approximately 196,553 shares of a newly-designated series of the Company's Preferred Stock;

          (ii) To amend the Company's Employee Stock Option and Restricted Stock Plan to increase the number of shares available for grant under that Plan;

          (iii) To amend the Company's Non-Employee Director Stock Option Plan to increase the number of shares available for grant under that Plan and to increase the amounts granted under that plan;

          (iv) To amend the Company's Articles of Incorporation to change the name of the Company to Equalnet Communications Corp.;

          (v) To ratify the issuance of 3,000 shares of the Company's Series B Senior Convertible Preferred Stock on March 9, 1998;

          (vi) To ratify the issuance by the Company of warrants to two current directors of the Company in connection with the resignation of those directors from offices of the Company to purchase an aggregate of up to 180,000 shares of the Company's common stock, and

          (vii) To transact such other business as may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE PROPOSALS SET FORTH IN THE ATTACHED PROXY STATEMENT.

     The holders of record of Common Stock and the Company's Series B Senior Convertible Preferred Stock, par value $.01 per share ("Series B Preferred") at the close of business on May 29, 1998, will be entitled to one vote per share, voting as a single class, at the meeting.

                                          By Order of the Board of Directors,

                                      /s/ DEAN H. FISHER
                                          Dean H. Fisher
                                          Senior Vice President,
                                          General Counsel and Secretary

June 15, 1998

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             EQUALNET HOLDING CORP.

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 1998

     This proxy statement is furnished to the shareholders of EqualNet Holding Corp. ("EqualNet" or the "Company"), 1250 Wood Branch Park Drive, Houston, Texas 77079 (Tel. No. 281/529-4600), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at a Special Meeting of Shareholders to be held at 10:00 a.m., Houston time, on Tuesday, June 30, 1998, in the Equal Access Room at the Company's headquarters, 1250 Wood Branch Park Drive, Houston, Texas, or any adjournment thereof (the "Meeting").

     Proxies in the form enclosed, properly executed and received in time for the meeting, will be voted as specified therein. If you do not specify otherwise, the shares represented by your proxy will be voted for the proposals described herein. Granting your proxy does not preclude you from attending the Meeting and voting in person should you so desire. You may revoke your proxy at any time before it is exercised by delivering written notice to the Company at or before the Meeting. This Proxy Statement is being mailed on or about June 15, 1998, to shareholders of record on May 29, 1998 (the "Record Date").

     At the close of business on the Record Date, 21,393,070 shares of Common Stock and 3,000 shares of Series B Preferred were outstanding and entitled to vote at the Meeting. Only the holders of Common Stock or Series B Preferred of record on the Record Date will be entitled to vote at the Meeting.

     The holders of Common Stock and Series B Preferred of record on the Record Date will be entitled to one vote per share, voting as a single class, on each matter presented to the shareholders at the Meeting, except that the votes of Series B Preferred will not be counted in the vote to ratify the issuance of the Series B Preferred. The enclosed form of proxy provides a means for you (i) to vote for or against the approval of the proposed acquisition of certain assets by the Company or to abstain from voting on such approval (ii) to vote for or against approval of the proposed amendment to the Company's Employee Stock Option and Restricted Stock Plan or to abstain from voting on such approval,
(iii) to vote for or against approval of the proposed amendment to the Company's Non Employee Director Stock Option Plan or to abstain from voting on such approval, (iv) to vote for or against approval of the proposed amendment to the Company's Articles of Incorporation to change the name of the Company to EqualNet Communications Corp. or to abstain from voting on such approval, (v) to vote for or against ratification of the issuance of 3,000 shares of Series B Preferred or to abstain from voting on such ratification, and (vi) to vote for or against the issuance of warrants to two of the Company's directors as described herein or to abstain from voting on such issuance.

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
PROPOSAL 1:  TO APPROVE THE SA
TELECOM ACQUISITION..................      1
     Background of the SA Telecom
     Transaction.....................      1
     The SA Telecom Agreement........      1
     Management Services Agreement...      3
     Reasons for the SA Telecom
     Transaction.....................      4
     Financial Information Regarding
     SA Telecom......................      4
     Regulatory Filings and
     Approvals.......................      4
     Possible Adverse Consequences of
     the SA Telecom Transaction......      5
     Required Vote...................      5
     Recommendation of the Board of
     Directors.......................      5

PROPOSAL 2:  TO AMEND THE EMPLOYEE
PLAN.................................      5
     Reasons for the Amendment.......      5
     Certain Considerations..........      5
     Description of Employee Plan....      6
     The Employee Plan Amendment.....      7
     Employee Plan Amendment
     Benefits........................      7
     Federal Tax Consequences........      7
     Required Vote...................      8
     Recommendation of the Board of
     Directors.......................      8

PROPOSAL 3:  TO AMEND THE
NON-EMPLOYEE DIRECTOR PLAN...........      8
     Reasons for the Director Plan
     Amendment.......................      9
     Certain Considerations..........      9
     Description of the Director
     Plan............................      9
     The Director Plan Amendment.....      9
     Required Vote...................      9
     Recommendation of the Board of
     Directors.......................      9

PROPOSAL 4:  TO CHANGE THE NAME OF
     THE COMPANY TO EQUALNET
     COMMUNICATIONS CORP.............     10
     Reason for the Charter
     Amendment.......................     10
     Required Vote...................     10
     Recommendation of the Board of
     Directors.......................     10

PROPOSAL 5:  TO RATIFY THE ISSUANCE
OF SERIES B PREFERRED................     10
     Background......................     10
     Terms of the Series B
     Preferred.......................     11
     Required Vote...................     11
     Recommendation of the Board of
     Directors.......................     11

PROPOSAL 6:  APPROVAL OF ISSUANCE OF
SEVERANCE WARRANTS...................     12
     Officer Resignations and
     Issuance of Severance
     Warrants........................     12
     Terms of the Severance
     Warrants........................     12
     Required Vote...................     12
     Recommendation of the Board of
     Directors.......................     12

                                        PAGE
                                        -----
SECURITY OWNERSHIP OF CERTAIN
     BENEFICIAL OWNERS AND
     MANAGEMENT......................     13
     Change of Control...............     14

EXECUTIVE COMPENSATION...............     15
     Summary of Compensation.........     15
     Outstanding Options and Option
     Grants in Fiscal 1997...........     15
     Employment and Severance
     Agreements......................     16

PROPOSALS FOR NEXT ANNUAL MEETING....     16

OTHER MATTERS........................     17

CAUTION AS TO FORWARD-LOOKING
STATEMENTS...........................     17

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE.........................     17
     Annex A -- Resolution
     Establishing Series C Preferred
     Annex B -- SA Telecom Agreement
     Annex C -- SA Telecom Financial
     Statements
     Annex D -- Amendment to Employee
     Stock Option and Restricted
     Stock Plan
     Annex E -- Amendment to Non
     Employee Director Stock Option
     Plan
     Annex F -- Amendment to the
     Company's Articles of
     Incorporation
     Annex G -- Resolution
     Establishing Series B Preferred

               PROPOSAL 1:  TO APPROVE THE SA TELECOM ACQUISITION

     Effective January 15, 1998, EqualNet entered into a Purchase Agreement with SA Telecommunications, Inc. and certain of its subsidiaries (collectively, "SA Telecom") providing for the Company to acquire substantially all of the assets (the "SA Telecom Assets") of SA Telecom (the "SA Telecom Acquisition"). In exchange for the SA Telecom Assets, the Company will pay SA Telecom approximately $3,477,500 in cash, assume liabilities of approximately $4,000,000, and issue approximately 196,553 of a newly-designated series of the Company's stock, Series C Convertible Preferred Stock, par value $.01 per share ("Series C Preferred"). At the Meeting, you will be asked to vote to approve the SA Telecom Acquisition.

BACKGROUND OF THE SA TELECOM TRANSACTION

     EqualNet is a full service nationwide telecommunications company offering discounted long distance telephone, prepaid telephone, "800/888" services, internet access, website development and other services.

     SA Telecom is a full service regional interexchange carrier providing long distance telecommunications services in the west, southwest and south central United States, including domestic long distance services, wholesale long distance services, operator and wireless services, voice and data private lines, "800/888" services, internet access and telephone travel cards. On November
19, 1997, SA Telecom filed petitions for relief under Chapter 11 of the Bankruptcy Code.

     On December 2, 1997, EqualNet entered into several agreements involving Willis Group, LLC, a Texas limited liability company ("Willis Group") and MCM Partners, a Washington limited partnership ("MCM"), which agreements were approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held March 5, 1998 (the "Annual Meeting"), pursuant to which agreements the Company acquired several telecommunications switches and related network assets and became a switch-based carrier and Willis Group became the Company's controlling shareholder (the "Willis Transactions"). The Willis Transactions were consummated on March 6, 1998, following the Annual Meeting.

     Effective January 15, 1998, pending the Annual Meeting, the Company entered into the SA Telecom Agreement. At the time of the Annual Meeting, the SA Telecom Acquisition was subject to numerous contingencies, including that the Company be the highest bidder in an auction for the SA Telecom Assets and the approval of the bankruptcy court in which SA Telecom's bankruptcy proceedings were pending. Due to such contingencies and other uncertainties regarding the final form of the SA Telecom Acquisition, the Company did not submit the SA Telecom Acquisition to a vote of the Company's shareholders at the Annual Meeting.

     On March 4, 1998, SA Telecom conducted an auction of its assets at which multiple prospective purchasers submitted bids. SA Telecom and the creditors' committee in the SA Telecom bankruptcy proceedings determined that EqualNet had submitted the best offer for the assets. On March 6, 1998, the bankruptcy court approved the sale of the SA Telecom Assets to EqualNet on the terms set forth below.

     On March 12, 1998, the Company and SA Telecom entered into a Management Services Agreement (the "Management Agreement"), to facilitate the purchase of the SA Telecom Assets and the transition of SA Telecom's subscribers to EqualNet's network of switching and transmission facilities (the
"Transition").

THE SA TELECOM AGREEMENT

     The SA Telecom Agreement provides for the acquisition by the Company of the SA Telecom Assets in exchange for approximately $3,477,500 in cash, the assumption of liabilities aggregating approximately $4,000,000, and the issuance of approximately 196,553 of Series C Preferred.

     THE SA TELECOM ASSETS

     The SA Telecom Assets consist of, among other things, (i) all of SA Telecom's rights and interests to accounts of subscribers to the services of SA Telecom; (ii) all accounts receivable and notes receivable of SA Telecom; (iii) all network facilities owned by SA Telecom; (iv) certain designated contracts;
(v) all
assignable licenses, permits, authorizations and approvals issued to SA Telecom by governmental entities; (vi) all intangible telecommunications assets owned or used by SA Telecom, including numbering codes, locating routing codes and "800" and "888" numbers, and carrier identification codes; (vii) all intellectual property rights of SA Telecom; (viii) SA Telecom's rights to use their corporate names; (ix) manufacturers' warranties; and (x) the capital stock of a special purpose corporation that has the right to use certain carrier identification codes assigned to SA Telecom.

     CONSIDERATION TO BE PAID BY EQUALNET

     The aggregate consideration to be paid by EqualNet for the SA Telecom Assets consists of (i) the payment and discharge by EqualNet of all obligations of SA Telecom on the closing date in respect of the outstanding principal amount of, and all accrued and unpaid interest on, the $1.5 million debtor in possession financing provided by EqualNet to SA Telecom (the "EqualNet DIP Financing"), if any; plus (ii) a cash payment in an amount equal to the excess of $3,000,000 over the outstanding principal amount of, and all accrued and unpaid interest on, the EqualNet DIP Financing on the closing date; plus (iii) a cash payment in the amount of $477,500; plus (iv) a promissory note (the
"Note") to be issued by EqualNet in favor of SA Telecom's existing debtor in possession lender, Greyrock Business Credit ("Greyrock") in an amount equal to $1,000,000; plus (v) a cash payment equal to all cure amounts required to be made by SA Telecom in respect of contracts of SA Telecom to be assumed by EqualNet (expected to be less than $5,000); plus (vi) the number of shares of Series C Preferred equal to the quotient of (A) (x) 40% of the amount of SA Telecom's annualized revenues based on its revenues in December 1997 and January 1998 (the "Revenue Amount") less (y) the aggregate amount paid by EqualNet pursuant to clauses (i), (ii), (iii), (iv) and (v) above, and (B) $27.50. The Revenue Amount is estimated to be $24.7 million and is subject to audit by independent auditors selected by EqualNet. The Revenue Amount may be adjusted downward if SA Telecom's February 1998 revenues are substantially below its January 1998 revenues. The aggregate amount of cash required for the Company to consummate the SA Telecom Acquisition (including the amount of EqualNet DIP Financing previously provided) is approximately $3,477,500. The Company expects to fund the cash portion of the acquisition with available funds, including funds raised in recent private equity transactions. However, there can be no assurance that the Company will not continue to suffer losses and deplete its available cash such that it would be required to seek additional debt or equity financing to consummate the SA Telecom Acquisition.

     In addition to the consideration described above, on the closing date, EqualNet will assume indebtedness accruing on or before the closing date under the debtor in possession financing provided by Greyrock to SA Telecom (the "Greyrock Financing") up to a maximum amount equal to the sum of (i)
$1,276,031 and (ii) 80% of SA Telecom's eligible receivables. Such indebtedness is secured by the accounts receivable of SA Telecom to be acquired by EqualNet. EqualNet anticipates being able to repay a portion of such indebtedness with the proceeds of such accounts receivable. EqualNet estimates that the total amount of this indebtedness will be approximately $4,000,000.

     SERIES C PREFERRED

     As partial consideration for the SA Telecom Assets, the Company will issue SA Telecom approximately 196,553 shares of the Series C Preferred. A copy of the Statement of Resolution establishing the Series C Preferred, as filed with the Secretary of State of the State of Texas, is attached to this Proxy Statement as ANNEX A. The following is an accurate summary of the material provisions of the Series C Preferred, but is not a complete description thereof and is qualified by reference to ANNEX A.

     The Series C Preferred consists of 300,000 shares. The Company does not anticipate issuing any shares of Series C Preferred other than in connection with the SA Telecom Acquisition or as dividends on the Series C Preferred. Each share of Series C Preferred will have a stated value of $27.50 and will be entitled to receive dividends at the rate of $2.00 per year, payable when, as and if declared by the Company's Board of Directors. Any dividends that accrue on the Series C Preferred may be paid, at EqualNet's option, in cash or, in whole or in part, by issuing additional shares of Series C Preferred. Under the terms of the Series C

Preferred, the Company will not be permitted to declare or distribute any dividends to holders of Common Stock unless all accrued dividends on the Series C Preferred have been paid.

     Holders of Series C Preferred will have the right to convert their shares into shares of Common Stock at the rate of 10 shares of Common Stock per share of Series C Preferred, or an aggregate of 1,965,530 shares of Common Stock, subject to adjustment pursuant to the anti-dilution provisions set forth in ANNEX A. The Company will have the right to redeem the outstanding shares of Series C Preferred for cash at any time after the earlier of (i) one year from the closing of the SA Telecom Acquisition and (ii) such time as the average of the highest closing prices for the Common Stock for 20 of 30 consecutive trading days prior to the date in question shall be greater than $3.4375. The redemption price for the Series C Preferred shall be an amount equal to all accrued and unpaid dividends on the Series C Preferred plus (a) $28.875 per share for redemptions between June 1, 1998 and May 31, 1999, (b) $28.1875 per share for redemptions between June 1, 1999 and May 31, 2000 or (c) $27.50 per share for redemptions at any time thereafter.

     If the Company were to be liquidated, the holders of the Series C Preferred would be entitled to receive out of the assets of the Company $27.50 (plus any accrued and unpaid dividends) per share of Series C Preferred before any distributions would be made to holders of Common Stock (but only after liquidation preferences or the Company's Series A Preferred Stock and Series B Preferred Stock have been satisfied). The Series C Preferred will not have voting rights other than in transactions involving an amendment or waiver of the rights of holders of Series C Preferred or in the creation of a series of shares with rights equal to or greater than the Series C Preferred.

     DIP FINANCING

     In connection with the SA Telecom Agreement, SA Telecom, EqualNet and Greyrock entered into a Stipulation Concerning Debtor-In-Possession Financing provided by EqualNet Holding Corp. dated March 10, 1998 (the "DIP
Stipulation"). Under the DIP Stipulation, EqualNet is a participant in the existing Greyrock DIP Financing in a maximum amount of $1.5 million. The EqualNet DIP Financing has the benefit of all liens, security interests and priorities afforded to Greyrock under the Greyrock Financing, although the liens securing the EqualNet DIP Financing are junior and subordinate to the liens securing the Greyrock Financing.

     A copy of the SA Telecom Agreement is attached to this Proxy Statement as ANNEX B. The foregoing is an accurate summary of the material provisions of the SA Telecom Agreement, but is not a complete description thereof and is qualified by reference to ANNEX B.

MANAGEMENT SERVICES AGREEMENT

     To facilitate the purchase of the SA Telecom Assets and the transition of SA Telecom's subscribers to EqualNet's network of switching and transmission facilities, EqualNet and SA Telecom have entered into the Management Services Agreement pursuant to which EqualNet is managing the telecommunications business of SA Telecom and SA Telecom is providing EqualNet with telecommunications services pursuant to certain network contracts specified by EqualNet (the "Specified Network Contracts") at a cost equal to the cost to SA Telecom of providing those services.

     The Management Services Agreement provides that this arrangement will continue for 60 days after the closing of the SA Telecom Acquisition and for such longer period as EqualNet determines is sufficient to complete the transition of SA Telecom's subscribers to EqualNet's network. EqualNet has agreed, pursuant to the Management Services Agreement, to pay increased costs incurred by SA Telecom from the effective date of the Management Services Agreement to March 31, 1998. EqualNet has also agreed to pay all operating losses incurred by SA Telecom, on an accrual basis, from April 1, 1998 to the closing of the SA Telecom Acquisition. Operating losses are the amount by which SA Telecom's costs and expenses exceed its revenues, but operating loss excludes all non-cash items and all professional fees and expenses incurred by SA Telecom in connection with the administration of SA Telecom's bankruptcy.

REASONS FOR THE SA TELECOM TRANSACTION

     EqualNet believes that the SA Telecom Acquisition is in the best interests of the Company and its shareholders for the following reasons.

     INCREASED SHAREHOLDER VALUE. The Company believes that the SA Telecom Acquisition will enhance shareholder value by combining SA Telecom's similar telecommunications business with that of EqualNet. EqualNet believes that the expected financial condition, results of operations and overall business prospects of the Company subsequent to the SA Telecom Acquisition are likely to be better than those of the Company standing alone. EqualNet believes the expertise and management of personnel currently employed by SA Telecom will add value to the Company's operations.

     OPERATIONAL SYNERGIES. The Company also believes that the potential exists for internal growth from the sales and distribution channels to be acquired as a result of the SA Telecom Acquisition, which the Company expects would result in efficiencies and in economies of scale. The Company anticipates that these efficiencies may be gained through the use of EqualNet's recently acquired telecommunication network assets. Additional savings could also arise from the elimination of certain staff redundancies as well as potentially greater purchasing efficiencies for underlying and off-network transmission expenses.

FINANCIAL INFORMATION REGARDING SA TELECOM

     Audited Financial Statements of SA Telecom, together with pro-forma financial data of EqualNet giving effect to the SA Telecom Acquisition, are attached to this Proxy Statement as ANNEX C. The SA Telecom Acquisition will be treated as a purchase transaction for accounting purposes. Ernst & Young LLP served as the Company's principal independent public accountants for the 1997 fiscal year and has assisted the Company in fiscal 1998. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. SA Telecom's accountants for the most recent fiscal year have been Hein + Associates LLP. SA Telecom's accountants are not expected to attend the Meeting.

REGULATORY FILINGS AND APPROVALS

     Certain public service or utility commissions require prior approval or notification of the acquisition of assets, including transfer of customers, from one telecommunications provider to another. A significant majority of the customers of SA Telecom are located in the states of Texas and California. EqualNet is in the process of amending its tariffs to include tariffed services identical to those services and at the same tariffed rates as those currently provided by SA Telecom for any customers that will be affected by SA Telecom's cessation of business and EqualNet's agreement to provide service for those customers in the future. EqualNet either has obtained or is in the process of obtaining such regulatory consents as are necessary in those states with larger numbers of SA Telecom's customers. In those states where only a few of SA Telecom's customers are located, EqualNet intends to solicit those customers individually and ask them to select EqualNet as their long distance carrier. In addition, a customer notice of change in service will be included as a billing insert for each customer whose service is to be transferred to EqualNet.

     Before acquiring switch-based facilities, EqualNet filed on December 31, 1997 with the Public Utilities Commission of the State of California Advice Letter No. 8 requesting reclassification as a switch-based reseller of telecommunications services. This advice letter was effective February 13, 1998. On March 13, 1998, EqualNet filed Advice Letter No. 9 notifying the Public Utilities Commission of its intent to acquire substantially all of the assets of SA Telecom and its subsidiaries. This notice became effective April 22, 1998 without opposition. SA Telecom must also give notice to its customers thirty
(30) days in advance of the impending change in service for its customers.

     In the state of Texas, non-dominant interexchange carriers are not required to petition for authority to acquire assets of other companies or to petition for authority to acquire switches or other network facilities. EqualNet is registered in the state of Texas as a competitive, non-dominant interexchange carrier.

POSSIBLE ADVERSE CONSEQUENCES OF THE SA TELECOM TRANSACTION

     The SA Telecom Transaction could have adverse consequences for holders of Common Stock. Under the SA Telecom Agreement, the Company will incur additional debt of approximately $4,000,000. Given the Company's historical cash flow difficulties, there can be no assurance that it will be able to adequately service this additional debt. If the Company were unable to make payments on its existing debt and the debt to be incurred in connection with the SA Telecom Acquisition as such debts become due, such nonpayment could have a material adverse effect on the Company, its business, operations and cash flow. Further, there can be no guarantee that the Company will be able to realize the value of SA Telecom's subscriber base, as that subscriber base may be diminished through attrition. EqualNet has attributed significant value to SA Telecom's subscriber base in negotiating the SA Telecom Acquisition. An inability to retain that subscriber base could have a material adverse effect on the Company's results of operations and cash flow.

REQUIRED VOTE

     The approval of the SA Telecom Transaction requires the votes of the holders of a majority of the combined shares of Common Stock and Series B Preferred present and voting at the Meeting. Abstentions and broker non-votes will not be treated as either a vote for or against the proposal. Therefore, abstentions and broker non-votes will have no effect on the approval of the Transactions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For the reasons set forth above, the Board of Directors believes the SA Telecom Transaction is fair to and in the best interests of EqualNet and the holders of EqualNet Common Stock. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE SA TELECOM TRANSACTION.

                    PROPOSAL 2:  TO AMEND THE EMPLOYEE PLAN

     At the meeting, you will be asked to vote on a proposal (the "Employee Plan Amendment") to amend the EqualNet Holding Corp. Employee Stock Option and Restricted Stock Plan (the "Employee Plan"). The Employee Plan and the Employee Plan Amendment are summarized under " -- Description of Employee Plan" and " -- The Employee Plan Amendment", and the Employee Plan Amendment is set forth in full in ANNEX D attached to this Proxy Statement.

REASONS FOR THE AMENDMENT

     The Board of Directors believes it is in the best interests of the Company to attract and retain the services of experienced and knowledgeable employees and to provide an incentive for such employees to increase their proprietary interest in the Company's long-term success and progress. The Employee Plan is designed to provide certain full-time key employees, including officers and employee directors of the Company and its subsidiaries (approximately 30 persons at March 31, 1998), with additional incentives to promote the success of the Company's business and to enhance the Company's ability to attract and retain the services of qualified persons. The Employee Plan Amendment would provide the Company with additional shares to be granted pursuant to options and restricted stock awards under the Employee Plan and would allow the Company greater flexibility in granting such awards.

CERTAIN CONSIDERATIONS

     Shareholders should note that certain disadvantages may result from the adoption of the Employee Plan Amendment, including a reduction in their interests of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire the authorized shares of Common Stock are granted and subsequently exercised or if restricted stock is granted and subsequently vests.

DESCRIPTION OF EMPLOYEE PLAN

     Pursuant to applicable federal securities laws, the Company is required to furnish to its shareholders in this proxy statement certain information with respect to the Employee Plan. The following summary does not purport to be a complete summary of the Employee Plan and is qualified in its entirety by reference to such plan.

     The Employee Plan was adopted by the Board of Directors and approved by the shareholders in February 1995. The Employee Plan authorizes a committee of the Board of Directors to issue options intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that are not intended to conform to the requirements of the Code Section ("Non-ISOs") and restricted stock awards.

     The Employee Plan is designed to provide certain full-time key employees, including officers and employee directors of the Company and its subsidiaries (approximately 30 persons at March 31, 1998), with additional incentives to promote the success of the Company's business and to enhance the Company's ability to attract and retain the services of qualified persons. The Employee Plan is to be administered by a committee (the "Committee") of no less than two-persons appointed by the Board of Directors. Committee members may not be employees of the Company and must be disinterested persons. Under the Employee Plan, options to purchase Common Stock and restricted stock awards of Common Stock, up to an aggregate of 800,000 shares of Common Stock, may be granted by the Committee. The maximum number of shares of Common Stock subject to options that may be awarded under the Employee Plan to any employee during any consecutive three year period is 200,000. The maximum number of shares of Common Stock that may be awarded under the Employee Plan to any employee pursuant to restricted stock awards during any consecutive three year period is 100,000. The exercise price of an option granted pursuant to the Employee Plan is determined by the Committee on the date the option is granted and may not be less than the fair market value of the shares of Common Stock on such date. In the case of a grant to an employee who owns ten percent or more of the outstanding shares of Common Stock (a "10% Shareholder"), the exercise price of each option under the Employee Plan may not be less than 110% of the fair market value of the Common Stock on the date of the grant. No option may be granted under the Employee Plan for a term of more than ten years. In the case of a 10% Shareholder, no option that is an ISO may be granted that is exercisable for more than five years from the date of grant. To the extent that the aggregate fair market value (determined as of the date the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by the option holder in any calendar year (under this Employee Plan and any other incentive stock option plans of the Company and any parent and subsidiary corporation within the meaning of Section 424 of the Code) exceeds $100,000, the options must be treated as Non-ISOs. In making this determination, options shall be taken into account in the order in which they were granted. No options were granted under the Employee Plan prior to the end of fiscal 1996. In July 1996, the Company granted options to purchase 45,000, 45,000, and 17,500 shares of Common Stock to Messrs. Zane Russell, Michael L. Hlinak and Dean H. Fisher, respectively. In January 1997, the Company granted additional options to purchase 45,000, 45,000, and 17,500 shares of Common Stock to Messrs. Russell, Hlinak and Fisher, respectively.

     Under the Employee Plan, the Committee also may issue shares of restricted stock to employees for no payment by the employee or for a payment below the fair market value on the date of grant. The restricted stock is subject to certain restrictions described in the Employee Plan. Restricted stock will constitute issued and outstanding Common Stock for all corporate purposes. Subject to the terms of the Employee Plan and the recipient's agreement with respect to the award, the recipient will have the right to vote the restricted stock awarded to such recipient and to receive and retain all regular cash dividends, and to exercise all other rights, powers, and privileges of a holder of Common Stock with respect to such restricted stock. In 1995, the Company granted restricted stock awards for an aggregate of 63,638 shares of Common Stock to certain key employees, none of whom are directors or named executive officers. These employees were not required to make any payment for these restricted stock awards, which will vest over five years in 20% increments. Restrictions on transfer and forfeiture provisions upon termination of employment will apply to the restricted stock covered by the awards for a period of five years, after which time the restrictions will lapse and the stock will be owned by the employees free of further restrictions under the Employee Plan. The Company granted no restricted stock awards in fiscal 1996 or fiscal 1997.

     The Employee Plan may be amended by the Board of Directors without any requirement of shareholder approval, except as required by the incentive stock option provisions of the Code.

THE EMPLOYEE PLAN AMENDMENT

     The Employee Plan currently provides (i) that options to purchase Common Stock and restricted stock awards of Common Stock may be granted with respect to an aggregate of up to 800,000 shares of Common Stock (ii) that the maximum number of shares of Common Stock subject to options that may be awarded to any one employee in any consecutive three-year period under the Employee Plan is 200,000 and (iii) that the maximum number of shares of Common Stock that may be awarded to any one employee pursuant to restricted stock awards in any consecutive three-year period under the Employee Plan is 100,000. The Employee Plan Amendment would increase the aggregate number of shares of Common Stock with respect to which such awards could be granted to 4,000,000. The Employee Plan Amendment would also reduce the measurement periods related to maximum grants to any one employee from three years to twelve months such that the maximum number of shares of Common Stock subject to options that may be awarded to any one employee in any consecutive 12-month period under the Employee Plan would be 750,000 and the maximum number of shares of Common Stock that may be awarded to any one employee pursuant to restricted stock awards in any consecutive 12-month period under the Employee Plan would be 200,000. The Board of Directors has adopted the Employee Plan Amendment and directed that it be presented to the shareholders for their approval.

EMPLOYEE PLAN AMENDMENT BENEFITS

     Non-employee directors are not eligible to receive awards under the Employee Plan. The benefits or amounts that will be received by or allocated to the executive officers and employees of the Company under the Employee Plan Amendment are not determinable, as the Employee Plan does not provide for any automatic grants but is administered by the Committee. In fiscal 1996, no awards were granted under the Employee Plan. In fiscal 1997, the Company granted options to purchase 90,000, 90,000 and 35,000 shares of Common Stock to Messrs. Russell, Hlinak and Fisher, respectively, and options to purchase an aggregate of 281,000 shares of Common Stock to employees other than executive officers. Each of Messrs. Russell and Hlinak has agreed, subject to the approval of Proposal 6, to cancel such options in favor of warrants to be granted as described in Proposal 6.

     Subject to the approval of this Proposal 2, the Committee has granted options to purchase 700,000 shares of Common Stock at $1.50 per share (the "Turner Signing Bonus Options") to Mr. Robert H. Turner pursuant to the
Employee Plan in connection with Mr. Turner's appointment to the offices of President and Chief Executive Officer of the Company. The Turner Signing Bonus Options, which are NSOs, are exercisable immediately. The Company has also agreed with Mr. Turner that the Committee will grant Mr. Turner additional options to purchase 100,000 shares of Common Stock on each of the first and second anniversaries of his employment with the Company, which options will have an exercise price equal to the market price on the date of grant and will be subject to a vesting period of not more than three years.

FEDERAL TAX CONSEQUENCES

     Options granted under the Employee Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or Non-ISOs which are not intended to meet these requirements. The federal income tax treatment for the two types of options differs as follows.

     In general, no tax consequences should result from the grant to or exercise by an employee of an ISO under the Employee Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

     For federal income tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount on the sale or exchange over the exercise price paid for the shares.

     If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable year in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee, provided that the Company withholds income tax with respect to that amount if the optionee is an employee.

     In general, the recipient of a restricted stock award will recognize income as the award vests. The Company will be entitled to a deduction for the income attributable to the restricted stock, subject to certain limitations that apply if the recipient's aggregate compensation is greater than $1,000,000. Although amounts in excess of $1,000,000 may not, under certain circumstances, be deductible by the Company, the Company does not anticipate that any recipient's compensation will exceed the $1,000,000 limit on deductions.

REQUIRED VOTE

     Approval of the Employee Plan Amendment requires the affirmative vote of the holders of a majority of the combined shares of Common Stock and Series B Preferred that are voted at the meeting in person or by proxy. If not otherwise provided, proxies will be voted "'FOR" approval of the Employee Plan
Amendment. Abstentions will not be counted as shares voting on the proposal, and, therefore, an abstention will have no effect on the outcome of the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For the reasons set forth above, the Board of Directors believes the Employee Plan Amendment is in the best interests of the Company's shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE EMPLOYEE PLAN AMENDMENT.

              PROPOSAL 3:  TO AMEND THE NON-EMPLOYEE DIRECTOR PLAN

     At the meeting, you will be asked to vote on a proposal (the "Director Plan Amendment") to amend the EqualNet Holding Corp. 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan and the Director Plan Amendment are summarized under " -- Description of Director Plan" and
" -- The Director Plan Amendment", and the Director Plan Amendment is set forth in full in ANNEX E attached to this Proxy Statement.

REASONS FOR THE DIRECTOR PLAN AMENDMENT

     The Board of Directors believes it is in the best interests of the Company to attract and retain the services of experienced and knowledgeable non-employee directors of the Company and to provide an incentive for such directors to increase their proprietary interest in the Company's long-term success and progress. The Board of Directors believes that the Director Plan Amendment will provide a more consistent incentive for directors from year to year.

CERTAIN CONSIDERATIONS

     Shareholders should note that certain disadvantages may result from the adoption of the Director Plan Amendment, including a reduction in their interests of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire the authorized shares of Common Stock are granted and subsequently exercised.

DESCRIPTION OF THE DIRECTOR PLAN

     The Director Plan currently provides for automatic grants of a fixed number of stock options to non-employee directors of the Company. Each non-employee director is granted options to purchase 5,000 shares of Common Stock upon becoming a non-employee director and options to purchase 1,000 shares of Common Stock annually. In each case the exercise price is determined based upon the market value of the Common Stock at the time of the grant. The Director Plan currently provides for grants, in the aggregate, to purchase up to 250,000 shares of Common Stock.

THE DIRECTOR PLAN AMENDMENT

     The Director Plan Amendment would revise the Director Plan such that the automatic grants of stock options would be for a variable number of stock options determined by dividing a fixed dollar amount by the market value of the Common Stock at the time of the grant. Under the Director Plan Amendment, each non-employee director would be granted options to purchase a number of shares of Common Stock upon becoming a non-employee director determined by dividing $60,000 by the market price of the Common Stock on the date of grant, and each non-employee director would receive annually options to purchase a number of shares of Common Stock determined by dividing $30,000 by the market price of the Common Stock on the date of grant. The Board of Directors believes that the Director Plan Amendment will provide more grants to non-employee directors of more consistent value from year-to-year.

     The Director Plan Amendment would also increase the number of shares of Common Stock available for issuance under the Director Plan to 500,000.

REQUIRED VOTE

     Approval of the Director Plan Amendment requires the affirmative vote of the holders of a majority of the combined shares of Common Stock and Series B Preferred that are voted at the meeting in person or by proxy. If not otherwise provided, proxies will be voted "FOR" approval of the Director Plan Amendment. Abstentions will not be counted as shares voting on the proposal, and, therefore, an abstention will have no effect on the outcome of the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For the reasons set forth above, the Board of Directors believes the Director Plan Amendment is in the best interests of the Company's shareholders. The Board of Directors unanimously recommends that you vote "FOR" the Director Plan Amendment.

               PROPOSAL 4:  TO CHANGE THE NAME OF THE COMPANY TO
                         EQUALNET COMMUNICATIONS CORP.

     The Board of Directors has adopted an amendment (the "Charter Amendment") to the Articles of Incorporation of the Company to change the name of the Company to Equalnet Communications Corp. and directed that the Charter Amendment be submitted to the shareholders of the Company for approval. At the Meeting, you will be asked to vote in favor of the Charter Amendment. The Charter Amendment is set forth in full as ANNEX F to this Proxy Statement

REASON FOR THE CHARTER AMENDMENT

     The Board of Directors believes that the change in the Company's name will more clearly identify the Company with the industry in which it operates.

REQUIRED VOTE

     Approval of the Charter Amendment requires the affirmative vote of the holders of a two-thirds of the combined shares of Common Stock and Series B Preferred that are outstanding and entitled to vote at the meeting in person or by proxy. If not otherwise provided, proxies will be voted "FOR" approval of the Charter Amendment. Abstentions and broker non-votes will not be treated as either a vote for or against approval of the Charter Amendment. However, because the approval of the Charter Amendment requires the affirmative vote of two thirds of the outstanding shares of Common Stock, abstentions and broker non-votes will have the same effect as a vote against approval of the Charter Amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For the reason set forth above, the Board of Directors believes the Charter Amendment is in the best interests of the Company's shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE CHARTER AMENDMENT.

           PROPOSAL 5:  TO RATIFY THE ISSUANCE OF SERIES B PREFERRED

     At the Meeting, you will be asked to ratify the issuance by the Company of 3,000 shares of the Company's Series B Senior Convertible Preferred Stock, par value $.01 per share ("Series B Preferred").

BACKGROUND

     On February 11, 1997, the Company issued to The Furst Group, Inc., a New Jersey corporation ("Furst Group") a $3,000,000 Note bearing interest at the rate of 10% per year and maturing December 31, 1998 (the "Furst Note"), and a warrant for the purchase of up to 1,500,000 shares of Common Stock at an exercise price of $2.00 per share, (the "Furst Warrant"). The Furst Warrant was exercisable by delivery of the Furst Note.

     In December 1997, the Company was notified by The Nasdaq Stock Market, Inc. that the Common Stock would be delisted from the Nasdaq National Market (the "NNM") if the Company was unable to demonstrate compliance with the continuing listing requirements of the NNM and certain other financial matters. Among the requirements for continued listing was that the Company demonstrate that it had not less than $7.5 million in net tangible assets.

     To meet this requirement, the Company needed to restructure its balance sheet to reduce its outstanding debt. To assist the Company in meeting this requirement, the Company began negotiations with Furst Group pursuant to which Furst Group would agree to exercise the Furst Warrant by delivery of the Furst Note, thereby converting its debt into equity. As a result of these negotiations, the Company and Furst Group entered into an Exchange Agreement, dated March 9, 1998 (the "Exchange Agreement"), pursuant to which Furst Group exchanged the Furst Note and the Furst Warrant for 3,000 shares of Series B Preferred and 322,000 shares of Common Stock (representing the accrued and unpaid interest on the Furst Note). The Exchange Agreement enabled the Company to reduce its debt load and increase its tangible net worth while allowing Furst Group to maintain a liquidation preference over the Common Stock with respect to its initial $3,000,000 investment.

TERMS OF THE SERIES B PREFERRED

     A copy of the Statement of Resolution establishing the Series B Preferred, as filed with the Secretary of State of the State of Texas, is attached to this Proxy Statement as ANNEX G. The following is an accurate summary of the material provisions of the Series B Preferred, but is not a complete description thereof and is qualified by reference to ANNEX G.

     Each share of Series B Preferred is convertible initially into 500 shares of Common Stock (for an aggregate of 1,500,000 shares), subject to adjustment. The conversion rate of the Series B Preferred will be automatically adjusted if the average trading price of the Common Stock is below $2.00 per share for a period of either 20 trading days or five trading days before 90 days from the date the Series B Preferred was issued. Effectively, if the average trading price of the Common Stock is below $2.00 per share between May 8, 1998 and June 5, 1998 or between June 1, 1998 and June 5, 1998, the aggregate number of shares of Common Stock into which the Series B Preferred will be convertible will increase to a number equal to the quotient of $3,000,000 divided by the lower of those two average trading prices. The number of shares into which the Series B Preferred is convertible is also subject to adjustment pursuant to the anti-dilution provisions set forth in ANNEX G. However, the Statement of Resolution governing the terms of the Series B Preferred provides that the Series B Preferred will not be convertible into more than 3,250,000 shares of Common Stock unless the issuance of the Series B Preferred has been ratified by the Company's shareholders. Each outstanding share of Series B Preferred automatically converts into Common Stock based on the conversion ratio then in effect on December 31, 1999.

     The Series B Preferred consists of 3,000 shares, all of which have were issued in connection with the Exchange Agreement. Each share of Series B Preferred has a stated value of $1,000 and is entitled to receive dividends only if, as and when the Board of Directors declares dividends on the Common Stock.

     If the Company were to be liquidated, the holders of the Series B Preferred would be entitled to receive out of the assets of the Company $1,000 per share of Series B Preferred before any distributions would be made to holders of Common Stock. Each share of Series B Preferred generally entitles the holder thereof to one vote on matters submitted to the holders of Common Stock for approval, with the holders of Common Stock and Series B Preferred voting as a single class. In addition, holders of Series B Preferred will be entitled to vote as a class on transactions involving an amendment or waiver of the rights of holders of Series B Preferred or in the creation of a series of shares with liquidation rights equal to or greater than the Series B Preferred.

REQUIRED VOTE

     Ratification of the issuance of the Series B Preferred requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the meeting in person or by proxy. If not otherwise provided, proxies will be voted "FOR" ratification of the issuance of the Series B Preferred. Abstentions will not be counted as shares voting on the proposal, and, therefore, an abstention will have no effect on the outcome of the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company believes the issuance of the Series B Preferred was necessary for it to meet the financial criteria required for continued listing on the NNM. The Board of Directors unanimously approved the issuance of the Series B Preferred. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE RATIFICATION OF THE ISSUANCE OF THE SERIES B PREFERRED.

            PROPOSAL 6:  APPROVAL OF ISSUANCE OF SEVERANCE WARRANTS

     At the meeting, you will be asked to vote in favor of a proposal to ratify the issuance by the Company of warrants to purchase an aggregate of up to 180,000 shares of Common Stock to two current directors of the Company in connection with the resignation of those directors from offices of the Company.

OFFICER RESIGNATIONS AND ISSUANCE OF SEVERANCE WARRANTS

     Mr. Zane Russell served as Chairman of the Board, President and Chief Executive Officer of the Company until his resignation from those offices effective March 16, 1998. Mr. Russell continues to serve as a director of the Company. Effective April 1, 1998, the Company and Mr. Russell entered into a severance agreement (the "Russell Severance Agreement") relating to the termination of Mr. Russell's employment with the Company. See "Executive Compensation -- Employment and Severance Agreements".

     Mr. Michael L. Hlinak served as Chief Operating Officer of the Company until his resignation from that office effective April 1, 1998. Mr. Hlinak continues to serve as a director of the Company. The Company had previously entered into an employment agreement with Mr. Hlinak. Effective April 1, 1998, the Company and Mr. Hlinak entered into a severance agreement (the "Hlinak Severance Agreement", and together with the Russell Severance Agreement, the "Severance Agreements") relating to the termination of the Hlinak Employment Agreement and Mr. Hlinak's employment with the Company. See "Executive Compensation -- Employment and Severance Agreements".

     Pursuant to the Severance Agreements, each of Messrs. Russell and Hlinak agreed to surrender outstanding options to purchase an aggregate of 90,000 shares of Common Stock (45,000 shares at $2.00 per share and 45,000 shares at $4.25 per share) held by him and release the Company from any claims he may have in exchange for certain continued compensation benefits and the issuance by the Company, subject to shareholder approval, of warrants (the "Severance
Warrants") to purchase up to 90,000 shares of Common Stock at $2.00 per share.

TERMS OF THE SEVERANCE WARRANTS

     The Severance Warrants, which were granted subject to the approval of the Company's shareholders, have an exercise price of $2.00 per share and are exercisable for three years, in the case of Mr. Russell, and five years in the case of Mr. Hlinak, from the date of grant. The Severance Warrants have customary anti-dilution provisions.

REQUIRED VOTE

     Approval of the issuance of the Severance Warrants requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the meeting in person or by proxy. If not otherwise provided, proxies will be voted "FOR" approval of the issuance of the Severance Warrants. Abstentions will not be counted as shares voting on the proposal, and, therefore, an abstention will have no effect on the outcome of the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company believes the issuance of the Severance Warrants was appropriate in connection with the severance agreements negotiated with each of Messrs. Russell and Hlinak. The Board of Directors, with each of Messrs. Russell and Hlinak abstaining, unanimously approved the issuance of the Severance Warrants. THE BOARD OF DIRECTORS UNANIMOUSLY (WITH EACH OF MESSRS. RUSSELL AND HLINAK ABSTAINING) RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF THE SEVERANCE WARRANTS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, Furst Group held 3,000 shares of Series B Preferred, constituting all of the outstanding shares of Series B Preferred. Mr. James D. Kaylor and Mr. John S. Streep may also be beneficial owners of such shares as discussed in footnote (3) to the following table. The following table sets forth information with respect to Ownership of Common Stock as of the Record Date (unless indicated otherwise), with respect to (i) persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock, (ii) each director and Named Executive Officer and (iii) all directors and executive officers of the Company as a group:

                                             BENEFICIAL
                                            OWNERSHIP(1)
                                        ---------------------
                NAME                      SHARES      PERCENT
-------------------------------------   ----------    -------
Michael T. Willis(2).................    9,632,966      42.8%
Willis Group, LLC(2).................    9,132,966      41.5
Mark A. Willis(2)(3).................    9,132,966      41.5
James T. Harris(2)(3)................    9,132,966      41.5
James R. Crane(4)....................    3,570,000      16.6
MCM Partners(5)......................    2,000,000       8.5
The Furst Group, Inc.(6).............    1,822,000       8.0
James D. Kaylor(6)...................    1,822,000       8.0
John S. Streep(6)....................    1,822,000       8.0
Advantage Fund, Ltd.(7)..............    1,522,500       7.1
Frank Hevrdejs(8)....................    1,400,000       6.5
Mitchell H. Bodian(3)................       --          --
John Isaac "Ike" Epley(3)..........       --          --
Michael L. Hlinak(3)(9)..............      357,973       1.6
Zane Russell(3)(9)...................    1,057,556       4.9
Ronald J. Salazar, Ph.D.(3)..........       --          --
Robert H. Turner(10).................      500,000       2.3
Bobby H. Henson......................       --          --
Dean H. Fisher(11)...................      264,482       1.2
Current directors and executive
  officers as a group (10
  persons)(12).......................   11,812,977      50.9

------------

  *  Less than one percent.

 (1) Except as otherwise noted, each shareholder has sole voting and dispositive power with respect to the shares of Common Stock.

 (2) The Willis Group holds directly 8,532,966 shares of Common Stock. The Willis Group also holds warrants for the purchase of an aggregate of 600,000 shares of Common Stock. Messrs. Michael T. Willis and Mark A. Willis each own 47.5% of the membership interest in the Willis Group and Mr. Harris owns the remaining 5% membership interest. Mr. Michael T. Willis is the Secretary of the Willis Group, Mr. Mark A. Willis is the President of the Willis Group and Mr. Harris is the Treasurer of the Willis Group. According to the report, the Willis Group has sole voting and dispositive power with respect to all of such shares and Messrs. Michael T. Willis, Mark A. Willis and Harris have shared voting and dispositive power with respect to such shares. In addition, Mr. Michael T. Willis holds directly a warrant for the purchase of 500,000 shares of Common Stock. The address of each of The Willis Group, Mr. Michael T. Willis, Mr. Mark A. Willis and Mr. Harris is c/o The Willis Group, 5005 Woodway, Suite 350, Houston, Texas 77056.

 (3) Excludes 5,000 shares of Common Stock issuable upon exercise of stock options awarded under the EqualNet Holding Corp. 1995 Non-Employee Director Stock Option Plan (the "Director Plan") that are not exercisable within sixty days.

 (4) Mr. Crane holds 3,400,000 shares of Common Stock directly and a warrant for the purchase of an additional 170,000 shares of Common Stock. Mr. Crane's address is 15350 Vickery Drive, Houston, Texas 77032.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (5) MCM Partners holds 2,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share, which is convertible in the aggregate into 2,000,000 shares of Common Stock. MCM Partner's address is 10500 NE 8th, Suite 1920, Bellevue, Washington 98004-4332.

 (6) Information relating to ownership by Furst, Mr. Kaylor and Mr. Streep is based on reports on Schedule 13D filed with the Commission on March 31, 1998. According to those reports, Furst holds directly 3,000 shares of Series B Preferred, which is convertible in the aggregate into 1,500,000 shares of Common Stock, and 322,000 shares of Common Stock. Messrs. Kaylor and Streep each own 45% of the common stock of Furst, Mr. Kaylor is the Chairman of the Board of Furst, and Mr. Streep is the Chief Executive Officer of Furst. According to those reports, Furst has sole voting and dispositive power with respect to all of such shares and Messrs. Kaylor and Streep have shared voting and dispositive power with respect to such shares. Furst's address is 459 Oakshade Road, Shamong, New Jersey 08088. Mr. Kaylor's address is 916 P Street, Suite 200, Lincoln, Nebraska 68508. Mr. Streep's address is 15841 Kilmarnock Drive, Ft. Myers, Florida 33912.

 (7) The address of Advantage Fund, Ltd. is c/o MCM Partners, 10500 NE 8th, Suite 1920, Bellevue, Washington 98004-4332.

 (8) Mr. Hevrdejs holds directly 666,666 shares of Common Stock and a warrant for the purchase of an additional 33,333 shares of Common Stock, and indirectly an additional 666,667 shares of Common Stock and an additional warrant for the purchase of 33,334 shares of Common Stock. Mr. Hevrdejs' address is 8 Greenway Plaza, Suite 702, Houston, Texas 77046-0801.

 (9) Includes 90,000 shares of Common Stock issuable upon exercise of stock options awarded under the Employee Plan, which options were canceled, subject to approval of Proposal 6, pursuant to the Severance Agreements. Does not includes the Severance Warrants to be issued upon approval of Proposal 6.

(10) Includes options to purchase 500,000 shares of Common Stock granted subject to the approval of Proposal 2. Does not include options to purchase an additional 200,000 shares of Common Stock granted subject to the approval of Proposal 2, which options are not exercisable within 60 days.

(11) Also excludes 40,000 shares of Common Stock held by trusts for the benefit of Mr. Fisher's children. Mr. Fisher has disclaimed any beneficial ownership of these shares.

(12) See notes (2), (3) and (9) through (11) above.

CHANGE OF CONTROL

     On March 6, 1998, EqualNet consummated the Willis Transactions, pursuant to which Willis Group acquired an aggregate of 8,532,633 newly issued shares of the Company and became the controlling shareholder of the Company. In the aggregate, Willis Group provided consideration for such shares of $4,000,000 in cash, a note from the Company for an additional $1,000,000 (for which Willis Group had previously paid the Company $1,000,000 in cash), certain telecommunications equipment and the stock of a company holding certain intangible rights related to that equipment. Willis Group now beneficially owns 9,132,966 shares of the Company, or approximately 41.5% of the outstanding shares of Common Stock of the Company on a fully-diluted basis.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table summarizes compensation information concerning the Chief Executive Officer and each of the Company's most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended June 30, 1997, exceeded $100,000 (the "Named Executive Officers").

                                                ANNUAL COMPENSATION            COMMON
                                           ------------------------------      STOCK
                NAME AND                   FISCAL                            UNDERLYING       ALL OTHER
           PRINCIPAL POSITION               YEAR      SALARY     BONUS(1)     OPTIONS      COMPENSATION(2)
----------------------------------------   ------    --------    --------    ----------    ---------------
Zane Russell............................     1997    $178,000       --         90,000          $ 3,498
  Former Chairman of the Board               1996     178,000       --          --               4,249
  and Chief Executive Officer and            1995     175,000    $ 69,025       --               7,107
  President
Michael L. Hlinak.......................     1997     155,000       --         90,000            3,607
  Executive Vice President, Former           1996     128,000       --          --               6,576
  Chief Financial Officer and Chief          1995     125,000      34,513       --               2,409
  Operating Officer
Dean H. Fisher..........................     1997     129,000       --         35,000            3,451
  Senior Vice President, General             1996     128,000       --          --               6,097
  Counsel and Secretary                      1995     125,000      34,513       --               8,401

------------

(1) Bonuses reported for fiscal 1995, although paid in fiscal 1996, relate to the Company's results of operations in fiscal 1995. No bonuses were paid relating to the Company's results of operations for fiscal 1996, and none will be paid relating to the Company's results of operations for fiscal 1997.

(2) Represents contributions in 1995 by the Company under the Company's 401(k) Plan for Messrs. Russell, Hlinak and Fisher of $2,002, $2,409, and $2,011, respectively, and health insurance premiums paid by the Company for Messrs. Russell, Hlinak and Fisher of $5,105, $0 and $6,390, respectively. Represents contributions in 1996 by the Company under the Company's 401(k) Plan for Messrs. Russell, Hlinak and Fisher of $1,676, $2,477 and $1,676, respectively, and health insurance premiums paid by the Company for Messrs. Russell, Hlinak and Fisher of $4,572, $4,100 and $4,421, respectively. Represents contributions in 1997 by the Company under the Company's 401(k) Plan for Messrs. Russell, Hlinak and Fisher of $1,676, $1,785, and $1,676, respectively, and health insurance premiums paid in 1997 by the Company for Messrs. Russell, Hlinak and Fisher of $1,823, $1,823, and $1,775, respectively.

OUTSTANDING OPTIONS AND OPTION GRANTS IN FISCAL 1997

     The following table sets forth information regarding the value of unexercised options held by the Named Executive Officers at June 30, 1997. Each of Messrs. Russell and Hlinak has agreed, subject to the approval of Proposal 6, to the cancellation of such options. None of the Named Executive Officers exercised any options in fiscal 1997.

                                          NUMBER OF
                                    SECURITIES UNDERLYING
                                     UNEXERCISED OPTIONS             VALUE OF UNEXERCISED
                                       AT JUNE 30, 1997            IN-THE-MONEY OPTIONS AT
                                          (# SHARES)                 JUNE 30, 1997 ($)(1)
                                 ----------------------------    ----------------------------
                  NAME           EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------   -----------    -------------    -----------    -------------
Zane Russell..................      45,000          45,000          --              --
Michael L. Hlinak.............      45,000          45,000          --              --
Dean H. Fisher................      17,500          17,500          --              --

------------

(1) Based on $2.06 per share, the closing price of the Common Stock on June 30, 1997, as reported by The Nasdaq Stock Market, Inc.

     The following table summarizes options to purchase shares of the Company's Common Stock that were granted pursuant to the Employee Plan to the Named Executive Officers during fiscal 1997. Each of Messrs. Russell and Hlinak has agreed, subject to the approval of Proposal 6, to the surrender and cancellation of such options. None of the Named Executive Officers exercised any options in fiscal 1997.

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                                    SHARES OF        PERCENT OF                                 PRICE APPRECIATION FOR
                                   COMMON STOCK         TOTAL         EXERCISE                      OPTION TERM(1)
                                    UNDERLYING     OPTIONS GRANTED    PRICE PER                 ----------------------
                  NAME               OPTIONS        TO EMPLOYEES        SHARE      EXPIRATION       5%         10%
--------------------------------   ------------    ---------------    ---------    ----------   ----------  ----------
Zane Russell....................      45,000            9.1%            $4.25        7/11/06    $  120,276  $  354,409
                                      45,000             9.1             2.50        1/20/07        70,750     208,476
Michael L. Hlinak...............      45,000             9.1             4.25        7/11/06       120,276     354,409
                                      45,000             9.1             2.50        1/20/07        70,750     208,476
Dean H. Fisher..................      17,500             3.5             4.25        7/11/06        46,774     137,826
                                      17,500             3.5             2.50        1/20/07        27,514      81,074

------------

(1) The potential realizable value of the options, if any, granted in fiscal 1997 to each of the Named Executive Officers was calculated by multiplying the number of shares of Common Stock underlying such options by the excess of (a) the assumed value, at the date of expiration of such option, of the Company's Common Stock if the value of the Company's Common Stock were to appreciate at a compounded annual rate of 5% or 10% from the date of the grant of the option until the date of expiration of the option over (b) the exercise price shown. The 5% and 10% appreciation rates are set forth in regulations promulgated by the Commission, and no representation is made that the Common Stock will appreciate at these assumed rates or at all.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Russell served as Chairman of the Board, President and Chief Executive Officer of the Company until his resignation from those offices effective March 16, 1998. Mr. Russell continues to serve as a director of the Company. Effective April 1, 1998, the Company and Mr. Russell entered into the Russell Severance Agreement relating to the termination of Mr. Russell's employment with the Company. The Russell Severance Agreement provides that Mr. Russell will be paid severance payments for 11 months at an annualized rate of $87,500, and that, subject to the approval of Proposal 6, Mr. Russell will receive Severance Warrants for the purchase of 90,000 shares of Common Stock. Pursuant to the Russell Severance Agreement, Mr. Russell released the Company for any claims he may have against the Company.

     Mr. Hlinak served as Chief Operating Officer of the Company until his resignation from that office effective April 1, 1998. Mr. Hlinak continues to serve as a director of the Company. The Company had previously entered into an employment agreement with Mr. Hlinak. Effective April 1, 1998, the Company and Mr. Hlinak entered into the Hlinak Severance Agreement relating to the termination of the Hlinak Employment Agreement and Mr. Hlinak's employment with the Company. The Hlinak Severance Agreement provides that Mr. Hlinak will be paid severance payments for 11 months at an annualized rate of $170,000, that Mr. Hlinak will be entitled to certain medical benefits for such period, and that, subject to the approval of Proposal 6, Mr. Hlinak will receive Severance Warrants for the purchase of 90,000 shares of Common Stock. Pursuant to the Hlinak Severance Agreement, Mr. Hlinak released the Company for any claims he may have against the Company.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the annual meeting of shareholders of the Company to be held in November 1998 must be received by the Company at its principal executive offices, 1250 Wood Branch Park Drive, Houston, Texas 77079, no later than September 29, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                    CAUTION AS TO FORWARD-LOOKING STATEMENTS

     This Proxy Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this report, including without limitation, statements regarding the Company's financial position, business strategy, products, products under development, markets, budgets and plans and objectives of management for future operations, are forward-looking statements. Although the Company believes that the expectation of such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed elsewhere in this Proxy Statement, including, without limitation, in conjunction with the forward-looking statements included in this Proxy Statement, and under the heading "Cautionary Statements" in the Company's
Annual Report on Form 10-K for the Year Ended June 30, 1997, as amended, Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 1997, Quarterly Report on Form 10-Q for the Quarterly Period Ended December 31, 1997, and Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 1998. All subsequent written and oral forward-looking statements attributable to the Company, or persons on its behalf, are expressly qualified in their entirety by the Cautionary Statements.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 000-25482) are incorporated in this Proxy Statement by reference, and a copy of such documents is being sent to holder of Common Stock and Series B Preferred Stock entitled to vote at the Meeting together with this Proxy Statement:

        1. Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on September 30, 1997, Amendment No. 2 on Form 10-K/A, filed with the Commission on October 28, 1997, Amendment No. 3 on Form 10-K/A, filed with the Commission on January 20, 1998, and Amendment No. 4 on Form 10-K/A, filed with the Commission on January 30, 1998.

        2. Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 1998.

                                                                         ANNEX A

                             EQUALNET HOLDING CORP.

                            STATEMENT OF RESOLUTION
                         ESTABLISHING SERIES OF SHARES
                     (Series C Convertible Preferred Stock)

To the Secretary of State
Of the State of Texas:

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, EqualNet Holding Corp., a Texas corporation (the
"Corporation"), submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the preferences, limitations and relative rights thereof:

        1.  The name of the corporation is EqualNet Holding Corp.

        2. The following resolution, establishing and designating a series of shares and fixing and determining the preferences, limitations and relative rights thereof, was duly adopted by the board of directors of the Corporation on May 1, 1998:

     WHEREAS, Article IV of the Articles of Incorporation, as amended, of the Corporation (the "Articles of Incorporation") provides for a class of authorized shares known as "Common Stock," comprising 50,000,000 shares, with a par value of $0.01 per share, issuable from time to time, and for a class of authorized shares known as "Preferred Stock", comprising 5,000,000 shares, with a par value of $0.01 per share, issuable from time to time in one or more series; and

     WHEREAS, pursuant to Article IV of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation is authorized to fix and determine the preferences, limitations and relative rights of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding); and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to establish, designate and issue an additional series of such Preferred Stock and to fix and determine the preferences, limitations and relative rights relating thereto;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby establish and designate a series of Preferred Stock of the Corporation and does hereby fix and determine the preferences, limitations and relative rights relating to said series of Preferred Stock as follows:

     Section 1.  Designation and Amount; Rank.

     The shares of such series shall be designated as "Series C Convertible Preferred Stock" and the number of shares constituting the Series C Convertible Preferred Stock shall be 300,000, and shall not be subject to increase. The shares of Series C Convertible Preferred Stock shall rank senior to the shares of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), as to dividends and liquidation rights and shall rank junior to the Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as to dividends and liquidation rights.

     Section 2.  Dividends and Distributions.

     (a). The holders of outstanding shares of Series C Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $2.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable quarterly on January 1, April 1, July 1, and October 1 of each year, commencing July 1, 1998 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Any dividends that accrue with respect to the Series C Convertible Preferred Stock may be paid, at the option and in the sole discretion of the Board of Directors, in cash or, in whole or in part, by issuing fully-paid and nonassessable shares of Series C Convertible Preferred Stock ("PIK Dividend Shares"), or fractions thereof, such that the Liquidation Preference of such PIK Dividend Shares, if any, plus the amount, if any, of such dividends paid in cash together therewith shall constitute payment of the full amount of such dividends. If the Board of Directors elects to pay any dividends in part in cash and in part by the issuance of PIK Dividend Shares, the proportion of such cash paid and shares issued with respect to each outstanding share of Series C Convertible Preferred Stock shall be the same. In no event shall an election by the Board of Directors to pay dividends, in full or in part, in cash or through the issuance of PIK Dividend Shares with respect to any dividends preclude the Board of Directors from electing either such alternative in respect of payment of subsequent dividends. All dividends paid pursuant to this Section 2 shall be paid pro rata to the holders entitled thereto. The amount of the dividends payable per share of Series C Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends shall not bear interest.

     No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series C Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrued but unpaid dividends on the Series C Convertible Preferred Stock shall have been paid or declared and set apart for payment. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series C Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series C Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series C Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock and any shares of capital stock of the Corporation ranking senior as to dividends to the Series C Convertible Preferred Stock (the "Senior Dividend Stock") for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series C Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series C Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series C Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series C Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

     Any references to "distribution" contained in this Section 2 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

     (b). Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock (as defined in Section 3) if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series C Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series C Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series C Convertible Preferred Stock equal to the sum of (x) $27.50 and (y) an amount equal to the accrued but unpaid dividends on such share of Series C Convertible Preferred Stock.

     (c).  Neither the Corporation nor any subsidiary of the Corporation shall
(1) make any tender offer or exchange offer (a "Tender Offer") for outstanding shares of Common Stock unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series C Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series C Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series C Convertible Preferred Stock equal to the sum of (x) $27.50 and (y) an amount equal to the accrued but unpaid dividends on such share of Series C Convertible Preferred Stock.

     Section 3.  Liquidation Preference.

     In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series C Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders and (ii) $27.50 (collectively, the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series C Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series C Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of any holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series C Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of any Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series C Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series C Convertible Preferred Stock and any Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

     Section 4.  No Sinking Fund.

     The shares of Series C Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

     Section 5.  Optional Redemption.

     At any time after the one year anniversary of the Issuance Date (as defined in Section 6(b)) or at any time after the Issuance Date so long as the Market Price (as defined below) of the Corporation's Common Stock shall have been in excess of 125% of $2.75, but in each case, only if the Corporation is in compliance in all material respects with all of its obligations to the holders of shares of Series C Convertible Preferred Stock, the Corporation shall have the right, exercisable on not less than 30 days nor more than 60 days written notice to the holders of record of the shares of Series C Convertible Preferred Stock to be redeemed, to redeem all, and from time to time to redeem any part of not less than 1,000 shares (or such lesser number of shares of Series C Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right), of the Series C Convertible Preferred Stock in accordance with this Section 5. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series C Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series C Convertible Preferred Stock of any other holder. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series C Convertible Preferred Stock pursuant to this Section 5, (2) the number of shares of Series C Convertible Preferred Stock held by such holder which are to be redeemed, (3) the calculation of the Redemption Price (as defined below) per share of Series C Convertible Preferred Stock determined in accordance herewith, and (4) the date of redemption of such shares of Series C Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date and after receipt by the Corporation of certificates for shares of Series C Preferred Stock to be redeemed pursuant to this Section 5, the Corporation shall make payment of the applicable Redemption Price to each holder of shares of Series C Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series C Convertible Preferred Stock, the Corporation shall make payment to the holders of the shares of Series C Convertible Preferred Stock to be redeemed in respect of each share of Series C Convertible Preferred Stock to be redeemed of an amount equal to the Redemption Price. Upon redemption of less than all of the shares of Series C Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to the holder of record of the surrendered certificate (or such holder's assignee) a replacement certificate for the shares of Series C Convertible Preferred Stock that have not been redeemed. Only whole shares of Series C Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series C Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series C Convertible Preferred Stock. No share of Series C Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 6 may be redeemed by the Corporation pursuant to this
Section 5 on or after the date of exercise of such conversion right unless the Notice of Redemption shall have been given prior to the date of exercise of such conversion right.

     If a Notice of Redemption shall have been given as provided in this Section 5, then each holder of shares of Series C Convertible Preferred Stock called for redemption shall be entitled to all relative rights accorded by this resolution, except as described in the next two sentences, until and including the Redemption Date. The right to convert pursuant to Section 6 hereof for any shares called for redemption shall terminate on the close of business on the business day immediately prior to the date on which the Notice of Redemption shall have been given for such shares (unless the Corporation shall default in paying the Redemption Price on the Redemption Date). Shares of Series C Convertible Preferred Stock that have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the Notice of Redemption has been given to the holders thereof and a sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the Redemption Price to the holders of the shares upon surrender of certificates therefor. From and after the Redemption Date, the shares of Series C Convertible Preferred Stock called for redemption shall no longer be deemed to be outstanding, and all rights of holders of such shares shall cease and terminate (unless the Corporation shall default in making payment of the Redemption Price), except for the right of holders of such shares, upon surrender of the certificate or certificates therefor, to receive the Redemption Price thereof, without interest. The deposit in trust of the Redemption Price shall be irrevocable except that (i) the Corporation shall be entitled to receive the interest, if any, allowed on any money so deposited, and the holders of any redeemed shares shall have no claim to such interest and (ii) any balance of moneys so deposited by the Corporation and unclaimed by the holders of shares of Series C Convertible Preferred Stock entitled thereto at the expiration of one year from the Redemption Date shall be repaid, together with any interest thereon, to the Corporation and, after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment, without interest.

     As used in this resolution, "Market Price" shall mean the current market price per share of Common Stock on any date and shall be deemed to be the average of the highest closing sales prices for 20 of 30 consecutive trading days before the day in question. The closing sales price for each day shall be
(i) the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or (ii) if not listed or admitted to trading on any national securities exchange, the closing sales price as reported by The Nasdaq Stock Market, Inc. or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Board of Directors.

     As used in this resolution, "Redemption Price" means the sum of (i) an amount equal to the accrued but unpaid dividends on such share of Series C Convertible Preferred Stock and (ii) for a Redemption Date occurring during each of the 12-month periods beginning on June 1:

                                        REDEMPTION
                YEAR                      AMOUNT
-------------------------------------   -----------
1998.................................    $  28.875
1999.................................    $ 28.1875
2000 and thereafter..................    $   27.50

     Section 6.  Conversion.

     (a) At any time after the Issuance Date, the holders of the Series C Convertible Preferred Stock may convert any or all of their shares of Series C Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Each share of Series C Convertible Preferred Stock may be converted at the office of the conversion agent for the Series C Convertible Preferred Stock that was appointed prior to issuance of the shares of Series C Convertible Preferred Stock or at such other additional office or offices, if any, as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount and (ii) accrued but unpaid dividends to the applicable Conversion Date on the share of Series C Convertible Preferred Stock being converted, by (y) $2.75 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Statement of Rights and Preferences with the Secretary of State of the State of Texas), in each case subject to adjustment as hereinafter provided (the "Conversion Rate").

     (b)  Certain Definitions.

     As used herein, the "Conversion Amount" shall be equal to $27.50, subject to adjustment as provided in Section 10.

     As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the conversion agent, whether by mail, courier, personal service, facsimile or other means, with respect to a conversion at the option of the holder pursuant to Section 6(a).

     As used herein, "Issuance Date" means the first date of original issuance of any shares of Series C Convertible Preferred Stock.

     (c).  Other Provisions.

     (1). The holders of shares of Series C Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series C Convertible Preferred Stock who have surrendered shares of Series C Convertible Preferred Stock for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date shall not be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date. A holder of shares of Series C Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series C Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series C Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series C Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series C Convertible Preferred Stock.

     (2). To convert shares of Series C Convertible Preferred Stock into Common Stock, the holder thereof shall (i) surrender the certificate or certificates for such shares of Series C Convertible Preferred Stock, duly endorsed to the Corporation in blank, to the Corporation at its principal office (currently located at 1250 Wood Br. Pk. Drive, EqualNet Plaza, Houston, Texas 77079) or at the office of the agency maintained for that purpose, (ii) give written notice (the "Conversion Notices") to the Corporation at such office that such holder elects to convert shares of Series C Convertible Preferred Stock and specifying the number of shares to be converted, and (iii) state in such written notice the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall notify a holder who has given a Conversion Notice of any claim of error in such Conversion Notice within two business days after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock that are not in dispute. A Conversion Notice shall be deemed to be in proper form unless the Corporation notifies a holder of shares of Series C Convertible Preferred Stock being converted within two business days after a Conversion Notice has been received (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly undertakes in writing to correct all such defects. Each conversion shall be deemed to have been effected at the close of business on the date on which the Corporation or such agency shall have received such surrendered Series C Convertible Preferred Stock certificate or certificates, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the record holder or holders of the shares represented thereby at such time. As soon as practicable, but in any event within five business days after such conversion, the Corporation shall issue or deliver at such office to the holder for whose account such shares of Series C Convertible Preferred Stock were so surrendered, or to such holder's nominee or nominees, certificates (bearing such legends as may be required under applicable state or federal securities laws) for the number of full shares of Common Stock to which such holder shall be entitled, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the arithmetic average of the Market Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series Convertible Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of unconverted shares of Series C Convertible Preferred Stock represented by the surrendered certificate. The holder of any shares of Series C Convertible Preferred Stock converting such shares shall pay any tax arising in connection with such conversion. Upon any change in the address of the principal office of the Corporation, the Corporation shall give notice thereof to each holder of shares of Series C Preferred Stock.

     (3). The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series C Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure that would change the number of shares of Common Stock into which each share of the Series C Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series C Convertible Preferred Stock, the Corporation promptly shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (4). In case of any consolidation or merger of the Corporation with any other corporation in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series C Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series C Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series C Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series C Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series C Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series C Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

     (5). If a holder shall have given a Conversion Notice for shares of Series C Convertible Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within five business days after such Conversion Notice is received and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion as of the date of receipt, and any rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any set off, counterclaim, recoupment, limitation or termination, or breach or alleged breach by the holder of any obligation to the Corporation, and irrespective of any other circumstance that might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series C Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law, such holder may by written notice (which may be given by mail, courier, personal service or facsimile) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series C Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series C Convertible Preferred Stock thereafter in accordance herewith.

     (6). Notwithstanding anything in this Section 6(c) to the contrary, no change in the Conversion Amount pursuant to Section 6(c) shall actually be made until the cumulative effect of the adjustments called for by this Section 6(c) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Amount shall actually be changed to reflect all adjustments called for by this Section 6(c) and not previously made. Notwithstanding anything in this Section 6(c), no change in the Conversion Amount shall be made that would result in a Conversion Amount of less than the par value of the Common Stock into which shares of Series A Convertible Preferred Stock are at the time convertible.

     (7). No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (i) the arithmetic average of the Market Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share.

     (8). The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of Section 6(c)(7), as follows:

          (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock on a given record date entitling such holders to subscribe for or purchase Common Stock at a price per share less than the average daily Market Prices of the Common Stock on the 30 consecutive trading days commencing 45 trading days before such record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

                                 C1 = C x O + N
                               ------------------
                                  O + N x P/M

where

       C1 = the adjusted Conversion Amount
        C = the current Conversion Amount
        O = the number of shares of Common Stock
           outstanding on the record date.
        N = the number of additional shares of
           Common Stock issuable pursuant to the
           exercise of such rights or warrants.
        P = the offering price per share of the
           additional shares (which amount shall
           include amounts received by the
           Corporation in respect of the
           issuance and the exercise of such
           rights or warrants).
        M = the Current Market Price per share of
           Common Stock on the record date.

     Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

          (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as defined below) evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

                                   C1 = C x M
                                ---------------
                                     M -- F

where

       C1 = the adjusted Conversion Amount
        C = the current Conversion Amount
        M = the Current Market Price per share of
            Common Stock on the record date
            mentioned below
        F = (i) the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by (ii) the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

     Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series C Convertible Preferred Stock.

          (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (iv)  If at any time as a result of an adjustment made pursuant to
     Section 6(c)(4), the holder of any Series C Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

     (9). Except as otherwise provided above in this Section 6, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

     (10). Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series C Convertible Preferred Stock and the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 6, and any adjustment so evidenced, given in good faith, shall be binding upon all shareholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series C Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

     (11). Whenever the Corporation shall propose to take any of the actions specified in Section 6(c)(4) or in subparagraphs (i) or (ii) of Section 6(c)(8) that would result in any adjustment in the Conversion Amount under this Section 6(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series C Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their

Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

     (12). No conversion shall be effected until the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if that act is applicable to the conversion.

     Section 7.  Voting Rights.

     Except as otherwise required by law or expressly provided herein, shares of Series C Convertible Preferred Stock shall not be entitled to vote on any matter.

     The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series C Convertible Preferred Stock voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series C Convertible Preferred Stock, (2) the waiver of any preference, right, privilege or power of the Series C Convertible Preferred Stock or any term or condition pertaining thereto, or (3) the creation and issuance of any Senior Dividend Stock Senior Liquidation Stock, Parity Dividend Stock or Parity Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series C Convertible Preferred Stock except as otherwise required by law.

     Section 8.  Outstanding Shares.

     For purposes of this resolution, all shares of Series C Convertible Preferred Stock shall be deemed outstanding except (i) from the date of receipt by the Corporation of a Conversion Notice requesting that Series C Convertible Preferred Stock be converted into Common Stock, all shares of Series C Convertible Preferred Stock that are so converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series C Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation, and (iii) from the Redemption Date, all shares of Series C Convertible Preferred Stock that are redeemed, so long as the Redemption Price of such shares of Series C Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby.

     Section 9.  Amendment Upon Conversion or Redemption of Outstanding Shares.

     When, as a result of the conversion or redemption of the Series C Convertible Preferred Stock, no shares of Series C Convertible Preferred Stock remain outstanding, the Board of Directors may, at its discretion and without a vote of the shareholders of the Corporation, withdraw this designation in its entirety by providing for the filing of an applicable amendment or restatement of the Corporation's Articles of Incorporation, and the Series C Convertible Preferred Stock designated hereby shall thereby return to the status of authorized but unissued and undesignated shares of Preferred Stock of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by a duly authorized officer this 12th day of June, 1998.

                                          EQUALNET HOLDING CORP.
                                          By: /s/ ROBERT H. TURNER
                                              Robert H. Turner
                                              Chief Executive Officer

                                                                         ANNEX B

                               PURCHASE AGREEMENT

      PURCHASE AGREEMENT, dated as of January 15, 1998 among EQUALNET CORPORATION, a Delaware corporation ("BUYER"), EQUALNET HOLDING CORP., a Texas corporation ("EQUALNET"), and SA TELECOMMUNICATIONS, INC., a Delaware corporation ("SA TELECOM"), and its subsidiaries named on the signature page hereof (collectively, "SELLERS").

                                 R E C I T A L S

      A. Sellers are full service regional interexchange carriers providing long distance telecommunication services (the "SERVICES") in the west, southwest and south central United States, including domestic long distance services, wholesale long distance services, operator and wireless services, voice and data private lines, "800/888" services, internet access and telephone travel cards.

      B. Sellers provide the Services through a network of owned and leased switching and transmission facilities (the "NETWORK FACILITIES") consisting of equipment, switches, software and line capacity (the Services and the Network Facilities collectively, the "BUSINESS").

      C. On November 19, 1997 (the "Petition Date") Sellers filed petitions for relief under Chapter 11 of title 11 of the United States Code, as amended (the "BANKRUPTCY CODE"), in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY Court"), Case Nos. 97-2395 through 97-2401 (PJW).

      D. Sellers have determined that it is in their best interests to sell to Buyer, and for Buyer to purchase from Sellers, pursuant to Section 363(b) of the Bankruptcy Code, specified assets and rights of Sellers described herein for the consideration and upon the terms and conditions hereinafter set forth, and Buyer is willing, in connection with its purchase of the Assets, to assume certain liabilities and obligations of Sellers, all on the terms and conditions set forth below.

      E. Buyer is a wholly owned subsidiary of EqualNet.

      ACCORDINGLY, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants and agreements contained herein, the parties hereto represent, warrant, covenant and agree as follows:

      Section I. As used herein the following terms shall have the respective meanings set forth for such terms in this Section 1 or elsewhere in this
Agreement:

            "ADJUSTED PRE-CLOSING MONTHLY MINUTES" shall mean (i) the Pre-Closing Monthly Minutes multiplied by (ii) the seasonality factor referred to in clause (ii) of the definition of the term Revenue Amount.

            "ASSETS" shall have the meaning specified in Section 3(a).

            "ASSUMED LIABILITIES" shall have the meaning specified in
Section 3(c).

            "BANKRUPTCY CASES" shall mean the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court (Case Nos. 97-2395 through 97-2401 (PJW)) and any cases under Chapter 7 of the Bankruptcy Code to which any such cases are converted.

            "BANKRUPTCY CODE" and "BANKRUPTCY COURT" shall have the meanings specified in Recital C hereto.

            "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure.

            "BILLABLE MINUTE" shall mean (i) prior to the Closing Date, all billable minutes generated by Sellers' Business and (ii) after the Closing Date, all billable minutes generated by the Subscribers, in each case as measured by call detail records supplied by switch tapes and carrier tapes.

            "BREAK-UP FEE" shall have the meaning specified in Section 14(b).

            "BUSINESS" shall have the meaning specified in the Recitals hereto.

            "BUYER" shall mean EqualNet Corporation, a Delaware corporation.

            "BUYER'S AUDITOR" and "BUYER'S AUDITOR CERTIFICATE" shall have the respective meanings specified in Section 5(a)(ii).

            "CLOSING" and "CLOSING DATE" shall have the meanings specified in
Section 4(a).

            "CLOSING DATE MARKET VALUE" shall mean, with respect to the Common Stock, the average of the last sale price of shares of the Common Stock on the five (5) business days ending on the third business day immediately preceding the Closing Date.

            "COMMON STOCK" shall mean the common stock, par value $.01 per share, of EqualNet.

            "CONFIDENTIALITY AGREEMENT" shall have the meaning specified in
Section 9(c).

            "CONSIDERATION" shall have the meaning specified in Section 3(d).

            "CONVERSION RATE" shall mean the number of shares of Common Stock that the holder of Preferred Shares shall receive upon conversion of one Preferred Share, as set forth below (subject to adjustment as set forth in the Preferred Stock Provisions for the effect of dilutive and concentrative events affecting the Common Stock). If the Closing Date Market Value of Common Stock is less than or equal to $2.07 per share, one Preferred Share shall be convertible into ten shares of the Common Stock. If the Closing Date Market Value of the Common Stock is greater than $2.07 per share, one Preferred Share shall be convertible into the number of shares of the Common Stock equal to the product of (i) ten and (ii) a fraction, the numerator of which is equal to $2.75 and the denominator of which is equal to 133% of the Closing Date Market Value.

            "CREDITORS' COMMITTEE" shall mean the Official Unsecured Creditors' Committee appointed in the Bankruptcy Cases.

            "CURE AMOUNTS" shall mean all monetary amounts which the Bankruptcy Court finds are required to cure monetary defaults under the Designated Contracts so as to permit Sellers to assume the Designated Contracts pursuant to
Section 365(b)(1) of the Bankruptcy Code and to assign them to Buyer under
Section 365(f) of the Bankruptcy Code.

            "DAMAGES" means, as to any party, all claims, actions, losses, damages, costs (including, without limitation, costs of investigation), expenses and liabilities (including reasonable attorneys' fees incident to the foregoing), incurred or suffered by such party.

            "DESIGNATED CONTRACTS" shall have the meaning specified in clause
(iii) of Section 3(a).

            "DESIGNATED PERMITS" shall have the meaning specified in clause (iv) of Section 3(a).

            "DESIGNEE" shall have the meaning specified in Section 3(e).

            "DIP FINANCING" shall mean the Greyrock Financing and the Willis Group DIP Financing.

            "DIP FINANCING DOCUMENTS" shall mean all agreements, instruments, stipulations and Bankruptcy Court orders pursuant to which the DIP Financing is extended, evidenced and authorized.

            "DISPUTE AUDITOR" and "DISPUTE AUDITOR'S CERTIFICATE" shall have the respective meanings specified in Section 5(a)(iii).

            "EMPLOYEE BENEFIT PLAN" shall mean any "employee pension benefit plan", "employee benefit plan" or "employee welfare plan" as defined in Sections 3(1) or 3(3) of ERISA including any multiemployer employee benefit plan.

            "EQUALNET" shall mean EqualNet Holding Corp., a Texas corporation.

            "EQUALNET PARTY" shall mean Buyer or EqualNet.

            "ERISA" shall mean the Employee Retirement Security Act of 1974, as amended, and all regulations issued thereunder.

            "ESCROW AGENT", "ESCROW AGREEMENT" and "ESCROWED SHARES" shall have the meanings specified in Section 4(d).

            "EXCLUDED ASSETS" shall have the meaning specified in Section 3(b).

            "EXCLUDED LIABILITIES" shall mean all liabilities and obligations of Sellers other than the Assumed Liabilities.

            "EXCLUDED RECEIVABLES" shall have the meaning specified in the DIP Financing Documents.

            "FCC" shall mean the Federal Communications Commission.

            "FINAL AUDITOR'S CERTIFICATE" shall mean (a) the Sellers'

Auditor Certificate if no Buyer's Notice of Disagreement is delivered, (b) the Buyer's Auditor Certificate if a Buyer's Notice of Disagreement is delivered but no Sellers' Notice of Disagreement is delivered, and (c) the Dispute Auditor's Certificate if both a Buyer's Notice of Disagreement and a Sellers' Notice of Disagreement is delivered.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "GOVERNMENTAL ENTITY" shall mean any domestic or foreign court, government, governmental agency, authority, entity or instrumentality.

            "GREYROCK" shall mean Greyrock Business Credit, a division of NationsCredit Commercial Corporation.

            "GREYROCK FINANCING" shall mean the pre-petition and post-petition financing provided by Greyrock to Sellers pursuant to that certain Loan and Security Agreement, dated December 26, 1996, between Greyrock and Sellers, as amended, restated or otherwise modified.

            "INDEMNITOR" and "INDEMNITEE" shall have the respective meanings specified in Section 16(e).

            "INTANGIBLES" shall have the meaning specified in clause (v) of
Section 3(a).

            "INTELLECTUAL PROPERTY" shall have the meaning specified in clause
(vi) Section 3(a).

            "LEGAL PROCEEDINGS" shall mean any judicial, administrative, regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any Governmental Entity.

            "LEGAL REQUIREMENTS" shall have the meaning specified in
Section 7(g).

            "LETTER OF INTENT" shall mean the Letter of Intent dated December 24, 1997, as amended by the Amendment to Letter of Intent dated as of January 7, 1998, among Sellers, EqualNet, the Willis Group and Greyrock.

            "LIENS" shall mean liens, security interests, mortgages, pledges, charges, claims, conditional sales arrangements, adverse interests (whether legal or equitable) and other encumbrances of any kind.

            "NETWORK FACILITIES" shall have the meaning specified in Recital B.

            "PAYMENT ORDER" shall have the meaning specified in Section 6(a).

            "PERMITTED LIENS" shall mean the Liens securing the DIP Financing and any Liens to which any real estate owned by the Borrower is subject.

            "PERSON" shall mean an individual corporation, partnership, trust, limited liability company, Governmental Entity or other type of entity.

            "PETITION DATE" shall have the meaning specified in Recital C.

            "POST-PETITION OVERADVANCES" shall mean advances under the Greyrock Financing after the Petition Date to the extent that after giving effect thereto the principal amount of the DIP Financing exceeds the sum of (i) $1,276,031 plus
(ii) 80% of the Eligible Receivables (as defined in the DIP Financing Documents) as of the date of any such advance.

            "PRE-CLOSING MONTHLY MINUTES" and "POST-CLOSING MONTHLY MINUTES" shall have the respective meanings specified in Section 5(b)(i).

            "PREFERRED SHARES" shall mean the shares of Preferred Stock issued to Sellers as part of the Consideration pursuant to Sections 3(d) and 5(a), including the Escrowed Shares.

            "PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock of EqualNet.

            "PREFERRED STOCK PROVISIONS" shall mean the provisions of EqualNet's Statement of Resolution Establishing Series B Convertible Preferred Stock setting forth the terms of the Preferred Stock, which terms shall be consistent with the terms specified for the Preferred Stock herein and in Exhibit A hereto.

            "REVENUE AMOUNT" shall mean (i) the gross revenue of Sellers, determined in accordance with GAAP, during the two calendar month period immediately preceding the month in which the Closing occurs multiplied by (ii) an adjustment factor mutually agreed to by the EqualNet Parties and Sellers to reflect industry seasonality, such factor to be determined based on data available from the FCC for interstate access minutes, by month, for Southwestern Bell in Texas.

            "SA TELECOM" shall mean SA Telecommunications, Inc., a Delaware corporation.

            "SALE ORDER" shall have the meaning specified in Section 10(a).

            "SCHEDULING ORDER" shall have the meaning specified in Section 6(b).

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SELLERS" shall mean SA Telecom and its subsidiaries named on the signature page hereof.

            "SELLERS' AUDITOR" and "SELLERS' AUDITOR CERTIFICATE" shall have the respective meanings specified in Section 5(a)(i).

            "SELLERS' REVENUE AMOUNT CERTIFICATE" shall mean a certificate of SA Telecom setting forth SA Telecom's determination of the Revenue Amount, subject to the final determination thereof pursuant to Section 5(a).

            "SPC" shall have the meaning specified in Section 9(j).

            "SUBSCRIBERS" shall have the meaning specified in clause (i) of
Section 3(a).

            "TRANSACTION DOCUMENTS" shall mean this Agreement, the Escrow Agreement, the Confidentiality Agreement and all bills of sale, assignment instruments and assumption instruments executed or delivered by the parties hereto at the Closing.

            "UPSET PRICE" shall have the meaning specified in Section 14(a).

            "WILLIS GROUP" shall mean the Willis Group LLC, a Texas limited liability company.

            "WILLIS GROUP DIP FINANCING" shall mean the post-petition financing, if any, provided by the Willis Group to Sellers.

      Section II.  RULES OF CONSTRUCTION, ETC.

      (a) Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections of or to Schedules or Exhibits to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) "or" is disjunctive but not necessarily exclusive, and (iv) words in the singular include the plural and vice versa. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

      (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof.

      (c) The Section headings and other captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section III.  SALE AND PURCHASE

      A. ASSETS. Subject to the terms and conditions hereof, on the Closing Date, Sellers will sell, convey, transfer and deliver to Buyer, and Buyer will purchase from Sellers, except as provided in Section 3(b), all of the assets of Sellers' Business (collectively, the "ASSETS"), free and clear of liens, encumbrances and claims other than Permitted Liens, including any and all of the following assets:

             1. SUBSCRIBERS. All of Sellers' rights and interests to all accounts of subscribers to the Services of Sellers (collectively, the "SUBSCRIBERS") as of the Closing Date;

             2. all accounts receivable and notes receivable of Sellers (other than Excluded Receivables specified in Section 3(b)(xi));

             3. NETWORK FACILITIES. The Network Facilities of Sellers, as more fully described in Schedule 3(a)(iii) (provided that to the extent the Network Facilities are represented by contracts, said contracts shall not be an Asset unless they are Designated Contracts);

             4. CONTRACTS. All rights, title and interests of Sellers under the leases, contracts and agreements specified in Schedule 3(a)(iv), to the extent assignable pursuant to applicable law without regard to the consent of any third party that may be required with respect to such assignment or as to which such third party consents have been obtained (collectively, the "DESIGNATED CONTRACTS");

             5. PERMITS. All rights, title and interest of Sellers in and under the licenses, permits, authorizations and approvals issued to Sellers by any Governmental Entity and listed on Schedule 3(a)(v), but only to the extent the same are assignable under applicable law (collectively, the "DESIGNATED PERMITS");

             6. INTANGIBLE TELECOMMUNICATIONS ASSETS. To the extent assignable, all rights, title and interest of Sellers in and to the intangible telecommunications assets owned or used by Sellers in connection with the Business, including, telecommunications numbering codes, locating routing codes and "800" and "888" numbers and other customer billing and inquiry numbers, carrier identification codes and other operating codes, including, without limitation, those listed or described on Schedule 3(a)(vi) (collectively, the "INTANGIBLES");

             7. INTELLECTUAL PROPERTY. All rights, title and interest of Sellers in and to all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, if any, owned or used by Sellers and all trade secrets, technical knowledge, know-how and other confidential proprietary information and related ownership, use and other rights of Sellers, including, without limitation, those listed or described on Schedule 3(a)(vii) (collectively, the "INTELLECTUAL PROPERTY");

             8. SELLERS' NAMES. All of Sellers' rights to use their corporate names as well as the names "USC", "USI", "First Choice Long Distance", "Southwest Long Distance Network", "Addtel", "SA Telecom" and any other trade names used in Sellers' Business and any and all variants, combinations and derivatives thereof, and any and all trademarks, service marks, tradenames and copyrights which contain said names or any variants, combinations and derivatives thereof; PROVIDED, HOWEVER, that Sellers shall be entitled to continue to use their respective corporate name for purposes of the Bankruptcy Cases and filing tax returns;

             9. MANUFACTURERS WARRANTIES. All of Sellers' rights under warranties, representations and guaranties made by suppliers and manufacturers of the Assets or the Business;

            10. BOOKS AND RECORDS. All of Sellers' existing books and records relating to the foregoing Assets or the Business, including, but not limited to, sales records, customer lists, customer folders and all historical customer records and files which relate to the Business, but excluding those books and records listed on Schedule 3(b)(x) or specified in Section 3(b);

            11. SHARES OF SPC. All shares of the capital stock of the SPC, if it is established pursuant to Section 9(j); and

            12. GOODWILL. All goodwill relating to the foregoing Assets and the Business.

      Buyer shall have the right, exercisable in writing prior to the Closing Date, to exclude from the Assets any asset it elects, and specifically to exclude from Designated Contracts any contract or lease it elects, but such election shall not entitle Buyer to any adjustment in the Consideration.

      B. EXCLUDED ASSETS. There are expressly excluded from the sale, conveyance, transfer and delivery referred to in Section 3(a) above, and the term "Assets" shall not include, the following assets of Sellers' Business (the "EXCLUDED ASSETS"):

             1.   all cash and cash equivalent of Sellers;

             2.   all income tax refunds and income tax credits of Sellers;

             3.   all claims and causes of action of Sellers;

             4. all claims and causes of action of Sellers' estates arising under Sections 509, 510, 542 through 549, inclusive, 550, 552 or 553 of the Bankruptcy Code;

            5. all assets excluded from the Assets by Buyer in writing prior to the Closing Date;

             6. all rights of Sellers under insurance policies and under warranties (expressed or implied), representations and guaranties made by suppliers, manufacturers and contractors relating to Excluded Assets or any event, condition or occurrence that gives rise to a liability that is not an Assumed Liability;

             7. all capital stock and stock certificates of Sellers (other than to the stock of the SPC and the certificates representing the same), including all treasury stock and stock of subsidiaries;

             8. the assets listed in Schedule 3(b)(viii); 9. the contracts and leases listed in Schedule 3(b)(ix);

            10. the books and records listed on Schedule 3(b)(x) and any other books, records or other data relating to Sellers' ownership or operation of the Business which are required by applicable law to be retained by Sellers; PROVIDED, HOWEVER, that copies of such books, records and other data relating to the Business shall be furnished to Buyer promptly upon Buyer's written request; and

            11. All Excluded Receivables more than 90 days past due as of the Closing Date and Excluded Receivables 90 days or less past due as of the Closing Date in an amount equal to the lesser of (A) 133% of the claims of Zero Plus Dialing, Inc., d/b/a U.S. Billing ("ZPDI/USBI") against Sellers as of the Closing Date for outstanding advances by ZPDI/USBI to Sellers in respect of the Excluded Receivables and (B) the amount specified in
      Schedule 3(b)(xi).

      C. ASSUMPTION OF LIABILITIES. Subject to the terms and conditions hereof, on the Closing Date Buyer shall assume and agree to pay, perform and discharge
(i) all liabilities arising out of, related to or incurred in connection with the ownership of the Assets after the Closing Date; (ii) all liabilities and obligations of each Seller (x) under all Designated Contracts and the other Assets which accrue after the Closing Date and (y) in respect of all security deposits, if any, of the Subscribers to be acquired hereunder; and (iii) all liabilities and obligations of Sellers in respect of indebtedness accruing on or before the Closing Date under the Greyrock Financing and all interest, costs and attorneys' fees accruing under the Greyrock Financing after the Closing Date (limited to principal (not to exceed $7,000,000), interest and costs and attorneys' fees, provided that Buyer shall not be required to assume or pay (x) any Post-Petition Overadvances or any interest thereon or (y) more than $100,000 of costs and attorneys' fees under the Greyrock Financing, other than any such costs and expenses arising after the Closing Date and attributable to actions of Buyer after the Closing Date, all at which shall be guarantied by EqualNet pursuant to Greyrock's standard form guaranty) (all the foregoing herein collectively called the "ASSUMED LIABILITIES"). Except as expressly provided in this Section 3(c), Buyer will not assume or be bound by any liabilities or obligations of Sellers.

      D. CONSIDERATION. In addition to the assumption of the Assumed Liabilities and subject to Section 4(d), the consideration to be paid or delivered by Buyer to Sellers on the Closing Date for the Assets (the "CONSIDERATION") shall consist of: (i) the payment and discharge by Buyer of all obligations of Sellers on the Closing Date in respect of the outstanding principal amount of, and all accrued and unpaid interest on, the Willis Group DIP Financing, if any; plus
(ii) a cash payment in an amount equal to the excess of $3,000,000 over the outstanding principal amount of, and all accrued and unpaid interest on, the Willis Group DIP Financing on the Closing Date; plus (iii) a cash payment in the amount of $22,500 per calendar day for each day from January 30, 1998 through the Closing Date (provided that the cash payment referred to in this clause
(iii) shall not exceed $472,500 in the aggregate and shall stop accruing on the date following the satisfaction or waiver of all conditions precedent set forth in Sections 10, 11 and 12); plus (iv) a promissory note (the "NOTE") to be issued by Buyer in favor of Greyrock in an amount equal to the lesser of (a) the amount of the outstanding indebtedness (limited to principal (excluding Post-Petition Overadvances), interest and up to $100,000 of costs and attorneys'
fees) of Sellers to Greyrock under the Greyrock Financing on the Closing Date in excess of 75% of Sellers then outstanding accounts receivable that have aged by no more than 119 days (excluding Excluded Receivables) and (b) $1,000,000; plus
(v) a cash payment equal to all Cure Amounts; plus (vi) the number of shares of Preferred Stock equal to the quotient of (A) (x) 40% of the annualized Revenue Amount (i.e., the Revenue Amount multiplied by six (6)) less (y) the aggregate amount paid by Buyer pursuant to clauses (i), (ii), (iii), (iv) and (v) above, and (B) $27.50. Said shares of Preferred Stock shall be convertible at the option of the holder thereof into shares of Common Stock at the Conversion Rate.

      E. TRANSFERABILITY OF PREFERRED SHARES. The Preferred Shares will not be registered under the Securities Act. Accordingly, unless and until Sellers deliver to EqualNet a "no action letter" from the Securities and Exchange Commission or a final order of the Bankruptcy Court providing that the Preferred Shares will be exempt from registration under the Securities Act and any state law pursuant to Section 1145 of the Bankruptcy Code, the Preferred Shares may not be sold, assigned, hypothecated or otherwise disposed by Sellers (except that Sellers may grant to Greyrock (which retains a security interest in the Preferred Shares as proceeds of its collateral) a security interest in the Preferred Shares to secure the Greyrock Financing) until such time that the sale and transfer of the Preferred Shares is registered under the Securities Act; provided that any such sale, transfer or other disposition may be made if the holder of the Preferred Shares seeking to effect such disposition delivers to EqualNet an opinion of counsel for such holder reasonably satisfactory to EqualNet to the effect that such registration is not required for such disposition. Absent such "no action letter," final order of the Bankruptcy Court or opinion of counsel reasonably satisfactory to EqualNet, then prior to any distribution of the Preferred Shares to any creditors or equity security holders of the Sellers or to any other Person, EqualNet will at the request of SA Telecom register the Preferred Shares under the Securities Act and under any applicable state securities laws. EqualNet may defer such registration for a period not exceeding 75 days after SA Telecom's request therefor if EqualNet reasonably determines that to do so is necessary to avoid an adverse effect on any pending or contemplated securities offering by EqualNet. The cost of any such registration of the Preferred Shares shall be borne 50% by Sellers and 50% by EqualNet.

      F. PAYMENT OF CURE AMOUNTS; ASSURANCE OF FUTURE PERFORMANCE. Sellers shall apply the applicable portion of the RFORMANCE Consideration to the payment of the Cure Amounts, as and when required to do so by Section 365 of the Bankruptcy Code. Buyer will provide adequate assurances of future performance in respect of Designated Contracts, in such manner and in such amounts as the Bankruptcy Court may direct.

      G. ALLOCATION OF CONSIDERATION AMONG ASSETS. The Consideration shall be allocated among the Assets in accordance with the provisions of Schedule 3(g), which allocation shall be binding upon Buyer and the Sellers, provided that such allocation shall not preclude or limit any allocation of the Assets or Consideration among Sellers pursuant to Section 3(h). Each party agrees to report the transactions contemplated hereby on all applicable tax returns or filings in a manner consistent with such allocation.

      H. ALLOCATION OF CONSIDERATION AMONG SELLERS. The Consideration shall be delivered by Buyer to SA Telecom, as agent for all Sellers, and shall be held by SA Telecom for all Sellers. SA Telecom shall apply the portion of the Consideration consisting of the Cure Amounts to the payment of the Cure Amounts. The balance of the Consideration shall be allocated among Sellers in such manner as Sellers shall agree, subject to the approval of the Bankruptcy Court, consistent with each Seller's interest in the Assets, Designated Contracts and Assumed Liabilities.

      I. TRANSFER AND SALES TAXES. All sales, transfer and similar taxes incurred as a result of the sale of the Assets shall be paid 50% by Buyer and 50% by Sellers.

      J. DISCLAIMER OF WARRANTIES. Buyer and EqualNet hereby acknowledge and agree that the Sellers are not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Sellers expressly set forth in this Agreement. Subject to the foregoing, THE ASSETS BEING PURCHASED BY BUYER PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE ACQUIRED BY BUYER ON AN "AS IS, WHERE IS" BASIS AND IN THEIR THEN PRESENT CONDITION, AND BUYER SHALL RELY SOLELY UPON ITS OWN EXAMINATION THEREOF. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, NONE OF SELLERS OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AFFILIATES OR REPRESENTATIVES HAS MADE OR IS MAKING ANY REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE VALUE OF ANY ASSET BEING ACQUIRED, OR ANY WARRANTY OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR QUALITY WITH RESPECT TO ANY OF THE ASSETS, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR AS TO THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

      K. PRORATIONS; EXPENSES. Prepaid rentals, prepaid utility charges, real property taxes, personal property taxes, similar assessments and other prepaid expenses (the "EXPENSES") payable in respect of any of the Assets applicable to periods both prior to and after Closing, shall be prorated as of the Closing Date. The estimated net amounts of such prorations shall be subtracted from the cash portion of the Consideration if Buyer is entitled to a credit therefor, or added to the cash portion of the Consideration if Sellers are entitled to a credit therefor. Buyer and Sellers shall use their reasonable best efforts to calculate all prorations and the Expenses at or prior to the Closing. In the event that such proration cannot be agreed to by Sellers and Buyer, such dispute shall be referred to the Dispute Auditor under and in accordance with the provisions of Section 5(a), whose determination shall be binding upon the parties.

      L. ASSIGNMENT TO BUYER'S DESIGNEES. Subject to Bankruptcy Court approval, Buyer shall have the right to assign to one or more subsidiaries of Buyer the right to purchase such of the Assets as Buyer shall determine and to designate one or more subsidiaries of Buyer to assume all or any portion of the Assumed Liabilities specified by Buyer, provided that (i) Buyer shall unconditionally guarantee the performance by each such designated subsidiary of all Assumed Liabilities assumed by such subsidiary and (ii) no such assignment or designation may be made if it would materially delay the Closing or otherwise adversely affect the prompt consummation of the transactions contemplated hereby. Any such assignee or designee of Buyer is herein called a "DESIGNEE".

      Section IV. THE CLOSING; ESCROW OF SHARES

      A. Subject to the satisfaction of all of the conditions in Sections 10, 11 and 12, the closing of the sale and transfer of the Assets (the "CLOSING") shall take place at the offices of White & Case LLP (or at such other place as the parties may designate) on the first business day after each condition specified in Sections 10, 11 and 12 has been satisfied (or waived by the party entitled to waive that condition). The date on which the Closing occurs is herein called the "CLOSING DATE."

      B. At the Closing: (i) Buyer shall pay the cash portion of the Consideration by a wire transfer in immediately available funds to the account of SA Telecom, as agent for Sellers, at __________________________ or to such other account or accounts as SA Telecom shall specify by a notice in writing to Buyer at least two business days prior to the Closing Date; (ii) EqualNet shall deliver to SA Telecom, as agent for Sellers, or (to the extent provided in Section 4(d)) to the Escrow Agent the Preferred Shares, registered in such names as SA Telecom shall reasonably specify; (iii) Buyer shall deliver to SA Telecom, as agent for Sellers, such documentation as Sellers shall reasonably specify evidencing Buyer's assumption of the Assumed Liabilities; (iv) Sellers shall deliver to Buyer a bill of sale in form and substance reasonably satisfactory to Buyer and consistent with the terms hereof and such other instruments of assignments as Buyer shall reasonably specify; and (v) Sellers and Buyer shall deliver to each other the respective documents, certificates and agreements specified in Sections 10, 11 and 12.

      C. All proceedings to be taken and all documents to be executed and delivered at the Closing shall be reasonably satisfactory in form and substance to Buyer and its counsel and to Sellers and their counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

      D. On the Closing Date a number of Preferred Shares having a value (as determined below) equal to 20% of the total Consideration to be paid to Sellers pursuant to Section 3(d) shall be placed in escrow with an escrow agent mutually acceptable to EqualNet and Sellers (the "ESCROW AGENT") pursuant to an Escrow Agreement substantially in the form of Exhibit B hereto (the "ESCROW Agreement"). The Preferred Shares so placed in escrow are herein called the "ESCROWED SHARES." For purposes of the foregoing, each Preferred Share shall be deemed to have a value equal to $27.50. The Escrowed Shares shall be released from escrow on the terms set forth in the Escrow Agreement and Section 5(b).

      Section V.  POST-CLOSING ADJUSTMENTS

      A. VERIFICATION OF REVENUE AMOUNT. 1. As soon as practicable, but in any event no later than fifteen (15) days after the Closing Date, Sellers will cause Price Waterhouse LLP (the "SELLERS' AUDITOR") to verify Sellers' calculation of the Revenue Amount. The Sellers' Auditor will deliver certified copies of its calculations (the "SELLERS' AUDITOR CERTIFICATE") simultaneously to Sellers, Buyer.

      2. If, on or prior to the 15th day following its receipt of the Sellers' Auditor Certificate, Buyer shall not have delivered to Sellers a notice ("BUYER'S NOTICE OF DISAGREEMENT") stating that Buyer disagrees with the Sellers' Auditor Certificate, the Revenue Amount shall be deemed to be finally determined for the purposes of this Agreement in accordance with the Sellers' Auditor Certificate. Buyer's Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Buyer's Notice of Disagreement has been delivered to Sellers within such 15-day period, then (x) Sellers shall have five (5) business days to review the objections set forth therein, (y) Sellers and Buyer will seek in good faith to resolve in writing such matters of disagreement specified in such Buyer's Notice of Disagreement for a period of 30 days after the delivery thereof, and (z) if no such resolution has been reached at the end of such 30-day period, the parties hereto will submit any matters remaining in disagreement to Ernst & Young (the "BUYER'S AUDITOR") for review. The Buyer's Auditor shall determine all disputed calculations relating to the Revenue Amount and shall deliver a certificate to the parties as soon as practicable, which certificate shall set forth the Buyer's Auditor's determination of the Revenue Amount (the "BUYER'S AUDITOR CERTIFICATE").

      3. If, on or prior to the 15th day following its receipt of the Buyer's Auditor Certificate, SA Telecom shall not have delivered to Buyer a notice ("SELLERS' NOTICE OF DISAGREEMENT") stating that Sellers disagree with the Buyer's Auditor Certificate, the Revenue Amount shall be deemed to be finally determined for the purposes of this Agreement in accordance with the Buyer's Auditor Certificate. Any Sellers' Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Sellers' Notice of Disagreement has been delivered to Buyer within such 15-day period, then (x) Buyer shall have five (5) business days to review the objections set forth therein, (y) Sellers and Buyer will seek in good faith to resolve in writing such matters of disagreement specified in Sellers' Notice of Disagreement for a period of 30 days after the delivery thereof, and (z) if no such resolution has been reached at the end of such 30-day period, the parties hereto will submit any matters remaining in disagreement to Arthur Andersen LLP (the "DISPUTE AUDITOR") for review;

      4. The Dispute Auditor shall determine all disputed calculations relating to the Revenue Amount and shall deliver a certificate to the parties as soon as practicable, which certificate shall set forth the Dispute Auditor's determination of the Revenue Amount (the "DISPUTE AUDITOR'S CERTIFICATE"). Upon receipt of the Dispute Auditor's Certificate, the Revenue Amount shall be deemed to be finally determined for purposes of this Agreement in accordance with such Certificate. The fees and expenses of Sellers' Auditor shall be borne by Sellers, the fees and expenses of Buyer's Auditor shall be borne by Buyer and the fees and expenses of the Dispute Auditor shall be borne 50% by Buyer and 50% by Sellers; PROVIDED that if the Dispute Auditor determines that one party's position is completely correct, then such party shall not pay any of the fees, costs and expenses charged by the Dispute Auditor and the other party shall pay all of such fees, costs and expenses.

      5. If the Revenue Amount, as set forth in the Final Auditor's Certificate is greater than or less than the Revenue Amount set forth in the Sellers' Revenue Amount Certificate, the number of Preferred Shares constituting the Consideration shall be recalculated in accordance with the provision of clause
(iv) of Section 3(d). If the Revenue Amount as so finally determined is greater than the amount set forth in the Sellers' Revenue Amount Certificate, EqualNet will, subject to compliance with applicable securities laws, deliver to Sellers additional Preferred Shares equal to the difference between the recalculated number of the Preferred Shares and the number of Preferred Shares delivered on the Closing Date. If the Revenue Amount as so finally determined is less than the Revenue Amount set forth in the Sellers' Revenue Amount Certificate, EqualNet shall cancel, and Sellers shall return to EqualNet, so many of the Preferred Shares as exceed such recalculated number of Preferred Shares. If the escrow referred to in Section 5(b) below is in effect on the date that the recalculation specified in this paragraph (iv) is made, 20% of all additional Preferred Shares to be delivered to Sellers shall be delivered instead to the Escrow Agent and shall constitute additional Escrowed Shares and 20% of all Preferred Shares required to be returned by Sellers to Buyer shall be returned by the Escrow Agent from the Escrowed Shares.

      B. ADJUSTMENT FOR POST-CLOSING MONTHLY MINUTES.

        1. On or before the Closing Date, Sellers shall calculate the average monthly Billable Minutes for each of the two full calendar months immediately preceding the month in which the Closing occurs (the "PRE-CLOSING MONTHLY MINUTES") and notify Buyer thereof, which notice shall set forth in reasonable detail Sellers' calculation thereof. On the fifth business day following the end of the first two full calendar months immediately following the month in which the Closing occurs, Buyer shall calculate the average monthly Billable Minutes for each of such two calendar months (the "POST-CLOSING MONTHLY MINUTES") in respect of all Subscribers acquired by Buyer pursuant hereto and shall notify Sellers thereof, which notice shall set forth in reasonable detail Buyer's calculation thereof. Subject to paragraph (ii) below, if the Post-Closing Monthly Minutes are at least equal to 90% of the Adjusted Pre-Closing Monthly Minutes, 100% of the Escrowed Shares shall be delivered by the Escrow Agent to SA Telecom. If the Post-Closing Monthly Minutes are more than 87% but less than 90% of the Adjusted Pre-Closing Monthly Minutes, 50% of the Escrowed Shares shall be delivered to SA Telecom, and the balance of the Escrowed Shares shall be returned to, and canceled by, Buyer. If the Post Closing Monthly Minutes are equal to or less than 87% of the Adjusted Pre-Closing Monthly Minutes, 100% of the Escrowed Shares shall be returned to, and canceled by, Buyer. All Escrowed Shares delivered by the Escrow Agent to SA Telecom shall be held by it as agent for all Sellers.

      2. Sellers' calculation of the Pre-Closing Monthly Minutes shall be verified by the Sellers' Auditor at the time Sellers' Auditor verifies the Revenue Amount. Concurrently with the delivery to Buyer of the Sellers' Auditor Certificate, Sellers' Auditor shall deliver to Buyer and the Escrow Agent a certificate setting forth the Seller's Auditor's calculation of the Pre-Closing Monthly Minutes. The Sellers' Auditor's calculation of the Pre-Closing Monthly Minutes, as set forth in the certificate referred to above, shall be conclusive unless, within 15 days after its receipt of such certificate, any EqualNet Party delivers a notice to SA Telecom and the Escrow Agent disputing such calculation, which notice shall specify in reasonable detail the nature of any disagreement. In the event of any such dispute by any EqualNet Party, such dispute shall be resolved in accordance with the provisions of Section 2(a) of the form of the Escrow Agreement attached hereto.

      3. Buyer's calculation of the Post-Closing Monthly Minutes shall be verified by the Buyer's Auditor, and the Buyer's Auditor shall deliver to Sellers and the Escrow Agent a certificate setting forth the Buyer's Auditor's calculation of the Post-Closing Monthly Minutes, which certificate shall be delivered no later than fifteen (15) days after Buyer's notice to Sellers of the Post-Closing Monthly Minutes. The Buyer's Auditor's calculation of the Post-Closing Monthly Minutes, as set forth in the certificate referred to above, shall be conclusive unless, within fifteen (15) days after its receipt of such certificate, any Seller delivers a notice to Buyer disputing such calculation, which notice shall specify in reasonable detail the nature of any disagreement. In the event of such dispute by any Seller, such dispute shall be resolved in accordance with the provisions of Section 2(b) of the form of Escrow Agreement attached hereto.

      4. Seller shall pay the fees and expenses of Sellers' Auditor for verifying the Pre-Closing Monthly Minutes and the Post-Closing Monthly Minutes, and Buyer shall pay the fees and expenses of Buyer's Auditor for verifying the Pre-Closing Monthly Minutes and the Post-Closing Monthly Minutes. Buyer shall pay all fees and expenses of the Dispute Auditor in calculating the Pre-Closing Monthly Minutes unless the Dispute Auditor determines that the Pre-Closing Monthly Minutes are more than 103% of the amount thereof calculated by Sellers' Auditor, in which case Sellers shall pay such fees and expenses of the Dispute Auditor. Sellers shall pay all fees and expenses of the Dispute Auditor in calculating the Post-Closing Monthly Minutes, unless the Dispute Auditor determines that the Post-Closing Monthly Minutes are more than 103% of the amount thereof calculated by Buyer's Auditor, in which case Buyer shall pay such fees and expenses of the Dispute Auditor.

      5. From the Closing Date until the expiration of the first two full calendar months immediately following the month in which the Closing occurs (the "RELEVANT PERIOD") Buyer shall not reduce the level or quality of services provided to Subscribers acquired by Buyer from Sellers from that provided by Sellers to such Subscribers as of the Closing Date or increase the rates charged to such Subscribers from those charged by Sellers to such Subscribers for such services as of the Closing Date; PROVIDED, HOWEVER, that Buyer shall be permitted to (x) terminate service to any Subscriber whose account is more than 60 days past due and (y) increase the rates charged to any Subscriber to the extent necessary to cover increased costs arising after the date hereof of providing Services to such Subscriber that affect the entire industry. Buyer shall take all appropriate steps during the Relevant Period (including maintenance of appropriate identifying codes) to ensure that Billable Minutes of any Subscriber acquired by the Buyer from Sellers are properly attributed to such Subscriber for purpose of determining the Post-Closing Monthly Minutes. Buyer shall also take due care to implement any network changes during the Relevant Period so as not to affect the number of billable minutes recorded for purposes of determining the Post-Closing Monthly Minutes. Buyer's calculation of the Post-Closing Monthly Minutes shall account for any unidentifiable or unbillable traffic or service disruptions resulting from any network changes.

      Section VI.  BANKRUPTCY COURT FILINGS.

      A. APPROVAL OF BREAK-UP FEE, EXPENSE REIMBURSEMENT AND UPSET PRICE.
On December 23, 1997, Sellers have filed motions with the Bankruptcy Court to approve the provisions of Section 14 relating to the Break-up Fee, the Expense Reimbursement and the Upset Price and have given notice thereof as required by the Bankruptcy Court, and on January 8, 1998 the Bankruptcy Court entered an order (the "PAYMENT ORDER") granting such approval.

      B. SCHEDULING OF AUCTION SALE AND APPROVAL OF SALE PROCEDURE. On December 23, 1997 Sellers filed a motion with the CEDURE Bankruptcy Court for an order scheduling an auction sale of the Assets and setting forth the procedures for such auction sale and on January 9, 1998 the Bankruptcy Court entered such order (the "SCHEDULING ORDER").

      C. MOTION TO APPROVE SALE. As promptly as practicable after the date hereof, but in any event no later than January 16, 1998, Sellers shall file motions with the Bankruptcy Court for an order approving the sale of the Assets pursuant to ss. 363(b) and 363(f) of the Bankruptcy Code and authorizing Sellers to assume and assign the Designated Contracts pursuant to ? 365 of the Bankruptcy Code and authorizing Sellers to execute and deliver such instruments as Sellers are required to execute and deliver pursuant to the terms of this Agreement. Sellers shall give prompt notice of such motions, in accordance with Rules 6004 and 6006 of the Bankruptcy Rules, to the U.S. Trustee, to all other parties in interest who have filed a notice of appearance in the Bankruptcy Cases and as directed by the Bankruptcy Court. As part of the motion to approve the sale, Sellers shall request that the Bankruptcy Court's order provide that
(i) Buyer is acting and has acted in good faith and is entitled to the protections of a buyer under Section 363(m) of the Bankruptcy Code; (ii) notice of the transactions contemplated by this Agreement has been properly given;
(iii) the transfer of the Assets by Sellers to Buyer will be a legal, valid and effective transfer of the Assets notwithstanding any requirement for approval or consent by any Person; (iv) title to the Assets will be transferred to Buyer free and clear of (x) all Liens and claims, other than Permitted Liens, and (y) all rights or options to effect any forfeiture, modification or termination of Sellers' or Buyer's interest in the Assets by reason of such transfer, and any such Liens or claims which existed prior to the sale of the Assets shall attach to the Consideration paid to the Sellers; (v) neither Buyer nor EqualNet shall be deemed to be a successor to Sellers for any purpose, including claims arising out of the Employee Benefit Plans, other than ? 1145(a) of the Bankruptcy Code;
(vi) in the event the Preferred Shares are distributed to the creditors or equity security holders of any of Sellers in exchange for a claim against or interest in any of the Sellers in connection with plans or reorganization of Sellers, EqualNet shall be deemed to be persons that participate in good faith in the offer, issuance or sale of a security offered or sold under the plan or plans of the Sellers as provided in ? 1125(e) of the Bankruptcy Code and a successor of the Sellers solely for purposes of Section 1145 of the Bankruptcy Code; and (vii) the transfer of the Assets to Buyer is not subject to taxation under any state or local law imposing a stamp or similar tax in accordance with ss. 1146(c) and 105 of the Bankruptcy Code.

      D. REVIEW BY BUYER. Sellers will provide Buyer and EqualNet with a reasonable opportunity to review and comment upon all motions, applications and supporting papers prepared by Sellers relating to this Agreement (including forms of orders and notices to interested parties) prior to the filing thereof in the Bankruptcy Cases.

      Section VII. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers hereby represent and warrant to Buyer and EqualNet as follows:

      A. ORGANIZATION AND GOOD STANDING. Each Seller is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each Seller has all requisite corporate power to carry on its business as it is now being conducted and to own, lease or otherwise hold the Assets owned, leased or held by it.

      B. AUTHORITY. Each Seller has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Sellers of this Agreement and the other Transaction Documents to which any of them is a party, including, without limitation, the sale of the Assets contemplated hereby, have all been duly and effectively authorized by each of the Sellers' Board of Directors. No other corporate proceedings on the part of the Sellers are necessary to authorize this Agreement and the other Transaction Documents and the transactions contemplated herein and therein.

      C. EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by each Seller and when approved by the Bankruptcy Court (and assuming the due execution and delivery of this Agreement by Buyer) will constitute, the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, subject to all orders of the Bankruptcy Court (including the Sale Order). When executed and delivered by each Seller and Buyer and when approved by the Bankruptcy Court, each of the other Transaction Documents to which any Seller is a party will constitute the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, subject to all orders of the Bankruptcy Court (including the Sale Order).

      D. NO CONFLICT. Assuming the approval of this Agreement by the Bankruptcy Court, neither the execution and delivery of this Agreement or the other Transaction Documents to which any Seller is a party, nor the consummation by Sellers of the transactions contemplated herein and therein, nor the compliance by Sellers with any of the provisions hereof or thereof will (with or without the giving of notice or the passage of time) (i) violate, conflict with, result in a breach of, or constitute a default under (x) the certificate of incorporation or by-laws of any Seller or (y) any contract, agreement, instrument, security, lease or license to which any Seller is a party or by which it or any of its assets or properties may be bound, or (ii) violate any law, regulation or any order of any Governmental Entity applicable to any Seller or any of its assets other than, in the case of clause (i), any violation, conflict, breach or default which, individually or in the aggregate, would not materially adversely affect the Assets or materially impair or delay the ability of Sellers to perform their obligations hereunder.

      E. GOVERNMENTAL APPROVALS. The only approvals, licenses, permits or authorizations of, or filing or qualifications with, any Governmental Entity required to be obtained or made by Sellers to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which any Seller is a party (other than the Sale Order and other required Bankruptcy Court orders) are those specified in Schedule 7(e) hereto.

      F. LEGAL PROCEDINGS. Except for the Bankruptcy Cases, there are no Legal Proceedings pending or, to the knowledge of Sellers, threatened that question the validity of this Agreement or any other Transaction Document to which any Seller is a party or any action taken or to be taken by Sellers in connection with the consummation of the transactions contemplated hereby or thereby. All Legal Proceedings relating to the Business pending or, to the knowledge of Sellers, threatened in which any Seller is or would be the defendant and which, if adversely determined, would have a material adverse effect on the Assets or would result in a judgment against any Sellers, not covered by insurance, exceeding $10,000 are set forth in SA Telecom's Report on Form 10-K for its fiscal year ended December 31, 1996, its Report on Form 10-Q for its fiscal quarter ended June 30, 1997 or in Schedule 7(f).

      G. COMPLIANCE WITH LAW. Except for violations of law asserted in the Legal Proceedings referred to in Section 7(f), Sellers are in compliance with all federal, state and local laws, regulations, permits, orders and decrees, including those relating to protection of the environment and employee health and safety ("LEGAL REQUIREMENTS"), except for any failure to comply which would not, alone or in the aggregate, have a material adverse effect on the Assets. Nothing in this Section 7(g) is intended to address any compliance issue that is specifically addressed by any other representation or warranty set forth herein.

      H. DESIGNATED CONTRACTS. To Sellers' knowledge, other than (i) payment defaults listed in Schedule 7(h) or in the Schedule of Liabilities filed by Sellers with the Bankruptcy Court and (ii) defaults triggered by the financial condition or insolvency of the Sellers or the existence of the Bankruptcy Cases, Sellers and all other parties to the Designated Contracts are in compliance with the provisions thereof. Other than as set forth on Schedule 7(h), Sellers have not received notice that any event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default under any Designated Contract. The copies of the Designated Contracts provided to Buyer by Sellers pursuant to Section 9(l) shall be true and complete copies of such Designated Contracts.

      I. TITLE TO ASSETS. Except for Liens securing the DIP Financing, Liens covering real estate owned by Sellers or Liens listed or described on Schedule 7(i) and except for lessors' interest in assets leased by Sellers, Sellers have good and valid title to all Assets, free and clear of all Liens.

      J. INTELLECTUAL PROPERTY AND INTANGIBLES. Except as set forth on
Schedule 7(j), Sellers own the entire right, title and interest in and to the Intellectual Property, if any, and Intangibles included in the Assets (including, without limitation, the right to use and license the same). Except as set forth in Schedule 7(j), there are no pending or, to the knowledge of the Sellers, threatened actions of any nature affecting the Intellectual Property or Intangibles. Schedule 7(j) lists all notices or claims concurrently pending or received by Sellers that claim infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations and applications, trade secrets, technical knowledge, know-how or other confidential proprietary information relating to the Assets. All letters patent, registrations and certificates issued by any Governmental Entity relating to any of the Intellectual Property or Intangibles and all licenses and other agreements pursuant to which Sellers use any of the Intellectual Property or Intangibles are valid and subsisting, have been properly maintained and, to the knowledge of Sellers, neither Sellers nor any other persons are in material default or violation thereunder.

      K. PERMITS, LICENSES AND TARIFFS. The permits listed on Schedule 7(k) represent all material permits, tariffs, authorizations, variances, exemptions, orders and approvals from Governmental Entities required to be held by Sellers in order to conduct the Business substantially in the manner heretofore conducted.

      L. EMPLOYEE BENEFIT PLANS; LABOR AGREEMENTS. Except as set forth on
Schedule 7(l), (i) Sellers do not maintain or contribute to, are not required to contribute to, and are not a party to or a participating employer of, any Employee Benefit Plans and (ii) Sellers are not parties to any collective bargaining or other labor agreements.

      M. NO BORKERS. Such Seller has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby or by the other Transaction Documents.

      N. INVESTOR REPRESENTATIONS. Sellers understand that the Preferred Shares have not been registered under the Securities Act and that the transferability thereof is restricted as provided in Section 3(e). Sellers recognize that ownership of the Preferred Shares involves a high degree of risk including, but not limited to, the risk of economic losses from the EqualNet Parties' operations and the total loss of investment. Sellers have been furnished by EqualNet with copies of all reports filed by EqualNet under the Securities Exchange Act of 1934, as amended, since June 30, 1995.

      O. SUBSCRIBERS. Sellers have heretofore delivered, or prior to the Closing Date will deliver, to Buyer a complete and correct list of the names, addresses and account information of all Subscribers of Sellers as of a date close to the date of such delivery, including the security deposits paid by each Subscriber. All of Sellers' rights and interests to all accounts of the Subscribers to the Services of Sellers are assignable to Buyer without the consent of the Subscribers.

      P. EMPLOYEES. Each Seller acknowledges and agrees that Buyer may, but shall not be required to, offer employment to and employ any employees or officers of Sellers following the Closing Date. Notwithstanding the foregoing, Sellers have assumed that Buyer will not hire any employees or officers of Sellers and Sellers have given, or prior to the Closing Date will give, all notices (if any) required by the Worker Adjustment and Retraining Notification Act (WARN) as if all of Sellers' employees and officers will be terminated by Sellers as of the Closing Date.

      Q. SPC. If the SPC is established pursuant to Section 9(j), it shall be a corporation duly organized and validly existing under the laws of the State of Delaware and shall have all requisite power to hold the assets transferred to it by Sellers. The shares of the SPC transferred to Buyer on the Closing Date shall constitute all outstanding shares of the capital stock of the SPC and all such shares shall be duly issued, fully paid and non-assessable.

      R. SCHEDULES. All Schedules delivered to Buyer by Sellers pursuant to
Section 7 are complete and correct.

      S. SELLERS. The subsidiaries of SA Telecom named as Sellers in this Agreement are all the operating subsidiaries of SA Telecom and own all the operating assets of the Business.

      Section VIII. REPRESENTATIONS AND WARRANTIES OF BUYER. Each EqualNet Party hereby represents and warrants to each Seller as follows:

      A. ORGANIZATION AND GOOD STANDING. Each EqualNet Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power to carry on its business as it is now being conducted and contemplated to be conducted after the Closing.

      B. AUTHORITY; EXECUTION AND DELIVERY. Each EqualNet Party has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party, to purchase the Assets in accordance with the terms hereof (in the case of Buyer) and to issue to Sellers the Preferred Shares (in the case of EqualNet). The execution, delivery and performance by each EqualNet Party of this Agreement and the other Transaction Documents to which it is a party, including, without limitation, the purchase of the Assets contemplated hereby and the issuance to Sellers of the Preferred Shares, have all been duly and effectively authorized by each EqualNet Party's Board of Directors. No other corporate proceedings on the part of any EqualNet Party are necessary to authorize this Agreement, the other Transaction Documents, the issuance of the Preferred Shares to Sellers pursuant hereto and the transactions contemplated herein and therein. This Agreement has been duly executed and delivered by each EqualNet Party and (assuming the due execution and delivery of this Agreement by each Seller) constitutes the legal, valid and binding obligation of each EqualNet Party enforceable against it in accordance with its terms, subject to the orders of the Bankruptcy Court (including the Sale Order). When executed and delivered by the EqualNet Party and each Seller party thereto and approved by the Bankruptcy Court, each of the other Transaction Documents to which Buyer is a party will constitute the legal, valid and binding obligation of each EqualNet Party enforceable against it in accordance with its terms, subject to all orders of the Bankruptcy Court (including the Sale Order).

      C. NO CONFLICTS, ETC. Neither the execution and delivery of this Agreement or the other Transaction Documents to which an EqualNet Party is a party nor the issuance to Sellers of the Preferred Shares, nor the consummation by the EqualNet Parties of the transactions contemplated herein and therein nor the compliance by the EqualNet Parties with any of the provisions hereof or thereof will (with or without the giving of notice or the passage of time) (i) violate, conflict with, result in a breach of, or constitute a default under (x) the certificate or articles of incorporation or by-laws of any EqualNet Party or (y) any contract, agreement, instrument, security, lease or license to which any EqualNet Party is a party or by which it or any of its assets or properties may be bound, or (ii) violate any law, regulation or any order of any Governmental Entity applicable to any EqualNet Party or any of its assets other than, in the case of clause (i), any violation, conflict, breach or default which, individually or in the aggregate, would not materially impair or delay the ability of the EqualNet Parties to perform their respective obligations hereunder or impair the validity or value of the Preferred Shares.

      D. GOVERNMENTAL APPROVALS. The only approvals, licenses, permits or authorizations of, or filings or qualifications with, any Governmental Entity required to be obtained or made by any EqualNet Party to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which any EqualNet Party is a party (other than the Sale Order and other required Bankruptcy Court orders) are those specified in Schedule 8(d) hereto.

      E. PREFERRED SHARES. Upon the delivery thereof to Sellers or the Escrow Agent pursuant to Sections 3(d) or 5(b), the Preferred Shares will be duly authorized, fully paid and non-assessable and will not be issued in violation of any preemptive rights. Subject to the escrow of the Escrowed Shares in accordance with Section 4(d) and the Escrow Agreement and the security interest thereon in favor of Greyrock in respect of the Greyrock Financing, the Preferred Shares will be delivered to Sellers free from any Liens.

      LEGAL PROCEEDINGS. Except for the Bankruptcy Cases and as set forth in EqualNet's Report on Form 10-K for the fiscal year ended June 30, 1997, EqualNet's Report on Form 10-Q for the quarterly period ended September 30, 1997 or in Schedule 8(f), there are no Legal Proceedings pending or, to the knowledge of any EqualNet Party, threatened that question the validity of this Agreement or any other Transaction Document to which any EqualNet Party is a party or any action taken or to be taken by any EqualNet Party in connection with the consummation of the transactions contemplated hereby or thereby or which, if adversely determined, would have a material adverse effect on the financial condition, business or operations of any EqualNet Party.

      G. FINANCING. On the Closing Date, Buyer will have sufficient funds to effect the Closing and consummate the transactions contemplated by this Agreement.

      H. FINANCIAL STATEMENTS AND REPORTS. EqualNet's financial statements for its fiscal year ended June 30, 1997 and for its fiscal quarter ended September 30, 1997 contained in EqualNet's Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission, copies of which have heretofore been delivered by EqualNet to Sellers, have been, and EqualNet's financial statements in all such Reports delivered to Sellers on or before the Closing Date pursuant to Section 9(b) will be, prepared in accordance with GAAP applied consistently with past practice and present and will present fairly, in all materials respects, the consolidated financial position and results of operations of EqualNet at and for the fiscal periods specified therein, subject (in the case of unaudited interim financial statements) to normal year end audit adjustments. Said Reports do not and will not contain any untrue statement of a material fact, and do not and will not omit to state any material fact necessary to make the statements contained therein not misleading.

      I. NO BROKERS. Neither EqualNet Party has entered into any agreement, arrangement or understanding with any Person which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

      Section IX.  CERTAIN COVENANTS AND AGREEMENTS

      A. ACCESS TO FACILITIES OF SELLERS. From and after the date hereof, each EqualNet Party and its employees, agents and representatives, upon reasonable notice to Sellers, shall have full access to all books, records, facilities and personnel of Sellers. Each Seller shall make available to each EqualNet Party, upon reasonable prior notice for examinations and reproduction (at Buyer's expense), all documents and data of every kind and character relating to the Assets in possession or control of, or subject to reasonable access by, such Seller, including, without limitation, all files, records, data and information relating to the Assets (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Each Seller shall also allow each EqualNet Party reasonable access to, and the right to inspect, the Assets of such Seller during normal business hours and upon reasonable prior notice.

      B. ACCESS TO INFORMATION AND REPORTS OF EQUALNET PARTIES. If so requested by Sellers, upon reasonable prior notice, each EqualNet Party shall cause its officers, directors and representatives to meet with Sellers' officers, directors or representatives at EqualNet's offices for the purpose of permitting such officers, directors and representatives of Sellers to ask questions of, and receive answers to such questions from, such officers and representatives of such EqualNet Party concerning the business and operations of such EqualNet Party and to obtain any additional information regarding EqualNet to the extent reasonably available. EqualNet shall deliver to Sellers copies of all final reports and final proxy statements filed by EqualNet under the Securities Exchange Act of 1934, as amended, at any time after September 30, 1997 and prior to the Closing Date.

      C. CONFIDENTIALITY. The parties hereto have heretofore entered into a Confidentiality Agreement in connection with the transactions contemplated hereby (as from time to time amended, the "CONFIDENTIALITY AGREEMENT"). During the period through the Closing Date and (in the event for any reason the Closing under this Agreement does not occur) thereafter each party shall keep, and cause its affiliates, employees and representatives to keep, strictly confidential in accordance with the terms of the Confidentiality Agreement, all information of any kind relating to the other parties, their business, assets or operations obtained by such party in connection with this transaction and not otherwise publicly available or learned through third-parties under no confidentiality obligation, whether learned before or after the date hereof, and shall not use any such information for any purposes whatsoever nor disclose any such information to any third party. If this Agreement shall terminate for any reason, each party shall immediately return all documents or other writings received from any other party or copied by such party and shall destroy any other writings containing any of such information.

      D. CONDUCT OF SELLERS' BUSINESS. Subject to (i) orders of the Bankruptcy Court, (ii) the DIP Financing Documents, (iii) applicable duties, obligations and limitations of a debtor in bankruptcy proceedings under the Bankruptcy Code and (iv) Sellers' financial condition and cash availability, from the date hereof up to and including the earlier of the Closing Date or the termination of this Agreement, Sellers will use their reasonable good faith efforts to (x) cause their business to be conducted only in the ordinary course (except that Sellers will have no obligation to solicit or obtain new customers or (except when necessary to operate the Business in the ordinary course) retain personnel) and (y) do, or as the case may be not do the following:

            a. maintain in full force and effect Sellers' insurance policies insofar as they cover any of the Assets;

            b. maintain Sellers' books and records in the manner consistent with past practices and in any event in a commercially reasonable manner;

            c. preserve the Assets intact as well as the present relationships of Sellers with persons having significant relationships therewith;

            d. not sell, lease, transfer or dispose of any Assets (other than the transfers to the SPC specified in Section 9(j));

            e. not terminate any contract, agreement, license or other instrument to which such Seller is a party constituting or relating to the Assets, other than for any such termination in the ordinary course which would not have a material adverse effect on the Assets;

            f. to the extent that failure to do so would have a material adverse effect on the Assets, pay or cause to be paid all post-petition costs and expenses incurred in connection with the operation of Sellers' assets or their bankruptcy proceedings in a timely manner and, to the extent permitted by the Bankruptcy Code, keep all material contracts in full force and effect;

            g. comply with all applicable Legal Requirements except when failure to do so would not have a material adverse effect on the Business or the Assets;

            h. retain all Subscribers in existence on the date of this Agreement; and

            i. not compromise or discount any account receivable except for compromises of billing disputes with Subscribers in the ordinary course of business.

      E. MUTUAL COOPERATION. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder (including, without limitation, the entering of the Sale Order), to assume and assign all agreements necessary for the transfer to Buyer of the Assets, and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

      F. CONSENTS AND PERMITS. Sellers and the EqualNet Parties shall use all reasonable efforts to obtain any consents, approval, permit, order or authorization of any Governmental Entities and other third parties required for the purchase and sale of the Assets and the other transactions contemplated hereby, including all approvals, authorizations, permits and consents specified in Schedules 7(e) and 8(d).

      G. INFORMATION. From and after the date hereof until the Closing Date, (x) Sellers shall keep the EqualNet Parties fully informed with respect to all material developments relating to the Assets and shall promptly comply with any reasonable requests of any EqualNet Party for Sellers to provide it with information with respect to the Assets and (y) the EqualNet Parties shall keep Sellers fully informed with respect to all material developments affecting the EqualNet Parties, their business, assets and or capital stock. Any such information provided by Sellers or the EqualNet Parties shall be true and correct to the best knowledge of the party providing such information.

      H. NON-SOLICITATION. If the Closing does not take place, no EqualNet Party will (i) prior to December 31, 1999, solicit any subscribers of any Seller who were such subscribers on the date hereof or any day prior to the termination of this Agreement, except for solicitations directed to the public at large and not to specific subscribers of Sellers and (ii) prior to February 28, 1998, solicit for employment, consulting or other relevant services any officers or employees of any Seller except with the consent of SA Telecom or solicitations directed to the public at large and not to specific officers or employees of any Seller.

      I. EVIDENCE OF BUYER'S ABILITY TO CLOSE. If so requested by Sellers, Buyer shall promptly furnish to Sellers evidence reasonably satisfactory to Sellers that Buyer has, or on the Closing Date will have, sufficient funds to consummate the transactions contemplated hereby.

      J. ESTABLISHMENT OF SPC. Prior to the Closing Date, if so requested by Buyer (and provided the same can be effected without a material disruption of Sellers' Business and at no material cost to Sellers), Sellers shall, subject to the approval of the Bankruptcy Court, establish a Delaware corporation (the "SPC") to which all Sellers will transfer all carrier identification codes, their Subscriber accounts and all other Assets reasonably specified by Buyer which are necessary to provide services to such Subscribers in connection with such transfer of such carrier identification codes. The shares of the SPC's capital stock shall be allocated among Sellers as agreed to by Sellers so as to reflect their respective contribution of assets to the SPC. Promptly after such transfer to the SPC, each transferor shall give notice thereof to BELLCORE. The SPC shall engage in no business other than holding the carrier identification codes and the Subscriber accounts transferred to it and activities directly incidental thereto and shall incur no indebtedness or liabilities to any Person.

      K. LIENS IN FAVOR OF GREYROCK. Buyer acknowledges that the Assets will be transferred to it subject to the Liens thereon in favor of Greyrock, and Buyer agrees that the Assets will remain subject to such Liens after the Closing Date until payment of the Greyrock Facility assumed by Buyer. Without limiting the generality of the foregoing, Buyer agrees that stock of the SPC, if required to be delivered to Buyer on the Closing Date, will be pledged by it to Greyrock to secure the Greyrock Facility. Buyer further agrees to grant to Greyrock a perfected senior Lien on all accounts receivable arising after the Closing Date generated from Subscribers acquired by Buyer from Sellers, which Lien shall secure all amounts of the Greyrock Facility assumed by Buyer and shall be evidenced by a UCC-1 Financing Statement and Security Agreement containing provisions identical to the Greyrock Facility.

      L. DESIGNATED CONTRACTS. Promptly upon Buyer's request, Sellers shall provide Buyer with true and correct copies of the Designated Contracts.

      M. SCHEDULES. Sellers shall, as soon as practicable but in any event no later than January 23, 1998 deliver to Buyer all Schedules specified in Section 7 or Sections 3(a) and 3(b) to the extent not attached hereto on the date hereof. Buyer shall, within five (5) business days after the delivery of any such Schedule to it, notify Sellers whether Buyer is satisfied with the terms thereof or the information contained therein. The EqualNet Parties shall deliver to Sellers as soon as practicable but in any event no later than January 20, 1998 the schedule of Designated Contracts specified in clause (iv) of Section 3(a). Buyer and Sellers shall co-operate to complete all other Schedules hereto on or before January 23, 1998 (or such later date as shall be agreed to by all parties), which other Schedules shall be satisfactory to all parties hereto. All Schedules attached hereto or delivered by any party pursuant hereto are an integral part of this Agreement.

      Section X. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

      A. BANKRUPTCY COURT APPROVAL. The Payment Order and the Scheduling Order shall have been entered by the Bankruptcy Court and shall contain terms and conditions reasonably satisfactory to Buyer and Sellers. The Bankruptcy Court shall have entered an order (the "SALE ORDER") approving the transactions contemplated by this Agreement, any motion for rehearing or reconsideration of the Sale Order shall have been denied, the time allowed for appeals of the Sale Order shall have expired without appeals being taken or if the Sale Order shall have been appealed, no stay thereof shall be in effect. The Sale Order shall provide that (i) this Agreement and the transactions contemplated herein are approved; (ii) the transfer of the Assets by Sellers to Buyer will be a legal, valid and effective transfer of the Assets notwithstanding any requirement for approval or consent by any Person; (iii) the Sellers have good and valid title to the Assets and such title shall be transferred to Buyer or its designees free of (x) all Liens and claims, other than Permitted Liens, and (y) all rights or options to effect any forfeiture, modification or termination of Sellers' or Buyer's interest in the Assets by reason of such transfer, and any such Liens or claims which existed prior to the sale of the Assets shall attach to the Consideration paid to the Sellers; (iv) Buyer is purchasing the Assets in good faith within the meaning of ? 363(m) of the Bankruptcy Code; (v) the consideration to be paid by Buyer for the Assets is fair and reasonable; (vi) there exist exigent business reasons for the sale of the Assets contemplated hereby; (vii) such sale is in the best interests of the Sellers' estates, their creditors and equity security holders; (viii) there has been proper and adequate notice given to all parties required by law to receive notice of the sale; (ix) the Assets have been adequately marketed and will lose value absent a sale; (x) the requirements of ? 363 of the Bankruptcy Code have been met; (xi) provided a plan of reorganization for Sellers is confirmed in the Bankruptcy Cases, the issuance and sale of the Preferred Shares is exempt from registration under the Securities Act and all applicable state securities laws pursuant to Section 1145 of the Bankruptcy Code and neither Buyer nor EqualNet shall be deemed to be a successor to the Sellers for any purpose, including claims arising out of the Employee Benefit Plans, other than ?1145 of the Bankruptcy Code; and (xii) in accordance with Sections 1146(c) and 105(a) of the Bankruptcy Code, the transfer of the Assets to Buyer is not subject to taxation under any state or local law imposing a stamp or similar tax on such transfer. The Sale Order shall not impose any material obligations on the EqualNet Parties or Sellers not contemplated herein. Nothing in this Agreement shall preclude Sellers or Buyer from consummating the transactions contemplated herein if Buyer, in its sole discretion, waives the requirement that the Sale Order or any other order shall have become final orders. No notice of such waiver of this or any other condition to Closing need be given except to Sellers, as explicitly required in this Agreement, it being the intention of the parties hereto that Buyer shall be entitled to, and is not waiving, the protection of Section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if the Closing occurs in the absence of final orders.

      B. NO ADVERSE PROCEEDINGS. There shall not be outstanding any injunction, decree or order of any court or Governmental Entity prohibiting the consummation of the transactions contemplated by this Agreement that remains in effect following entry of the Sale Order.

      C. NO CHANGE IN LAW. There shall not have been any action taken or any statute enacted by any Governmental Entity that would render the parties unable to consummate the transactions contemplated hereby or make the transactions contemplated hereby illegal or prohibit the consummation of the transactions contemplated hereby.

      D. GOVERNMENTAL APPROVALS AND CONSENTS. Sellers and the EqualNet Parties shall have obtained all approvals and consents from all Governmental Entities specified in Schedule 10(d).

      E. EXCROW AGREEMENT. The Escrow Agent shall have executed the Escrow Agreement.

      Section XI. CONDITIONS TO OBLIGATIONS OF BUYER. In addition to the conditions set forth in Section 10, the obligation of the EqualNet Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by the EqualNet Parties, on or prior to the Closing Date, of the following conditions:

      A. BANKRUPTCY COURT ORDERS; EVIDENCE OF SERVICE. Sellers shall have delivered to Buyer copies of the Payment Order, the Scheduling Order and the Sale Order and appropriate proof of service demonstrating service of the Scheduling Order in accordance with the terms thereof.

      B. REPRESENTATIONS AND WARRANTIES OF SELLERS. The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on such date, and Sellers shall have delivered to Buyer a certificate dated the Closing Date to such effect, signed by an officer of SA Telecom.

      C. CORPORATE ACTION. At the Closing Sellers shall deliver to Buyer certified copies of board of directors resolutions approving the execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder.

      D. SELLERS' PERFORMANCE. Each of the obligations of Sellers to be performed on or before the Closing Date, pursuant to the terms of this Agreement shall have been duly performed in all material respects by the Closing Date.

      E. INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, each Seller shall have delivered to Buyer a bill of sale in form and substance reasonably satisfactory to Buyer and consistent with the terms hereof, as well as such other instruments of assignment, conveyance and transfer as Buyer shall reasonably require.

      F. MATERIAL CONSENTS. The EqualNet Parties shall have obtained the third-party consents listed on Schedule 11(f) hereto.

      G. ESCROW AGREEMENT. Sellers shall have executed the Escrow Agreement.

      H. SELLERS' REVENUE AMOUNT CERTIFICATE. SA Telecom shall have delivered the Sellers' Revenue Amount Certificate to Buyer.

      I. PRE-CLOSING MONTHLY MINUTES CERTIFICATE. SA Telecom shall have delivered to Buyer a certificate as to the Adjusted Pre-Closing Monthly Minutes.

      J. ADDITIONAL MATTERS. Buyer shall have received such additional documents, instruments or items of information reasonably requested by it from Sellers in respect of any aspect of the transactions contemplated hereby. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to herein shall be reasonably satisfactory in form and substance to Buyer and its counsel.

      K. Buyer shall have received all Schedules to this Agreement and shall be satisfied with the information set forth therein.

      L. SPC. If so requested by Buyer at least ten days prior to the Closing Date, the SPC shall have been established and all assets required to be transferred thereto pursuant to Section 9(j), to the extent assignable, shall have been so transferred, and Buyer shall have received stock certificates, duly endorsed by the registered owners thereof, representing all shares of the capital stock of the SPC.

      M. NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change after the date hereof in the Assets, Business or operations of Sellers, taken as a whole, and Sellers shall have delivered to Buyer a certificate dated the Closing Date and signed by an officer of SA Telecom to such effect and further certifying that since the date of this Agreement Sellers have caused their business to be conducted only in the ordinary course (which certificate may be qualified as being to the best knowledge and belief of such officer).

      Section XII. CONDITIONS TO OBLITGATIONS OF SELLERS. In addition to the conditions set forth in Section 10, the obligations of Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment, or the waiver by Sellers, on or prior to the Closing Date of the following conditions:

      A. REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of each EqualNet Party contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on such date, and the EqualNet Parties shall have delivered to Sellers a certificate dated the Closing Date to such effect, signed by an officer of Buyer.

      B. CORPORATE ACTION. At the Closing the EqualNet Parties shall deliver to Sellers certified copies of board of director resolutions approving the execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance of the Preferred Shares to Sellers and the transactions contemplated hereunder and thereunder.

      C. EQUALNET PARTIES' PERFORMANCE. Each of the obligations of the EqualNet Parties to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects by the Closing Date.

      D. MATERIAL CONSENTS. Sellers shall have obtained the third-party consents listed on Schedule 12(d) hereto.

      E. ESCROW AGREEMENT. The EqualNet Parties shall have executed the Escrow Agreement.

      F. PREFERRED STOCK PROVISIONS. The terms of the Preferred Stock Provisions shall be consistent with the terms of Section 3(d) and Exhibit A and shall otherwise be reasonably acceptable to Sellers.

      G. CONDISERATION. The EqualNet Parties shall have paid and delivered the Consideration (other than the Escrowed Shares) to or for the account of Sellers and shall have delivered the Escrowed Shares to the Escrow Agent.

      H. DISCHARGE OF WILLIS GROUP DIP FINANCING. To the extent that the Willis Group DIP Financing exists, the Willis Group shall have delivered to Sellers written confirmation that Buyer has paid and discharged all obligations of Sellers in respect of the Willis Group DIP Financing.

      I. ADDITIONAL MATTERS. Sellers shall have received such additional documents, instruments or items of information reasonably requested by them in respect of any aspect of the transactions contemplated hereby. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to herein shall be reasonably satisfactory in form and substance to Sellers and their counsel.

      J. NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the financial condition or results of operations of EqualNet from that reflected in its financial statements at and for the period ending September 30, 1997.

      Section XIII. TERMINATION

      A. TERMINATION. This Agreement may be terminated by written notice at any time:

            1. by mutual consent of the EqualNet Parties and Sellers;

            2. by either the EqualNet Parties or Sellers if there shall be in effect a final nonappealable order of a court of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            3. by either the EqualNet Parties or Sellers (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within fifteen (15) days following written notice (which shall state that it is a "Notice of Default") to the party committing such breach or which breach, by its nature, cannot be cured prior to the Closing, and which breach, individually or together with all other such breaches, would have a material adverse effect on the Assets or Sellers' ability to consummate the transactions contemplated hereby, in the case of breaches by Sellers, or a material adverse effect on the EqualNet Parties' ability to consummate the transactions contemplated hereby or the value of the Preferred Shares, in the case of breaches by an EqualNet Party;

             4. by either the EqualNet Parties or Sellers (provided that the terminating party is not then in material breach of any representation, warranty, covenant or the agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within fifteen (15) days following receipt by the breaching party of written notice of such breach from the other party hereto, which notice shall state that it is a "Notice of Default";

             5. by any party (unless such party is in default under this Agreement) if the Sale Order is not entered on or before February 16, 1998 or if the Closing does not occur on or before February 28, 1998;

             6. upon entry of an order of the Bankruptcy Court approving the sale of all or a material portion of the Assets to a Person other than Buyer or its Designees; or

             7. pursuant to an order of the Bankruptcy Court.

      B. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 13(a), this Agreement, other than the provisions of this Section 13 and Sections 9(c), 9(h), 14(b), 17 and 18 and, to the extent applicable, Section 16, shall forthwith become wholly void and of no further force and effect; PROVIDED, HOWEVER, that the termination of this Agreement shall not relieve any party hereto from any liability hereunder which accrued prior to such termination.

      C. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other right or the seeking of any other remedies against any other party hereto.

      D. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the EqualNet Parties on the one hand, and the Sellers on the other, would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that each shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and/or the remedy of specific performance hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

      Section XIV. BREAK-UP PROVISIONS AND BIDDING PROCEDURE.

      A. UPSET PRICE. Sellers shall be entitled to solicit higher and better offers for the Business and the Assets from third parties, provided that (i) Sellers shall require that any such offer for the Assets have a fair market value (including the amount of Sellers' liabilities to be assumed) at least $500,000 greater than the fair market value of the sum of the Consideration and the Assumed Liabilities (the "UPSET PRICE") and (ii) Sellers shall not sell the Assets to any Person whose offer, as determined jointly by Sellers and the Creditors' Committee, with the approval of the Bankruptcy Court, does not have a fair market value at least equal to the Upset Price.

      B. PAYMENT OF BREAK-UP FEE AND REIMBURSEMENT OF EXPENSES. If, following the execution of this Agreement by all parties hereto, any third party or parties (other than Buyer or its affiliates) acquire, for consideration other than the cancellation of indebtedness or the extension of trade credit terms by vendors, 50% or more of, or 50% or more of an interest in, the Assets or equity in Sellers (the "OTHER ACQUISITION"), whether such Other Acquisition is accomplished by means of an asset sale, stock sale, merger, consolidation, reorganization or other business combination, and regardless of whether such Other Acquisition is accomplished pursuant to a plan of reorganization in the Bankruptcy Cases or a sale pursuant to section 363(b) of the Bankruptcy Code, then upon the closing of such Other Acquisition (or upon the effective date of a plan of reorganization for Sellers in the Bankruptcy Cases accomplishing the same), Sellers shall (i) reimburse the EqualNet Parties for up to $100,000 of the EqualNet Parties' aggregate expenses (including reasonable attorneys' fees) incurred by them in connection with the transactions contemplated hereby (the "SALE EXPENSE REIMBURSEMENT"), and (ii) pay to Buyer a fee of $300,000 (the "BREAK-UP FEE"). If by February 13, 1998, a sale hearing pursuant to section 363(b) of the Bankruptcy Code has not been held and concluded by the Bankruptcy Court, then Sellers shall reimburse the EqualNet Parties for up to $100,000 of the aggregate expenses (including reasonable attorneys' fees) incurred by them in connection with the transactions contemplated hereby (the "RESTRUCTURING EXPENSE REIMBURSEMENT", and collectively with the Sale Expense Reimbursement, the "EXPENSE REIMBURSEMENTS"). If due and payable in accordance with the terms hereof, Sellers shall pay the EqualNet Parties the approved Restructuring Expense Reimbursement on March 31, 1998. To the extent of any inconsistency between the foregoing provisions of this Section 14(b) and the Payment Order, the Payment Order shall prevail; provided, HOWEVER, that notwithstanding the foregoing provisions of this Section 14(b), Buyer shall not be entitled to the Break-Up Fee or Expense Reimbursement (i) if this Agreement is terminated by Sellers pursuant to clause (iii) or (iv) of Section 13(a) prior to the approval by the Bankruptcy Court of an Other Transaction, (ii) if Buyer breaches its covenants contained in Section 9(i) or (iii) if Buyer fails to purchase the Assets on the Closing Date notwithstanding the satisfaction of all conditions specified in Sections 10, 11 and 12 to Buyer's obligation to do so.

      Section XV. ADDITIONAL POST-CLOSING COVENANTS.

      A. FURTHER ASSURANCES. From and after the Closing Date, from time to time, at Buyer's request and expense, Sellers will execute and deliver such other instruments and take such other action as Buyer may reasonably request to more effectively put Buyer in possession and control of all or any part of the Assets and confirm its title thereto.

      B. BENEFITS UNDER UNASSIGNABLE CONTRACTS. If a consent of a third party which is required in order to assign any Asset (or claim, right or benefit arising thereunder or resulting therefrom) is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Sellers to convey their interest in question to Buyer, Sellers will cooperate with Buyer and use reasonable efforts in any lawful arrangement to provide that Buyer shall receive Sellers' interest in the benefits of such Asset. If any consent or waiver is not obtained before the Closing Date and the Closing is nevertheless consummated, Sellers agree to continue to use their reasonable efforts for a period of 90 days after the Closing to obtain all such consents as have not been obtained prior to such date.

      C. USE OF SELLERS' PREMISES. Buyer shall remove all Assets at its sole expense as soon after the Closing as possible but shall have the option to use all or some of the premises under lease to Sellers for a period of up to 60 days after the Closing in order to facilitate the sale and transfer of the Assets (the "DESIGNATED PREMISES"). At least three (3) days prior to Closing, Buyer shall notify Sellers in writing of those premises it intends to utilize subsequent to the Closing and for what period of time. Buyer shall pay to Sellers use and occupancy, calculated on a per diem basis, so as to pay those monetary obligations Sellers may incur under Section 365(d)(3) of the Bankruptcy Code in respect of such Designated Premises. Sellers agree to timely move to extend their time to assume or reject the leases for the Designated Premises upon timely request of Buyer and to use reasonable good faith efforts to obtain an extension of its time to assume or reject said leases. In no event will Sellers be required by this Section to assume any lease. To the extent Sellers' ability to comply with this Section 15(a) is conditioned by the Bankruptcy Court upon assumption of one or more leases, then Sellers shall be excused from complying with this Section unless such leases constitute Designated Contracts.

      D. RECORDS. Buyer covenants and agrees that following the Closing it shall
1. hold, maintain and preserve for a period of at least four (4) years all books and records and other documents and materials relating to the assets, properties, business and operations of Sellers included in the Assets and transferred to Buyer pursuant hereto and shall not destroy or discard any such books, records, documents or materials without at least thirty (30) days prior notice to the Sellers and in no event until the Bankruptcy Cases are concluded and 2. allow Sellers and their employees, accountants and agents access to such books, records, documents, material and personnel, and (at Sellers' expense) permit Sellers to make copies of or extracts from such books, records and documents, for valid purposes, upon reasonable advance notice during normal business hours and (iii) direct Buyer's employees to assist Sellers in obtaining access to or copies of such books, records and documents. Such access shall include the right to examine and make extracts or copies of any such books, records, documents or materials and, if deemed necessary by counsel for Sellers, the right to have the originals thereof delivered to and held by such counsel during the pendency of the Bankruptcy proceedings.

      E. SELLERS' EMPLOYEES. Buyer may, but shall not be required to, offer employment to or employ any employees or officers of Sellers as Buyer shall determine in its sole discretion on such terms and conditions as Buyer shall determine in its sole discretion. Sellers agree to use their reasonable efforts to cause their employees and officers who have received offers of employment from Buyer to accept such offers of employment. In the event that Buyer employs any officer or employee of Sellers, Sellers shall provide Buyer with such information in respect of such individuals as Buyer reasonably may request, including, without limitation, personnel files and other records. Buyer shall not have any liability in respect of any officers or employees of Sellers, whether employed by Buyer or not, resulting from such officers' and employees' termination of employment with Sellers, including, without limitation, any liability under the Worker Adjustment and Retraining Notification Act, on account of severance benefits, bonuses, vacation time or pay or incentive programs of any type, nor shall Buyer acquire any obligation under any contract, Employee Benefit Plan or other agreement or arrangement of Sellers with respect to any officer or employee or former officer employee of Sellers, except to the extent such liability is an Assumed Liability.

      Section XVI. INDEMNIFICATION AND RELATED MATTERS

      (a) INDEMNIFICATION BY SELLERS. Subject to the provisions of this Section 16 and if (but only if) the Closing is consummated, Sellers agree, jointly and severally, to indemnify and hold each EqualNet Party and its officers, directors, employees and agents (collectively, the "BUYER INDEMNIFIED PARTIES") harmless from and against all Damages resulting from or arising out of:

            (i) any breach of Sellers' representations and warranties set forth in Sections 7(a), 7(b), 7(c), 7(f), 7(h), 7(i), 7(j), 7(m), 7(o), 7(p) and
      7(q); and/or

            (ii) the Excluded Liabilities.

      (b) DETERMINATION OF DAMAGES AND RELATED MATTERS. Subject to the provisions of this Section 16 and if (but only if) the Closing is consummated, the EqualNet Parties agree, jointly and severally, to indemnify and hold Sellers and their respective officers, directors, employees and agents (collectively, the "SELLER INDEMNIFIED PARTIES") harmless from and against all Damages resulting from or arising out of:

            (i) a breach of any EqualNet Party's representations and warranties set forth in sections 8(a), 8(b), 8(e), 8(g), 8(h) and 8(i); and/or

            (ii) the Assumed Liabilities.

      (c) DETERMINATION OF DAMAGES AND RELATED MATTERS. In calculating any amounts payable pursuant to paragraphs (a) and (b) above, Sellers or the EqualNet Parties, as the case may be, shall receive credit for (a) any tax benefit allowable as a result of the facts giving rise to the claim for indemnification, and (b) any insurance recoveries, and no amount shall be included for the EqualNet Parties' or Sellers', as the case may be, special, consequential or punitive damages. Sellers and the EqualNet Parties agree that, except as specifically set forth in this Agreement (including the Schedules and Exhibits hereto), no party to this Agreement (including its respective representatives) has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement, including in the case of Sellers and their respective representatives, any representation or warranty, express or implied (written or oral), as to the accuracy or completeness of any information regarding the Business.

      (d) TERMINATION OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that the representations and warranties made in this Agreement (other than the representations and warranties set forth in Sections 7(a), 7(b), 7(c), 7(f), 7(h), 7(i), 7(j), 7(m), 7(o), 7(p), 7(q), 8(a), 8(b), 8(e), 8(g), 8(h) and 8(i))
shall terminate immediately upon consummation of the Closing or upon the termination of this Agreement pursuant to Section 13, as the case may be, and that Sellers' representations and warranties contained in Sections 7(f), 7(h), 7(i), 7(j), 7(o), 7(p) and 7(q) shall terminate on the earlier of (i) the confirmation of plans of reorganization for Sellers and (ii) the 120th day following the Closing Date. No claim in respect of a breach of any representation or warranty may be made after the termination thereof. However, each party hereto shall remain liable for any breach by such party of any covenant or agreement of such party contained herein.

      (e) NOTICE OF INDEMNIFICATION. In the event any Legal Proceeding shall be threatened or instituted or any claim or demand shall be asserted by any Buyer Indemnified Party entitled to indemnification or any Seller Indemnified Party entitled to indemnification in respect of which payment may be sought under the provisions of this Section 16 or for breach of any of the representations and warranties set forth herein, the Buyer Indemnified Party entitled to indemnification or the Seller Indemnified Party entitled to indemnification seeking indemnification (the "INDEMNITEE") shall promptly cause written notice of the assertion of any such claim of which it has knowledge and which it reasonably believes to be covered by this indemnity to be forwarded to Sellers or Buyer, as the case may be (the "INDEMNITOR"); PROVIDED, HOWEVER, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnitor has actually been prejudiced as a result of such failure. Subject to the foregoing, any notice of a claim by reason of any of the covenants contained in this Agreement shall state specifically the covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

      (f) INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. Except as otherwise provided herein, in the event of the initiation of any Legal Proceeding against an Indemnitee by a third party, the Indemnitor shall have the right after the receipt of notice, at its option and at its own expense, to be represented by counsel (which counsel shall be reasonably satisfactory to the Indemnitee) and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any Damages indemnified against hereunder; PROVIDED, HOWEVER, (i) that the Indemnitor exercises such option in writing within 30 days of receipt of notice; and (ii) that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Legal Proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel (reasonably satisfactory to Indemnitor) at the expense of the Indemnitor and control the defense of and settlement of such proceeding; PROVIDED, that the Indemnitor shall nevertheless indemnify the Indemnitee for the full amount of the Damages relating to such proceeding, claim or demand; and PROVIDED, FURTHER, that the Indemnitee shall give the Indemnitor twenty (20) days written notice prior to entering into any such settlement and shall not settle any such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld and which consent shall be deemed to have been granted if the Indemnitor fails to respond to the Indemnitee's properly noticed request for such consent. If the Indemnitee shall settle any such proceeding without the consent of the Indemnitor, the Indemnitee shall thereafter have no claim against the Indemnitor under this Section 16 with respect to any Damages occasioned by such settlement.

      (g) Notwithstanding anything to the contrary contained herein, no Indemnitee shall be entitled to recover any amount from any Indemnitor for breach of such Indemnitor's representations and warranties contained herein (other than the representations and warranties contained in Section 7(m) and 8(i)) unless the aggregate Damages incurred by the Indemnitee for breach of the Indemnitor's representations and warranties contained herein exceed $75,000, and then the Indemnitee shall only be entitled to recover the amount of such excess. The foregoing limitation shall not apply to a breach of the representations and warranties contained in Section 7(m) or 8(i) or to a claim for breach of any covenant or agreement of any party contained herein, for failure by Buyer to pay any Assumed Liabilities or for any Damages incurred by the EqualNet Parties in respect of Excluded Liabilities.

      (h) EXCLUSIVE REMEDY. The exclusive remedy available to a party hereto in respect of the matters covered by Section 16(a) or 16(b) shall be to proceed in the manner and subject to the limitations contained in this Section 16.

      Section XVII. GOVERNING LAW; SUBMISSION TO JURISDICTION

      A. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF WHICH WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION APPLICABLE TO THIS AGREEMENT.

      B. ANY LEGAL ACTION OR PROCEEDING RELATING TO OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH SELLER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, AND EACH EQUALNET PARTY HEREBY ACCEPTS FOR ITSELF, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT WITH REGARD TO ALL SUCH ACTIONS OR PROCEEDINGS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN THE BANKRUPTCY COURT.

      Section XVIII. MISCELLANEOUS

      A. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing (including facsimile transmission) and shall be deemed to have been duly given when received if delivered in person or by courier, or facsimile transmission or mailed by certified or registered mail, postage prepaid: If to any Seller:

      c/o SA Telecommunications, Inc.
      1600 Promenade Center, 15th Floor
      Richardson, Texas 75080
      Fax No. 972-889-1543
              972-690-5925
      Attention: Albert B. Gordon, Jr.

WITH COPIES TO:

      White & Case LLP
      1155 Avenue of the Americas
      New York, New York 10036
      Fax No. 212-354-8113
      Attention:  Andrew DeNatale, Esq.

IF TO ANY EQUALNET PARTY:

      c/o EqualNet Holding Corp.
      1250 Wood Branch Park Drive
      Houston, Texas  77079
      Fax No. 281-529-4650
      Attention:  Mr. Michael L. Hlinak

WITH COPIES TO:

      Weil Gotshal & Manges LLP
      700 Louisiana, Suite 1600
      Houston, Texas  77002
      Fax No. 713-224-9511
      Attention:  W. Robert Shearer, Esq.

      Copies of all notices given by any party hereunder shall be sent to counsel for the Creditors' Committee, addressed as follows (but failure to send such copy shall not affect the validity of any such notices):

      Kelley, Drye & Warren, LLP
      101 Park Avenue
      New York, New York
      Fax No. 212-808-7897
      Attention:  Mark I. Bane, Esq.

      Any party may, by written notice to the other parties, change the address to which notices to such party are to be delivered or mailed.

      B. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Confidentiality Agreement, the Escrow Agreement, the other Transaction Documents and the other agreements referred to herein and entered into in connection herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof between Sellers and the EqualNet Parties, including the Letter of Intent. No representation, promise, inducement or statement of intention has been made by Sellers or the EqualNet Parties that is not embodied in this Agreement or any of the other agreements referred to herein and entered into in connection herewith, the Exhibits or Schedules hereto, or the written statements, certificates or other documents delivered pursuant hereto, and neither Sellers nor the EqualNet Parties shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein. This Agreement may be amended or modified only by a written instrument executed by the EqualNet Parties and Sellers or by their successors and assigns.

      C. PRESS RELEASES. Neither Sellers nor the EqualNet Parties shall issue any press releases or make any public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to in writing by Sellers and the EqualNet Parties; PROVIDED, HOWEVER, that notwithstanding the foregoing, Sellers and the EqualNet Parties shall be permitted, upon prior notice to the other party, to make such disclosures to the public, customers, employees, carriers or other providers of wholesale telephone services or Governmental Entities, including filings with the Bankruptcy Court, as they or their respective counsel shall deem necessary to maintain existing commercial relationships or comply with, or prevent violation of, applicable laws.

      D. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Sellers and the EqualNet Parties. Except as provided in Section 3(l), neither party hereto may assign its rights or obligations hereunder without the prior written consent of the other party hereto.

      E. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person or entity other than the parties hereto and their successors and assigns, any rights or remedies hereunder and all third-party beneficiary rights are hereby expressly disclaimed.

      F. WAIVERS. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

      G. SEVERABILITY. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

      H. EXPENSES. Except as otherwise expressly provided in this Agreement or the Escrow Agreement and regardless of whether the actions contemplated in this Agreement are consummated, each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants, financial advisors and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that in any litigation to enforce the terms of this Agreement the prevailing party shall be entitled to recover from the losing party the legal fees and expenses incurred by the prevailing party in such litigation.

      I. NO RECOURSE. Notwithstanding any provision of this Agreement, each of the EqualNet Parties, on the one hand, and the Sellers, on the other hand, agree that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer or director of the other party or parties or (except as provided in Section 18(j)) stockholder of such other party or parties in connection with or arising out of this Agreement or the transactions contemplated hereby.

      J. GUARANTY BY EQUALNET. EqualNet hereby guaranties the due and punctual payment and performance by Buyer of all Buyer's obligations hereunder and under any Transaction Document to which Buyer is a party.

      K. COURTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                              BUYER:

                              EQUALNET CORPORATION

                              By /s/ MICHAEL L. HLINAK

                                Name: Michael L. Hlinak
                                Title: Chief Operatint Officer

                              EQUALNET:

                              EQUALNET HOLDING CORP.

                              By /s/ MICHAEL L. HLINAK

                                Name: Michael L. Hlinak
                                Title: Chief Operating Officer

                              SELLERS:

                              SA TELECOMMUNICATIONS, INC.
                              ADDTEL COMMUNICATIONS, INC.
                              LONG DISTANCE NETWORK, INC.
                              NORTH AMERICAN TELECOMMUNICATIONS CORPORATION U.S. COMMUNICATIONS, INC.
                              SOUTHWEST LONG DISTANCE NETWORK, INC.
                              UNIQUEST COMMUNICATIONS, INC.,
                              Debtors and Debtors-in-possession

                              By /s/ A. B. GORDON, JR.

                                Name: A. B. Gordon, Jr.
                                Title: Chief Executive Officer

                                                                       EXHIBIT A

                       SUMMARY OF TERMS OF PREFERRED STOCK

Dividend rate:         $2.00 per share per annum when, as and if declared
                       by the Board of Directors out of funds legally available for the payment of dividends, payable "in kind" or cash at EqualNet's sole discretion.

Liquidation Preference
Amount:                       $27.50 per share.

Redemption at the
Company's option:       The Preferred Stock may be redeemed by
                        EqualNet as a whole or in part at any time on not less than 30 nor more than 60 days' prior notice, beginning on the one year anniversary of the date of issuance of the Preferred
                        Stock, except that the Preferred Stock may be called prior to that date at such time as the Common Stock of EqualNet shall have traded at 125% or more of $2.75 (unless adjusted in accordance with the definition of the term
                        "Conversion Rate") for at least 20 of 30 trading days. The redemption price per share for the twelve-month periods beginning on the Closing Date and on each anniversary thereof of each year set below will be:

                                   YEAR
                                   ----
                    REDEMPTION
                    ----------
PRICE PER SHARE
---------------
                                   1998
                     $28.875

                                   1999

                     28.1875

                              2000 and
                                   thereafter         27.50

Rank: Prior to the Common Stock and junior to the Series A Preferred Stock to be issued in connection with the transactions among EqualNet, the Willis Group and MCM Partners.

                                                                SCHEDULE 3(B)(X)

                           EXCLUDED BOOKS AND RECORDS

1.    All of Sellers' tax returns and related records.

2. All of Sellers' corporate records, including, without limitation, minutes, the stock ledger and the minute books.

3. Any of Sellers' books and records relating to liabilities that are not Assumed Liabilities or assets that are not Assets.

4. General ledger and related information supporting Sellers' financial statements.

5.    Corporate seal.

6.    Business plans and financial projections of Sellers.

                                                                         ANNEX C

                         SUMMARY FINANCIAL INFORMATION

     The following historical consolidated financial information of the Company and SA Telecom has been derived from their respective historical consolidated financial statements and should be read in conjunction with the separate consolidated financial statements and the notes thereto located elsewhere in this Proxy Statement or incorporated herein by reference. The historical information is not necessarily indicative of results to be expected after the acquisition is consummated. The selected historical consolidated financial information for each company corresponds to its respective annual reporting period, which is the fiscal year ending June 30 for the Company and December 31 for SA Telecom.

                             EQUALNET HOLDING CORP

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

                                               NINE MONTHS
                                             ENDED MARCH 31,                           YEAR ENDED JUNE 30,
                                       ----------------------------  --------------------------------------------------------
                                           1998           1997           1997           1996           1995          1994
                                       -------------  -------------  -------------  -------------  ------------  ------------
INCOME STATEMENT DATA:
    Net sales........................  $  20,574,243  $  36,067,019  $  46,588,496  $  78,354,858  $ 67,911,405  $ 35,397,331
    Gross profit.....................      4,939,952      8,289,768     12,107,368     16,547,745    13,256,092     6,595,815
    Operating income (loss)..........     (7,367,359)   (10,348,053)   (10,746,344)    (9,988,379)    2,964,158     1,026,426
    Interest expense.................      1,180,773        719,010      1,022,284        679,745       526,733       140,743
    Income (loss) before income
      taxes..........................     (8,467,510)   (11,451,795)   (12,635,233)   (11,077,266)    2,871,302     1,769,342
    Net income (loss)................     (8,467,510)   (10,648,950)   (14,980,544)    (8,417,413)    2,364,245     1,769,342
    Earnings (loss) per common
      share(1).......................          (1.15)         (1.75)         (2.46)         (1.40)         0.38          0.27
    Cash dividends per share.........       --             --             --             --                 .22           .61
BALANCE SHEET DATA:
    Working capital (deficit)........     (4,098,481)    (3,625,014)    (4,667,109)    (3,161,437)    7,772,366       230,448
    Total assets.....................     30,454,964     24,379,875     19,162,160     34,595,832    39,315,569     9,044,595
    Long-term debt and capital
      leases, net of current
      portion........................      6,050,000      2,851,372      2,864,058         45,000     1,142,640       512,914
    Stockholders' equity (deficit)...      8,755,101     (2,620,554)    (1,688,539)    12,383,998    20,705,724     1,350,698

                                           1993
                                       ------------
INCOME STATEMENT DATA:
    Net sales........................  $ 18,950,168
    Gross profit.....................     2,509,167
    Operating income (loss)..........       630,694
    Interest expense.................        73,234
    Income (loss) before income
      taxes..........................       595,333
    Net income (loss)................       595,333
    Earnings (loss) per common
      share(1).......................          0.09
    Cash dividends per share.........       --
BALANCE SHEET DATA:
    Working capital (deficit)........      (158,007)
    Total assets.....................     6,012,925
    Long-term debt and capital
      leases, net of current
      portion........................        84,378
    Stockholders' equity (deficit)...       466,830

                             SA TELECOMMUNICATIONS

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

                                               THREE MONTHS
                                             ENDED MARCH 31,                         YEAR ENDED DECEMBER 31,
                                       ----------------------------  -------------------------------------------------------
                                          1998(2)         1997           1997           1996          1995          1994
                                       -------------  -------------  -------------  ------------  ------------  ------------
INCOME STATEMENT DATA:
    Net sales........................  $   5,936,035  $  13,115,271  $  39,841,012  $ 35,668,502  $ 20,748,021  $  9,755,343
    Gross profit.....................      1,674,424      3,087,523      4,441,872    13,138,274     6,631,908     1,456,913
    Operating loss...................       (425,661)    (2,562,994)   (49,386,332)   (3,473,458)   (1,277,110)   (1,810,641)
    Interest expense.................        215,045        789,782      5,511,564     2,129,876       682,796        29,903
    Loss before income taxes.........       (629,982)    (3,332,576)    (7,474,338)   (5,382,159)   (1,935,221)   (1,819,070)
    Net loss.........................       (629,982)    (3,332,576)    (7,474,338)   (4,054,515)   (6,465,963)   (2,446,986)
    Loss per common share............           (.04)         (0.22)         (0.50)        (0.28)        (0.57)        (0.27)
BALANCE SHEET DATA:
    Working capital (deficit)........  $    --        $  (2,688,567) $    --        $ (3,011,355) $ (2,841,834) $    561,902
    Total assets.....................     14,861,735     50,558,542     14,562,001    62,679,069    26,040,803    11,776,834
    Long-term debt and capital
      leases, net of current
      portion(3).....................     63,240,766     33,351,848     61,845,137    29,808,206     8,528,129       430,393
    Stockholders' equity.............       --            2,873,253       --           6,251,304     8,978,945     9,984,357

                                           1993
                                       ------------
INCOME STATEMENT DATA:
    Net sales........................  $  2,592,473
    Gross profit.....................       197,429
    Operating loss...................    (1,042,129)
    Interest expense.................        11,721
    Loss before income taxes.........      (969,404)
    Net loss.........................    (1,075,608)
    Loss per common share............         (0.17)
BALANCE SHEET DATA:
    Working capital (deficit)........  $  1,485,217
    Total assets.....................     6,345,183
    Long-term debt and capital
      leases, net of current
      portion(3).....................       --
    Stockholders' equity.............     5,595,623

------------

(1) Amounts presented for years ended June 30, 1993 through 1995 are for pro forma taxes of $232,180, $690,043 and $612,751 in 1993, 1994 and 1995,
    respectively for the years the Company was an S corporation.

(2) The income statement data for the three months ended March 31, 1998 was obtained from the internal accounting records. SA Telecom has presented its financial statements on a liquidation basis, therefore the statement of operations for the period may not be indicative of ongoing results.

(3) Long term debt for the three months ended March 31, 1998 and the year ended December 31, 1997 is the total liability before the adjustment to reduce the liability to estimated liquidation value of assets.

     The following table presents selected unaudited combined pro forma consolidated historical financial information of the Company and SA Telecom after giving effect to the acquisition under the "purchase" method of accounting as if the acquisition had been consummated at the dates and the beginning of each of the periods presented. The selected unaudited combined pro forma consolidated historical financial information has been derived from the unaudited pro forma financial statements and the notes thereto. The pro forma information is not necessarily indicative of the results that would have been obtained if the acquisition had been consummated on July 1, 1997 and July 1, 1996 (in the case of income statement items) or on March 31, 1998 (in the case of balance sheet items), or that may be obtained in the future.

                 THE COMPANY AND SA TELECOMMUNICATIONS COMBINED
      SELECTED PRO FORMA CONSOLIDATED HISTORICAL FINANCIAL INFORMATION(1)

                                         NINE MONTHS
                                            ENDED           YEAR ENDED
                                          MARCH 31,          JUNE 30,
                                        --------------     ------------
                                             1998              1997
                                        --------------     ------------
                                                  (UNAUDITED)
INCOME STATEMENT DATA:
     Net sales.......................    $  41,842,267     $ 92,528,076
     Gross profit....................        7,549,973       22,803,730
     Operating loss..................      (25,696,792)     (21,709,844)
     Interest expense................        1,526,072        1,481,610
     Loss before income taxes........      (27,078,586)     (23,756,985)
     Net loss applicable to common
       shareholders..................      (27,693,088)     (26,696,246)
     Pro forma loss per common
       share(2)......................            (3.76)           (4.38)

                                        MARCH 31, 1998
                                        --------------
BALANCE SHEET DATA:
     Working capital (deficit).......       (8,750,481)
     Total assets....................       40,453,098
     Long-term debt and capital
       leases, net of current
       portion.......................        6,050,000
     Stockholders' equity............       14,160,802

NOTES:

     (1) The combined income statement data relating to the Company and SA Telecom is for the nine months ended March 31, 1998 and the year ended June 30, 1997. Since SA Telecom's year end is December 31, their financial information was derived by conforming to the Company's fiscal year end using previously reported quarterly information and restating.

     (2) Pro forma loss per common share for each period is based upon the Company's weighted average number of common shares outstanding, since no common shares are to be issued for this acquisition.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The Unaudited Pro Forma Financial Statements are based on the historical consolidated financial statements of the Company and SA Telecom included elsewhere or incorporated by reference in this Proxy Statement and should be read in conjunction with those consolidated financial statements and related notes. These Unaudited Pro Forma Financial Statements are not necessarily indicative of the operating results that would have been achieved had the acquisition been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

UNAUDITED PRO FORMA BALANCE SHEET

     The following unaudited pro forma balance sheet presents the combined financial position of the Company and SA Telecom. Such unaudited pro forma combined information is based on the historical consolidated balance sheets of the Company and SA Telecom as of March 31, 1998 after giving effect to the acquisition using the purchase method of accounting and to the pro forma adjustments as described in the notes to the Unaudited Pro Forma Financial Statements.

                                        EQUALNET      SA TELECOM
                                        MARCH 31,      MARCH 31,      PRO FORMA
                                          1998           1998        ADJUSTMENTS     REF.    PRO FORMA
                                       -----------    -----------    ------------    ---    -----------
               ASSETS
Current assets
    Cash and equivalents.............  $ 2,999,201    $   524,628    $(2,451,628 )   1,3    $ 1,072,201
    Accounts receivable, net of
      allowance......................    4,795,026      3,592,433        --          --       8,387,459
    Due from agents..................    1,539,080        --             --                   1,539,080
    Acquisition advance..............    1,550,000        --          (1,550,000 )    1         --
    Prepaid expenses and other.......      440,584        117,346       (117,346 )    3         440,584
    Assets held for sale.............      --             --             625,090      1         625,090
                                       -----------    -----------    ------------           -----------
Total current assets.................   11,323,891      4,234,407     (3,493,884 )           12,064,414
Property and equipment, net..........   15,809,601      5,601,310     (5,550,790 )   1,3     15,860,121
Customer acquisition costs, net......      282,199        --           9,207,091      1       9,489,290
Other assets.........................    2,148,055        --                                  2,148,055
Goodwill, net of accumulated
  amortization.......................      891,218      5,026,018     (5,026,018 )    3         891,218
                                       -----------    -----------    ------------           -----------
Total assets.........................  $30,454,964    $14,861,735    $(4,863,601 )          $40,453,098
                                       ===========    ===========    ============           ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
    Accounts payable.................  $ 1,973,966    $   140,695    $  (140,695 )    3     $ 1,973,966
    Accrued expenses.................    2,958,613        --             --                   2,958,613
    Post-petition accounts payable &
      accrued exp....................      --           7,532,328     (7,532,328 )    3         --
    Pre-petition accounts payable &
      accrued exp....................      --          11,518,229    (11,518,229 )    3         --
    Accrued sales taxes..............      257,725        --             --                     257,725
    Brokerage commissions payable....       75,320        --             --                      75,320
    Payable to providers of long
      distance services..............    6,712,415        --             --                   6,712,415
    Current maturities of capital
      lease obligations..............      --             --             --                     --
    Note payable to long distance
      provider.......................    1,183,059        --             --                   1,183,059
    Current maturities of notes
      payable........................      400,000        --             --                     400,000
    Notes payable due secured
      creditors expected to be
      assumed........................      --           3,539,428      1,053,005      1       4,592,433
    Other notes payable and capital
      lease obligations due secured
      creditors......................      --           4,257,128     (4,257,128 )    3         --
    Contractual obligations with
      regard to receivable sales
      agreement......................    1,861,274        --             --                   1,861,274
                                       -----------    -----------    ------------           -----------
Total current liabilities............   15,422,372     26,987,808    (22,395,375 )           20,014,805
Note payable.........................    6,050,000        252,958       (252,958 )    3       6,050,000
Subordinated note payable............      --          36,000,000    (36,000,000 )    3         --
Deferred rent........................      227,491        --             --                     227,491
Adjustment to reduce liabilities to
  estimated liquidation value of
  assets.............................      --             --             --                     --
    Secured creditors................      --            (110,691)       110,691      3         --
    Other creditors..................      --         (48,268,340)    48,268,340      3         --
                                       -----------    -----------    ------------           -----------
                                        21,699,863     14,861,735    (10,269,302 )           26,292,296
Shareholders' equity.................                                                           --
    Preferred stock:.................                                                           --
        Series A.....................           20        --             --                          20
        Series B.....................           30        --             --                          30
        Series C.....................                                      1,966      1           1,966
    Common stock.....................      183,934        --             --                     183,934
    Treasury stock at cost...........     (804,881)       --             --                    (804,881)
    Additional paid in capital.......   38,957,886        --           5,403,735      1      44,361,621
    Warrants outstanding.............    1,249,000        --             --                   1,249,000
    Deferred compensation............     (193,327)       --             --                    (193,327)
    Retained earnings................  (30,637,561)       --                                (30,637,561)
                                       -----------    -----------    ------------           -----------
Total shareholders' equity...........  $ 8,755,101    $   --         $ 5,405,701            $14,160,802
                                       -----------    -----------    ------------           -----------
Total liabilities and shareholders'
  equity.............................  $30,454,964    $14,861,735    $(4,863,601 )          $40,453,098
                                       ===========    ===========    ============           ===========

             See notes to unaudited pro forma financial statements.

UNAUDITED PRO FORMA STATEMENTS OF INCOME

     The following unaudited pro forma statements of income give effect to the proposed acquisition by combining the results of continuing operations for the nine months ended March 31, 1998 and the year ended June 30, 1997 using the purchase method of accounting, as if the companies had been combined since the beginning of each respective period.

                                        EQUALNET    SA TELECOM
                                          NINE         NINE                                       EQUALNET     SA TELECOM
                                         MONTHS       MONTHS                                        YEAR          YEAR
                                         ENDED         ENDED                                        ENDED         ENDED
                                       MARCH 31,     MARCH 31,     PRO FORMA                      JUNE 30,      JUNE 30,
                                          1998        1998(5)     ADJUSTMENTS      PRO FORMA        1997          1997
                                       ----------   -----------   ------------    -----------    -----------   -----------
Sales................................  $20,574,243  $21,268,024   $   --          $41,842,267    $46,588,496   $45,939,580
Cost of sales........................  15,634,291   18,658,003        --           34,292,294     34,481,128   35,243,218
                                       ----------   -----------   ------------    -----------    -----------   -----------
Gross margin.........................   4,939,952    2,610,021        --            7,549,973     12,107,368   10,696,362
Selling, general and
  administrative.....................   9,005,284   16,867,851        --           25,873,135     12,453,814   14,012,491
Depreciation and amortization........   3,302,027    2,338,603      1,693,000 (6)   7,333,630      5,999,898    4,280,429
Write down of assets.................      --       24,738,237    (24,738,237 )(7)     --          4,400,000    1,833,805
Nonrecurring network reconfiguration
  costs..............................      --           --            --              --             --           806,436
Nonrecurring restructuring and
  integration costs..................      --           --            --              --             --         2,015,506
                                       ----------   -----------   ------------    -----------    -----------   -----------
Operating loss.......................  (7,367,359)  (41,334,670)   23,045,237     (25,656,792)   (10,746,344)  (12,252,305)
Other expense (income):
    Interest Income..................      (6,700)        (186 )      --               (6,886)        (3,685)      --
    Interest Expense.................   1,180,773    4,016,299     (3,671,000 )(2)   1,526,072     1,022,284    3,146,326
    Miscellaneous....................     (73,922)     (23,470 )      --              (97,392)       870,290     (301,074)
    Adjustment to reduce liabilities
      to estimated liquidation value
      of assets......................      --       (47,283,136)   47,283,136 (7)     --             --            --
                                       ----------   -----------   ------------    -----------    -----------   -----------
Income (loss) before income taxes &
  preferred dividend req.............  (8,467,510)   1,955,823    (20,933,146 )(4) (27,078,586)  (12,635,233)  (15,097,557)
Preferred dividend requirement.......      11,557      308,115        294,830         614,502        --           200,844
Provision for taxes..................      --           --            --          (27,693,088)     2,345,311       --
                                       ----------   -----------   ------------    -----------    -----------   -----------
Net income (loss) applicable to
  common shareholders................  $(8,479,067) $1,647,708    $(21,227,976)   $(27,693,088)  $(14,980,544) $(15,298,401)
                                       ==========   ===========   ============    ===========    ===========   ===========
Net loss per common share............  $    (1.15)                                $     (3.76)   $     (2.46)
                                       ==========                                 ===========    ===========
Weighted average common shares
  outstanding........................   7,365,587                                   7,365,587      6,096,932
                                       ==========                                 ===========    ===========

                                        PRO FORMA
                                       ADJUSTMENTS         PRO FORMA
                                       ------------       -----------
Sales................................   $  --             $92,528,076
Cost of sales........................      --              69,724,346
                                       ------------       -----------
Gross margin.........................      --              22,803,730
Selling, general and
  administrative.....................      --              26,466,305
Depreciation and amortization........      545,000(6)      10,825,327
Write down of assets.................   (1,833,805)(7)       4,400,000
Nonrecurring network reconfiguration
  costs..............................      --                 806,436
Nonrecurring restructuring and
  integration costs..................      --               2,015,506
                                       ------------       -----------
Operating loss.......................    1,288,805        (21,709,844)
Other expense (income):
    Interest Income..................      --                  (3,685)
    Interest Expense.................   (2,687,000)(2)(6)   1,481,610
    Miscellaneous....................      --                 569,216
    Adjustment to reduce liabilities
      to estimated liquidation value
      of assets......................      --                 --
                                       ------------       -----------
Income (loss) before income taxes &
  preferred dividend req.............    3,975,805(4)     (23,756,985)
Preferred dividend requirement.......      393,106            593,950
Provision for taxes..................      --               2,345,311
                                       ------------       -----------
Net income (loss) applicable to
  common shareholders................   $3,582,699        $(26,696,246)
                                       ============       ===========
Net loss per common share............                     $     (4.38)
                                                          ===========
Weighted average common shares
  outstanding........................                       6,096,932
                                                          ===========

------------

(1) Pro forma purchase accounting and issuance of Preferred Stock upon consummation of the transaction. The cash consideration due was reduced by the acquisition advance of $1.55 million previously advanced to SA Telecom.

(2) To eliminate interest expense associated with debt not being assumed, net of interest expense on additional $1.0 million of Greyrock debt being assumed.

(3) Remove SA Telecom Balance Sheet items not being purchased.

(4) Record preferred dividend requirements for Series C Preferred.

(5) The income statement data for the three months ended March 31, 1998 was obtained from the internal accounting records. SA Telecom has presented its financial statements and liquidation basis, therefore the statement of operations for the period may not be indicative of ongoing results.

(6) Record additional amortization expense in connection with recorded acquired customer base which will be amortized by applying the Company's attrition rate associated with the acquired customers (estimated to be 6%) each month against the unamortized balance of the previous month (declining balance method) over a five-year period, switching to the straight-line method when the straight-line method results in greater amortization. The adjustment is net of the amount of depreciation and amortization expense related to fixed assets and goodwill not being acquired.

(7) To remove the write down of assets and adjustment to reduce liabilities associated with assets not being purchased and liabilities not being assumed.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                     STATEMENT OF NET ASSETS IN LIQUIDATION
                              AS OF MARCH 31, 1998
                                  (UNAUDITED)

               ASSETS
Cash and cash equivalents............  $       524,628
Trade accounts receivable............        3,592,433
Inventory, prepaid expenses and
  other..............................          117,346
Property and equipment...............        5,601,310
Customer lists and other
  intangibles........................        5,026,018
                                       ---------------
Total assets.........................  $    14,861,735
                                       ===============
             LIABILITIES
Accounts payable.....................  $       140,695
Post-petition accounts payable and
  accrued expenses...................        7,532,328
Pre-petition accounts payable and
  accrued expenses...................       11,518,229
Notes payable due secured creditors
  expected to be assumed.............        3,539,428
Other notes payable and capital lease
  obligations due secured
  creditors..........................        4,257,128
                                       ---------------
Unsecured notes payable..............          252,958
Unsecured subordinated debt..........       36,000,000
                                       ---------------
Total liabilities before adjustment
  to reduce liabilities to estimated
  liquidation
  value of assets....................       63,240,766
Adjustment to reduce liabilities to
  estimated liquidation value of
  assets:
     Secured creditors...............         (110,691)
     Other creditors.................      (48,268,340)
                                       ---------------
          Total adjustment to reduce
           liabilities to estimated
           liquidation value of
           assets....................      (48,379,031)
                                       ---------------
Total liabilities....................  $    14,861,735
                                       ===============

              See accompanying note to these financial statements.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
               STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                               1998
                                        ------------------
                                           (UNAUDITED)
INCREASES IN NET ASSETS IN
LIQUIDATION
     Debtor-in-possession financing
      and working capital advances
      provided by purchaser of
      customer lists and other
      assets.........................      $  1,550,000
DECREASES IN NET ASSETS IN
  LIQUIDATION
     Purchase of property and
      equipment......................           (13,674)
     Increase in inventory and
      prepaid expenses...............           (55,770)
     Reduction of secured notes
      payable to be assumed..........           (12,116)
     Repayment of other accrued notes
      and leases.....................          (280,062)
     Payment of priority accounts
      payable and accrued expenses...          (397,831)
     Net loss for three months ended
      March 31, 1998.................          (629,982)
                                        ------------------
                                             (1,389,435)
                                        ------------------
     INCREASE IN NET ASSETS IN
      LIQUIDATION BEFORE
      ADJUSTMENTS....................           160,565
ADJUSTMENTS OF ESTIMATED VALUES......          (160,565)
                                        ------------------
     INCREASE IN NET ASSETS IN
      LIQUIDATION....................          0
NET ASSETS IN LIQUIDATION AS OF
  DECEMBER 31, 1997..................          0
                                        ------------------
NET ASSETS IN LIQUIDATION AS OF MARCH
  31, 1998...........................      $   0
                                        ==================

              See accompanying note to these financial statements.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                        ------------------
                                               1997
                                        ------------------
                                           (UNAUDITED)
Telecommunications revenues..........      $ 13,115,271
Cost of revenue......................        10,027,748
                                        ------------------
Gross profit.........................         3,087,523
Operating expenses:
     General and administrative......         3,349,940
     Depreciation and amortization...         1,202,797
     Nonrecurring restructuring and
      integration costs..............         1,097,780
                                        ------------------
          Total operating expenses...         5,650,517
                                        ------------------
Loss from continuing operations
  before other income (expense)......        (2,562,994)
Other income (expense):
     Interest expense................          (789,782)
     Other, net......................            20,200
                                        ------------------
          Total other income
        (expense)....................          (769,582)
                                        ------------------
Net loss.............................        (3,332,576)
                                        ------------------
Preferred dividend requirements,
including accretion..................           (50,211)
                                        ------------------
Net loss applicable to common
shareholders.........................        (3,382,787)
                                        ==================
Loss per weighted average common
share outstanding:
     Net loss per share..............      $      (0.22)
                                        ==================
     Net loss per share applicable to
     common shareholders.............      $      (0.22)
                                        ==================
     Weighted average number of
      common shares outstanding......        15,665,792
                                        ==================

              See accompanying note to these financial statements.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                        ------------------
                                               1997
                                        ------------------
                                           (UNAUDITED)
OPERATING ACTIVITIES
Net loss.............................      $ (3,332,576)
Adjustments to reconcile net loss to
  net cash used in operating
  activities:
     Depreciation and amortization...         1,202,797
     Provisions for losses on
      accounts receivable............           364,080
     (Increase) decrease, net of
      effect of acquisitions:
          Accounts and notes
            receivable...............            18,702
          Prepaid expenses and
            other....................          (201,090)
          Other assets...............             5,000
     Decrease, net of effect of
      acquisitions:
          Accounts payable and
            accrued expenses.........        (5,554,564)
                                        ------------------
               Net cash used in
                 operating
                 activities..........        (7,497,651)
                                        ------------------
Cash flows from investing activities:
     Additions to property and
      equipment......................          (451,025)
     Purchase of Addtel, net of cash
      acquired.......................          (112,436)
     Acquisition
      obligation -- Addtel...........        (8,000,000)
     Sale of assets..................            69,433
                                        ------------------
               Net cash used in
                 investing
                 activities..........        (8,494,028)
                                        ------------------
Cash flows from financing activities:
     Borrowings......................         3,230,000
     Revolving line of credit........         2,055,242
     Debt issuance cost..............           (81,673)
     Principal payments of
      obligations....................          (988,812)
     Proceeds from exercise of
      options........................             4,736
                                        ------------------
               Net cash provided by
                 financing
                 activities..........         4,219,493
                                        ------------------
Decrease in cash and cash
  equivalents........................       (11,772,186)
Cash and cash equivalents, beginning
  of period..........................        14,360,466
                                        ------------------
Cash and cash equivalents, end of
  period.............................      $  2,588,280
                                        ==================

              See accompanying note to these financial statements.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTE TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

  LIQUIDATION BASIS OF ACCOUNTING

     As described above, in January 1998 the Company agreed to sell certain assets and operations and expects that its remaining assets either will be assigned to secured creditors or sold with any remaining proceeds distributed to other creditors. As a result, the Company has changed its basis of accounting from the going concern basis to the liquidation basis as of December 31, 1997. The liquidation basis of accounting presents assets at the amounts expected to be realized in liquidation and liabilities at amounts expected to be paid to creditors. The accompanying financial statements present liabilities at their stated amounts and include a contra-liability to reduce the total liabilities to the estimated liquidation value of the assets, because the relative amounts of the assets that will be distributed to the various groups of creditors has not yet been determined by the Bankruptcy Court. The reduction of the liabilities to the estimated liquidation value of the assets is included under the "other income (expense)" caption in the accompanying statement of operations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

     In November 1997, the Company filed for protection under the U. S. Bankruptcy Code. Management of the Company determined in early 1998 that the remaining assets would be sold or assigned to secured creditors, with any remaining proceeds distributed to other creditors. Therefore, the Company is not expected to continue as a going concern, and as a result, has changed its basis of accounting as of December 31, 1997, from the going concern basis to the liquidation basis.

     The financial statements as of March 31, 1998 and for the three months then ended were prepared on a liquidation basis. Assets are presented at the amounts expected to be realized in liquidation and liabilities at amounts expected to be paid to creditors. A statement of net assets in liquidation as of March 31, 1998 and a statement of changes in net assets in liquidation for the three months ended March 31, 1998 are presented separately from the same periods in fiscal 1997. Due to the lack of comparability, fluctuations between fiscal 1998 and 1997 are not presented herein.

     Net assets in liquidation was $0 at March 31, 1998 and December 31, 1997. There was an increase in assets of approximately $300,000 and an increase in liabilities of approximately $1,396,000 for the three months ended March 31, 1998. The excess of liabilities over assets reduces the amount of assets available to pre-petition creditors and can be primarily attributed to the operating deficit of approximately $630,000 for the three month period.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's initial entry into the telecommunications business was the result of the acquisition of North American Telecommunications Corporation in 1991. Growth of the Company's customer base and business operations has been accomplished through acquisitions of assets and entities engaged in the telecommunications business. In 1994 and 1995, the Company acquired two switchless resellers of long distance services. Using a strategy of growth by acquisition resulted in 1996 purchases of one switched reseller, two switchless resellers and a third party customer verification services/telemarketing company.

     The aforementioned acquisitions had an aggregate purchase price of approximately $25 million, which the Company initially financed with bank debt of $7 million, common stock purchase obligations of $2.9 million and $2.1 million of subordinated debentures. In August 1996, the $7 million of bank debt, $2.1 million of debentures and the $2.9 million stock purchase obligation were paid from the proceeds of a $27.2 million private placement of convertible notes. The balance of the $25.4 million netted from the sale of the notes was used to complete the 1996 acquisitions described above.

     The utilization of long-term debt as a source of capital to finance acquisitions resulted in adding $2.8 million in 1996 of annual fixed charges for interest due on the $27.2 million of notes payable. The Company has historically relied upon external sources of capital to meet its ongoing working capital needs. Since its inception, the Company has not been able to generate a profit from its business activities or earn sufficient gross margins to cover its fixed charges. The operating deficit totaled approximately $9.1 million for the fiscal years ended December 31, 1994, 1995 and 1996. In fiscal 1997, approximately $21.9 million was used by operations despite the implementation of a restructuring plan in July 1997 that focused on the reduction of costs and expenses.

     Without sufficient internal sources of liquidity from its operating activities, the Company had experienced erosion in its equity position by the beginning of 1997. The resulting debt/equity ratio substantially reduced the possibility of attracting any form of equity capital or financing tied to the Company's equity securities. A credit facility was completed with Greyrock Business Credit in January 1997, which gave the Company new borrowing capacity of $4 million against its accounts receivable. In February 1997, approximately $1.4 million was borrowed from this facility to pay the semi-annual interest payment due on the $27.2 million notes payable.

     Two additional private placements of debentures, $3.8 million in March 1997 and $5.0 million in August 1997, generated net proceeds after discounts of $6.73 million. The Company used approximately

$1.5 million to pay semi-annual interest payments due in August 1997, repaid $1.5 million on the Greyrock credit facility and used the balance of the proceeds to meet working capital / operational needs. In November 1997, the Company had to seek protection under Chapter 11 of the Federal Bankruptcy Code.

     Certain of the Company's existing obligations and administrative expenses incurred after the filing of the bankruptcy petition have been paid from accounts receivable remittances not applied to the Greyrock credit facility (approximately 20%), available borrowing capacity on the credit facility and from a $1.5 million debtor-in-possession lending arrangement with EqualNet that has agreed to purchase the Company's customer base and existing business operations. As of April 1, 1998 the purchaser has assumed financial responsibility for the Company's business operations and has provided the necessary working capital. The purchase agreement requires that the purchaser continue to meet working capital requirements until the expected closing in June 1998.

     Upon completion of the aforementioned transaction, the Company will receive cash and preferred stock of approximately $4,000,000 to pay remaining administrative expenses and priority claims. Any remaining cash or stock will be distributed to the holders of pre-petition claims against the Company. The purchaser of Company's assets will assume the obligations of the Greyrock credit facility. The Company expects to complete a liquidation of its remaining assets in connection with distributions to creditors as required by the bankruptcy court.

RESULTS OF OPERATIONS

     The following table sets forth certain items in the Company's Consolidated Statements of Operations as a percentage of its revenues for the years ended December 31, 1995, 1996 and 1997.

                                                  YEARS ENDED DECEMBER 31,
                                          ----------------------------------------
                                            1995           1996            1997
                                          ---------      ---------       ---------
Operating revenue....................           100%           100%            100%
Cost of revenue......................            68             63              89
                                          ---------      ---------       ---------
Gross Profit.........................            32             37              11
Operating Expenses:
General and administrative...........            32             31              57
Depreciation and amortization........             6              8              12
Impairment of long-lived asset
  values.............................             0              0              66
Nonrecurring network reconfiguration
  costs..............................             0              2               0
Nonrecurring restructuring and
  integration costs..................             0              6               0
                                          ---------      ---------       ---------
Loss from continuing operations
  before other.......................            (6)           (10)           (124)
Other income (expense)...............            (3)            (5)            105
                                          ---------      ---------       ---------
Loss from continuing operations......            (9)           (15)            (19)
Loss from discontinued operations....           (22)             0               0
Extraordinary net gain on
  extinguishment of debt.............             0              4               0
                                          ---------      ---------       ---------
Net loss.............................           (31)           (11)            (19)
                                          ---------      ---------       ---------

Net cash provided by (used in)
  operating activities...............  $ (1,224,486)  $    635,390   $ (21,868,058)
Net cash used in investing
  activities.........................  $ (7,141,820)  $ (3,172,528)  $  (1,066,698)
Net cash provided in financing
  activities.........................  $  8,858,613   $ 16,073,866   $   8,802,785
Net loss.............................  $ (6,465,963)  $ (4,054,515)  $  (7,474,388)

  YEAR ENDED DECEMBER 31, 1997 VERSUS YEAR ENDED DECEMBER 31, 1996

     Revenues increased $4,172,510, or 11%, from $35,668,502 in fiscal 1996 to $39,841,012 in fiscal 1997. The number of minutes billed increased 73,000,000, or 41%, from approximately 179,000,000 minutes in 1996 to approximately 252,000,000 minutes in 1997.

     The overall increase in revenue was primarily due to the acquisition of Addtel as of November 1, 1996, which accounted for $17,473,000 in fiscal 1997 revenues compared to $5,299,000 in fiscal 1996. Increases in consolidated revenues from Addtel operations were offset by a decline of approximately $8,000,000 in revenues from all other sources. Minutes billed from non Addtel sources declined by only 18,000,000 minutes, from approximately 157,000,000 minutes in 1996 to approximately 139,000,000 minutes in 1997. However, the average rate per minute declined from $.19 per minute at the beginning of 1997 to $.12 per minute in December 1997.

     A principal factor in the decline of the Company's average billing rate per minute was the sale of NATC, a subsidiary that generated monthly billings of approximately 100,000 minutes at an average rate of $1.37 per minute. The Company also lost revenue from operator services billings in August 1997 that generated approximately 500,000 minutes per month at $.50 per minute. The Company also suffered the loss of approximately 2,000,000 retail minutes per month (at a rate of $.17 per minute) in October 1997 due to attribution.

     Gross Profit decreased from $13,138,274 in fiscal 1996 to $4,441,872 in fiscal 1997. The $8,696,402 decrease was attributable to several factors. The Company experienced a change in its ratio of retail to wholesale business from 85%/15% in 1996 to 70%/30% in 1997. Gross margins are significantly higher on retail business than on wholesale. The following factors should be considered regarding the reported balance of cost of sales for 1996 of $22,530,228: 1) approximately $1,500,000 in line costs was included in accounts receivable at December 31, 1996, principally due to disputed costs, that were charged to cost of sales in 1997 after it became clear that they were not collectible: 2) $806,436 of line costs related to Addtel was reclassified as non-recurring costs in the 1996 statement of operations: and 3) in 1996 the Company capitalized $2,489,106 of line costs related to bringing new switches on line, including costs of testing and integration of new circuits.

     General and administrative expenses increased $11,642,365, from $10,927,890 in fiscal 1996 to $22,570,255 in fiscal 1997. The increase was primarily attributable to the additional costs associated with the newly-acquired Addtel operations and the effect of the Company's bankruptcy filing. Approximately $6,284,000 of charges, $3,039,401 of which were for professional fees that included estimated amounts projected through the windup of bankruptcy case in 1998, were directly related to the bankruptcy and the Company's decision to change from going concern basis to liquidation basis accounting. A charge of $3,120,219 was recorded in 1997 to write-off deferred debt issuance costs plus prepaid expenses that have no future value on a liquidation basis, to adjust inventory to net realizable value in liquidation and to recognize additional capital lease obligations due pursuant to bankruptcy regulations.

     Depreciation and amortization increased $1,841,788 from $2,861,900 in fiscal 1996 to $4,703,688 in fiscal 1997. The increase was attributable to the additional depreciable assets added by acquisitions in 1996. Addtel and First Choice Long Distance were acquired in 1996 and the assets purchased were depreciated for two months and four months, respectively, in 1996.

     The Company recorded an impairment of long-lived assets of $26,554,261 in fiscal 1997. No corresponding impairment was recorded in fiscal 1996. The impairment was recorded in late fiscal 1997 to reduce the carrying amounts of long-lived assets to their estimated values. The primary assets for which an impairment was recorded were excess of cost over net assets acquired ($20,215,000), and property and equipment ($6,100,000).

     Interest expense increased $3,381,688, from $2,129,876 in fiscal 1996 to $5,511,564 in fiscal 1997. The increase was primarily due to (1) the additional interest expense associated with the increases in total debt with the issuances of convertible notes and subordinated debentures in August 1996, March 1997 and August 1997 as described above, and (2) a charge to interest expense of $1,986,000 in fiscal 1997 for the difference between the face amount of the $8,800,000 of debentures issued in 1997 and the $6,814,000 of proceeds.

     The Company recorded other income of $47,283,136 in fiscal 1997 to reduce liabilities as of December 31, 1997 to the estimated liquidation value of assets at that date. This entry was necessary as part of the change in basis of accounting from the going concern basis to the liquidation basis as of December 31, 1997. There was no corresponding entry in the fiscal 1996 financial statements.

YEAR ENDED DECEMBER 31, 1996 VERSUS YEAR ENDED DECEMBER 31, 1995

     Revenues increased $14,920,481, or 72%, from $20,748,021 in 1995 to
$35,668,502 in 1996. Revenue minutes increased approximately 82,000,000, or 85% from approximately 97,000,000 in 1995 to approximately 179,000,000 in 1996.

     On a pro forma basis, as though the acquisition of USC occurred at the beginnning of 1995, revenues and minutes for 1996 increased 24% and 29%, respectively, compared with pro forma revenues of $28,694,683 or approximately 139,000,000 revenue minutes for 1995. Revenue growth for 1996 was also impacted by the FCLD acquisition which contributed $1,049,504 and the Addtel acquisition which contributed $2,057,176 in retail revenue and $3,241,667 in wholesale revenue. Operator services, wholesale (excluding Addtel) and international call back business revenues increased by $257,335 from 1995 to 1996; however, as a percentage of total revenues, declined from 35% in 1995 to 21% in 1996.

     Gross profit increased by $6,506,366 from $6,631,908 in 1995 to $13,138,274 in 1996. The gross profit margin increased by 5% from 32% in 1995 to 37% in 1996. This increase was primarily attributable to the integration and operation of the Company's network coupled with an increased number of calls originating and terminating on the network more than offsetting the unfavorable impact of the circuit availability problems experienced during the third and fourth quarters of 1996. Additionally, there has been an overall improved call mix with the higher margin "1+" traffic comprising a larger percentage of total traffic than the lower margin operator service and wholesale traffic. Negatively impacting the margin was the $3,241,667 of wholesale revenue from the Addtel acquisition which has a 4% gross profit margin.

     General and administrative expense increased by $4,449,496 from $6,478,394 in 1995 to $10,927,890 in 1996, and as a percentage of revenues, decreased from 32% in 1995 to 31% in 1996. The increase in total general and administrative expense is attributable to additional growth and acquisitions in 1996. The decrease as a percentage of revenues reflects management's continued focus on cost containment.

     Depreciation and amortization expense increased $1,574,675 from $1,287,225 in 1995 to $2,861,900 in 1996, and as a percentage of revenues, increased from 6% in 1995 to 8% in 1996. This increase resulted from higher depreciation and amortization charges arising from the acquisitions of USC, FCLD and Addtel, and increased depreciation from the acquisition of switching and other network equipment.

     During the fourth quarter of 1996, the Company incurred an $806,436 nonrecurring charge to operations related to reconfiguring its network. This reconfiguration included (i) the deployment of two additional switches to enhance the efficiency of the network, (ii) the addition of a number of new circuits throughout the Company's service area, and (iii) the planned expansion of the network to the west coast. The combination of these factors necessitated the Company to take its network down for a period of time, thus increasing the volume of lower margin off-net traffic.

     During 1996, the Company incurred a $2,015,506 nonrecurring restructuring and integration charge to operations comprised of (i) $227,201 for restructuring the Company's sales organization, (ii) $1,244,511 for discontinuing the Company's international call back product line, and (iii) $543,794 for integration of the FCLD and Addtel acquisitions during 1996.

     The $227,201 sales restructuring charge represents excess and duplicate costs in the fourth quarter of 1996 arising from restructuring the Company's sales organization from a predominant single sales channel direct approach to a more cost effective four channel approach consisting of (i) direct sales, (ii) telemarketing, (iii) agents, and (iv) mass marketing. The preponderance of this charge is comprised of salary and benefit costs associated with headcount reductions. The $1,244,511 charge for discontinuing the Company's international call back product line is principally comprised of employee associated costs and reserves for uncollectible accounts receivable. The $543,794 charge for integration of the FCLD and Addtel acquisitions is principally comprised of costs associated with excess and duplicate personnel reductions.

     During 1995, the Company incurred a $143,558 nonrecurring charge to operations related to the discontinuation of its non-telecommunications Russian ventures. This charge was made for costs associated with winding down the affairs of these ventures including termination costs, collectibility of receivables, and write-down of certain assets.

     The Company incurred a loss from continuing operations before other income (expense) of $1,277,110 in 1995 versus a loss from continuing operations before other income (expense) of $3,473,458 in 1996. This increase was primarily attributable to the nonrecurring charges and increased depreciation and amortization expense, partially offset by improved gross profit margins.

     The Company had net other expense of $658,111 in 1995 compared to net other expense of $1,908,701 in 1996. This increase was primarily due to an increase in interest expense from $682,796 to $2,129,876 related to the offering of the Notes in August 1996.

     The Company recorded a loss from discontinued operations before other income (expense) of $4,530,742 in 1995. The provision for operating losses of the discontinued operations during the phase-out period was increased by $475,000 in 1995. The $150,000 reserve established at December 31, 1994 became inadequate due to unforeseen delays in the proposed spin-off of Strategic Abstract & Title Corporation ("SATC") and the ultimate decision to cancel the spin-off and sell the subsidiary after the death of SATC's president in September 1995. On February 29, 1996, SATC was sold to a key member of SATC management for a $500,000 note payable over ten years bearing interest at 7% per annum. At December 31, 1995, the Company recorded an impairment loss of $4,055,742, including a reserve against the note, to reflect the net realized value of SATC. This amount was a noncash charge against earnings.

     The Company recognized a net gain (made up of two components) on extinguishment of debt of $1,327,644 for 1996. The first component was a gain on extinguishment of debt of $2,149,191 relating to the Company's redemption of securities issued in connection with the USC acquisition for an aggregate of 843,023 shares of the Company's Common Stock and $308,500 of cash. This gain was recognized in the second quarter of 1996. These securities redeemed included (i) notes having an aggregate principal amount of $3,150,000 and bearing interest at 11% per annum, (ii) an aggregate of 125,000 shares of Series B Cumulative Convertible Preferred Stock, and (iii) a warrant which was exercisable into an aggregate of 1,050,000 shares of the Company's Common Stock at any time prior to July 31, 2000 at a per share price of $1.25. The second component was a loss on extinguishment of debt of $821,547 relating to the Company's redemption of its $2,000,000 principal amount of convertible debentures from the proceeds of the offering of the Notes which was incurred in the third and fourth quarters of 1996.

     The Company incurred a net loss of $6,465,963 in 1995 as compared to $4,054,515 in 1996. This improvement is primarily attributable to the one-time net extraordinary gain on extinguishment of debt, improved profit margins, and the absence of a discontinued operations charge in 1996, partially offset by the nonrecurring charges, increased interest expense and increased depreciation and amortization expense.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
SA Telecommunications, Inc.
Dallas, Texas

     We have audited the statement of net assets in liquidation of SA Telecommunications, Inc. as of December 31, 1997, and the statements of operations, cash flows and changes in shareholders' equity and net assets in liquidation for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As described in Note 2 to the financial statements, in November 1997, the Company filed for protection under the U.S. Bankruptcy Code. However, in early 1998, management of the Company determined that the remaining assets most likely either would be sold or assigned to secured creditors, with any remaining proceeds distributed to other creditrs. Therefore, the Company is not expected to continue as a going concern, and as a result, has changed its basis of accounting as of December 31, 1997, from the going concern basis to the liquidation basis.

     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material aspects, the net assets in liquidation of SA Telecommunications, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the the year then ended in conformity with generally accepted accounting principles applied on the basis of accounting described in the preceding paragraph.

HEIN + ASSOCIATES LLP
Dallas, Texas
April 23, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of SA Telecommunications, Inc.

     In our opinion, the consolidated balance sheet and the related consolidated statements of operations, of cash flows and of changes in shareholders' equity as of and for each of the two years in the period ended December 31, 1996, prior to restatement (not presented separately herein), present fairly, in all material respects, the financial position of SA Telecommunications, Inc. and its subsidiaries at December 31, 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of SA Telecommunications, Inc. for any perioid subsequent to December 31, 1996 nor have we examined any adjustments applied to the 1996 financial statements.

PRICE WATERHOUSE LLP
Dallas, Texas
March 25, 1997

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                     STATEMENT OF NET ASSETS IN LIQUIDATION
                            AS OF DECEMBER 31, 1997

               ASSETS
Cash and cash equivalents............  $       228,495
Trade accounts receivable............        3,658,276
Inventory, prepaid expenses and
other................................           61,576
Property and equipment...............        5,587,636
Customer lists and other
intangibles..........................        5,026,018
                                       ---------------
          Total assets...............  $    14,562,001
                                       ===============
             LIABILITIES
Post-petition accounts payable and
  accrued expenses...................  $     5,446,690
Notes payable due secured creditors
  expected to be assumed.............        3,551,544
Other notes payable and capital lease
  obligations due secured
  creditors..........................        4,537,190
Priority claims accounts payable and
  accrued expenses...................          538,526
Pre-petition accounts payable and
  accrued expenses...................       11,518,229
Unsecured notes payable..............          252,958
Unsecured subordinated debt..........       36,000,000
                                       ---------------
          Total liabilities before
            adjustment to reduce
            liabilities to estimated
            liquidation value of
            assets...................       61,845,137
Less adjustment to reduce liabilities
  to estimated liquidation value of
  assets:
     Secured creditors...............         (110,691)
     Other creditors.................      (47,172,445)
                                       ---------------
          Total adjustment to reduce
            liabilities to estimated
            liquidation value of
            assets...................      (47,283,136)
                                       ---------------
          Total liabilities..........  $    14,562,001
                                       ===============
Commitments and contingencies (Note
  20)

       See accompanying notes to these consolidated financial statements.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1996

               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    14,360,466
     Accounts and note receivables:
          Trade, net of allowance for
           doubtful accounts of
           $2,796,946................        7,035,710
          Other, net of allowance for
           doubtful accounts of
           $31,479...................        1,481,072
     Inventory.......................          136,875
     Prepaid expenses and other......          594,081
                                       ---------------
               Total current
                assets...............       23,608,204
PROPERTY AND EQUIPMENT...............       10,054,937
     Less accumulated depreciation
      and amortization...............       (1,380,307)
                                       ---------------
               Net property and
                equipment............        8,674,630
EXCESS OF COST OVER NET ASSETS
  ACQUIRED,
  net of accumulated amortization....       27,902,634
OTHER ASSETS:
     Debt issuance cost..............        2,083,843
     Other...........................          409,758
                                       ---------------
               Total other assets....        2,493,601
                                       ---------------
               Total assets..........  $    62,679,069
                                       ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable................  $     2,023,955
     Accrued telecommunications
      expenses.......................       11,360,002
     Other accrued expenses..........        2,382,504
     Acquisition obligation..........        9,500,000
     Short-term notes payable........          782,239
     Current maturities of long-term
      obligations....................          570,859
                                       ---------------
               Total current
                liabilities..........       26,619,559
                                       ---------------
LONG-TERM OBLIGATIONS, LESS CURRENT
  MATURITIES.........................       28,477,903
COMMITMENTS AND CONTINGENCIES (Note
  20)
SERIES A REDEEMABLE PREFERRED STOCK,
  $.00001 par value, 250,000 shares
  authorized; and 180,000 shares
  issued.............................        1,330,303
SHAREHOLDERS EQUITY:
     Common Stock, $.0001 par value,
      50,000,000 shares authorized;
      and 16,858,053 issued..........            1,686
     Additional paid-in capital......       26,402,671
     Accumulated deficit.............      (16,299,038)
     Treasury stock (1,197,518
      shares) at cost................       (3,854,015)
                                       ---------------
               Total shareholders'
                equity...............        6,251,304
                                       ---------------
               Total liabilities and
                shareholders'
                equity...............  $    62,679,069
                                       ===============

       See accompanying notes to these consolidated financial statements.

                     SA TELECOMMUNICATIONS AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              FOR THE YEARS ENDED DECEMBER 31,
                                       -----------------------------------------------
                                            1997             1996            1995
                                       ---------------  --------------  --------------
Telecommunications revenues..........  $    39,841,012  $   35,668,502  $   20,748,021
Cost of revenue......................       35,399,140      22,530,228      14,116,113
                                       ---------------  --------------  --------------
Gross profit.........................        4,441,872      13,138,274       6,631,908
Operating expenses:
     General and administrative......       22,570,255      10,927,890       6,478,394
     Depreciation and amortization...        4,703,688       2,861,900       1,287,225
     Impairment of long-lived asset
       values........................       26,554,261        --              --
     Nonrecurring network
       reconfiguration costs.........        --                806,436        --
     Nonrecurring restructuring and
       integration costs.............        --              2,015,506         143,399
                                       ---------------  --------------  --------------
          Total operating expenses...       53,828,204      16,611,732       7,909,018
                                       ---------------  --------------  --------------
Loss from continuing operations
  before other income (expense) and
  extraordinary item.................      (49,386,332)     (3,473,458)     (1,277,110)
Other income (expense):
     Interest expense................       (5,511,564)     (2,129,876)       (682,796)
     Adjustment to reduce liabilities
       to estimated liquidation value
       of assets.....................       47,283,136        --              --
     Other, net......................          140,422         221,175          24,685
                                       ---------------  --------------  --------------
          Total other income
             (expense)...............       41,911,994      (1,908,701)       (658,111)
                                       ---------------  --------------  --------------
Loss from continuing operations
  before extraordinary
  item...............................       (7,474,338)     (5,382,159)     (1,935,221)
Discontinued operations:
     Provision for operating losses
       during phase-out period.......        --               --              (475,000)
     Loss from impairment............        --               --            (4,055,742)
                                       ---------------  --------------  --------------
          Loss from discontinued
             operations..............        --               --            (4,530,742)
                                       ---------------  --------------  --------------
Loss before extraordinary item.......       (7,474,338)     (5,382,159)     (6,465,963)
Extraordinary item -- net gain on
  extinguishment
  of debts...........................        --              1,327,644        --
                                       ---------------  --------------  --------------
Net loss.............................       (7,474,338)     (4,054,515)     (6,465,963)
Preferred dividend requirements,
  including accretion................         (408,537)       (248,344)       (125,352)
                                       ---------------  --------------  --------------
Net loss applicable to common
  shareholders.......................  $    (7,882,875) $   (4,302,859) $   (6,591,315)
                                       ===============  ==============  ==============
Loss per weighted average common
  share outstanding:
     Continuing operations (basic and
       diluted)......................  $         (0.48) $        (0.35) $        (0.17)
     Discontinued operations (basic
       and diluted)..................  $     --         $     --        $        (0.39)
     Loss before extraordinary item
       (basic and diluted)...........  $         (0.48) $        (0.35) $        (0.56)
     Extraordinary item (basic and
       diluted)......................        --                   0.08        --
     Net loss per share (basic and
       diluted)......................  $         (0.48) $        (0.27) $        (0.56)
          Net loss per share
             applicable to common
             shareholders (basic and
             diluted)................  $         (0.50) $        (0.28) $        (0.57)
Weighted average number of common
  shares
  outstanding........................       15,663,304      15,199,928      11,639,186
                                       ===============  ==============  ==============

       See accompanying notes to these consolidated financial statements.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS EQUITY
                         AND NET ASSETS IN LIQUIDATION
         FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH DECEMBER 31, 1997

                                             SERIES B
                                         PREFERRED STOCK         COMMON STOCK       ADDITIONAL
                                       --------------------   -------------------     PAID-IN     ACCUMULATED    TREASURY
                                        SHARES     AMOUNT      SHARES     AMOUNT      CAPITAL       DEFICIT       STOCK
                                       --------   ---------   ---------   -------   -----------   -----------   ----------
Balances at January 1, 1995..........     --      $  --       10,566,139  $ 1,057   $15,629,114   $(5,404,864)  $ (240,950)
Private placements of common stock...     --         --       1,981,120       197     2,379,464       --           (44,057)
Issuance of common stock for exercise
  of options.........................     --         --         914,861        92       633,521       --          (171,594)
Issuance of Series B Preferred Stock
  for acquisition of USC.............   125,000     575,280      --         --          --            --            --
Issuance of warrants for acquisition
  and financing of USC...............     --         --          --         --        2,213,000       --            --
Preferred dividend requirements,
  including accretion................     --         --          --         --          --           (125,352)      --
Net loss for the year................     --         --          --         --          --         (6,465,963)      --
                                       --------   ---------   ---------   -------   -----------   -----------   ----------
Balances at December 31, 1995........   125,000     575,280   13,462,120    1,346    20,855,099   (11,996,179)    (456,601)
Private placements of common stock...     --         --         251,700        25       369,975       --            --
Issuance of common stock for:
    Exercise of options..............     --         --         524,036        52       632,444       --          (497,414)
    Exercise of warrants.............     --         --       1,090,000       109     1,362,391       --            --
    Conversion of debt...............     --         --         267,856        27       449,973       --            --
    Other............................     --         --         419,318        42       750,633       --            --
Issuance of common stock for
  acquisition of USC securities......  (125,000)   (575,280)    843,023        85     1,613,229       --        (2,900,000)
Issuance of warrants.................     --         --          --         --          368,927       --            --
Preferred dividend requirements,
  including accretion................     --         --          --         --          --           (248,344)      --
Net loss for the year................     --         --          --         --          --         (4,054,515)      --
                                       --------   ---------   ---------   -------   -----------   -----------   ----------
Balances at December 31, 1996........     --         --       16,858,053    1,686    26,402,671   (16,299,038)  (3,854,015)
Issuance of common stock for cash....     --         --          23,300         2        11,183            --       --
Preferred dividend requirement,
  including accretion................     --         --          --         --          --           (408,537)      --
Net loss for the year................     --         --          --         --          --         (7,474,338)      --
Adjustments for expected
  liquidation........................     --         --          --        (1,688)  (26,413,854)   24,181,913    3,854,015
                                       --------   ---------   ---------   -------   -----------   -----------   ----------
Net assets in liquidation at December
  31, 1997...........................     --      $  --       16,881,353  $ --      $   --        $   --        $   --
                                       ========   =========   =========   =======   ===========   ===========   ==========

                                          TOTAL
                                       ------------
Balances at January 1, 1995..........  $  9,984,357
Private placements of common stock...     2,335,604
Issuance of common stock for exercise
  of options.........................       462,019
Issuance of Series B Preferred Stock
  for acquisition of USC.............       575,280
Issuance of warrants for acquisition
  and financing of USC...............     2,213,000
Preferred dividend requirements,
  including accretion................      (125,352)
Net loss for the year................    (6,465,963)
                                       ------------
Balances at December 31, 1995........     8,978,945
Private placements of common stock...       369,975
Issuance of common stock for:
    Exercise of options..............       135,082
    Exercise of warrants.............     1,362,500
    Conversion of debt...............       450,000
    Other............................       750,675
Issuance of common stock for
  acquisition of USC securities......    (1,861,966)
Issuance of warrants.................       368,927
Preferred dividend requirements,
  including accretion................      (248,344)
Net loss for the year................    (4,054,515)
                                       ------------
Balances at December 31, 1996........     6,251,304
Issuance of common stock for cash....        11,185
Preferred dividend requirement,
  including accretion................      (408,537)
Net loss for the year................    (7,474,338)
Adjustments for expected
  liquidation........................     1,620,386
                                       ------------
Net assets in liquidation at December
  31, 1997...........................  $    --
                                       ============

       See accompanying notes to these consolidated financial statements.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              FOR THE YEARS ENDED DECEMBER 31,
                                          ----------------------------------------
                                              1997          1996          1995
                                          ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss............................  $ (7,474,338) $ (4,054,515) $ (6,465,963)
    Adjustments to reconcile net loss to
     net cash provided by (used in)
     operating activities:
         Extraordinary net gain on
           extinguishment of debts......       --         (1,327,644)      --
         Provision for discontinued
           operations...................       --            --          4,530,742
         Depreciation and
           amortization.................     4,703,688     2,861,900     1,287,225
         Provision for losses on
           accounts receivable..........     1,947,230     2,197,083       455,793
         Write off of debt issuance
           costs........................     2,293,202       --            --
         Write off of debenture
           discount.....................     1,985,851       --            --
         Cash used for discontinued SATC
           business.....................       --            --           (263,320)
         Impairment of long-lived
           assets.......................    26,554,261       --            --
         Adjustment to reduce
           liabilities to estimated
           liquidation value of
           assets.......................   (47,283,172)      --            --
         Other..........................      (570,102)       17,946       (44,587)
         (Increase) decrease, net of
           effect of acquisitions:
             Accounts and notes
                receivable..............     2,911,276      (925,570)     (862,288)
             Prepaid expenses and
                other...................       669,380      (280,481)      394,822
             Other assets...............       --              9,162       320,990
         Increase (decrease), net of
           effect of acquisitions:
             Accounts payable and
                accrued expense.........    (7,605,334)    2,137,509      (577,900)
                                          ------------  ------------  ------------
                  Net cash provided by
                     (used in) operating
                     activities.........   (21,868,058)      635,390    (1,224,486)
                                          ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and
     equipment..........................    (1,066,698)   (3,588,786)     (193,276)
    Purchase of First Choice, net of
     cash acquired......................       --         (2,244,110)      --
    Purchase of Addtel, net of cash
     acquired...........................       --         (6,840,481)      --
    Acquisition obligation -- Addtel....       --          9,500,000       --
    Purchase of USC, net of cash
     acquired...........................       --            --         (6,974,685)
    Other...............................       --                849        26,141
                                          ------------  ------------  ------------
                  Net cash used in
                     investing
                     activities.........    (1,066,698)   (3,172,528)   (7,141,820)
                                          ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings..........................     6,730,000    29,269,805     7,450,000
    Debt issuance cost..................      (418,000)   (2,174,799)      --
    Principal payments of obligations...    (1,066,574)   (9,671,270)   (1,971,510)
    Net additions to line of credit.....     3,546,174       --            --
    Proceeds from private placements of
     common stock.......................       --            --          2,073,104
    Purchase of treasury stock..........       --         (2,900,000)      --
    Proceeds from common stock sale.....        11,185       --            --
    Proceeds from exercise of options...       --            187,630       307,019
    Proceeds from exercise of
     warrants...........................       --          1,362,500       --
    Proceeds from Series A Redeemable
     Preferred Stock....................       --            --          1,000,000
                                          ------------  ------------  ------------
                  Net cash provided by
                     financing
                     activities.........     8,802,785    16,073,866     8,858,613
                                          ------------  ------------  ------------
INCREASE (DECREASE) IN CASH.............   (14,131,971)   13,536,728       492,307
CASH, beginning of year.................    14,360,466       823,738       331,431
                                          ------------  ------------  ------------
CASH, end of year.......................  $    228,495  $ 14,360,466  $    823,738
                                          ============  ============  ============

       See accompanying notes to these consolidated financial statements.

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITY:

     During the year ended December 31, 1997, the Company entered into capital leases for telecommunications equipment and a billing computer in the amount of $3,587,000.

     During the year ended December 31, 1997, the Company accrued dividends and recorded accretion on the Series A Preferred Stock of $408,537.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND ORGANIZATION

     SA Telecommunications, Inc. (STEL or the Company) is a full-service, regional interexchange carrier that has provided intrastate, interstate and international service, as well as a variety of operator and other services. In November 1997, the Company filed for protection under the U.S. Bankruptcy Code. In January 1998, the Company entered into an agreement to sell a significant portion of its assets as described in Note 3. Due to the bankruptcy filing and the Company's intention to sell and otherwise dispose of its remaining assets, the Company has changed its basis of accounting to the liquidation basis effective December 31, 1997, which is described in Note 2.

     The Company has conducted its domestic telecommunications operations through U.S. Communications, Inc. (USC) (acquired effective June 1, 1995 -- see
Note 6), Long Distance Network, Inc. (LDN) acquired in 1994 -- see Note 7) and AddTel Communications, Inc. (Addtel) (acquired effective November 1, 1996 -- see
Note 4). USC, LDN and Addtel provide direct dial long distance services to small and medium-sized commercial customers and, to a lesser extent, residential customers. Additionally, operator services (telephone calling card, collect, third party billing, and credit card calls requiring operator assistance) are provided to hotels, motels, hospitals, universities, private pay telephone owners, and residences. Domestic telecommunications revenue comprised approximately 97%, 95% and 92% of consolidated revenues in 1997, 1996 and 1995, respectively.

     The Company conducted its international call back telecommunications operations mainly in Central and South America through North American Telecommunications Corporation (NATC). NATC is a private telecommunications carrier which provides various long distance telecommunications services to its foreign customers, including interchange services, operator services, international long distance, voice mail, conference calling, and facsimile distribution. Foreign revenues comprised approximately 3%, 5% and 8% of total consolidated revenues in 1997, 1996 and 1995, respectively. NATC conducted business under the product name of "GlobalCOM". The Company sold the operations of NATC in 1997 for an interest in future profits. No material amounts related to the sale have been recorded in the accompanying financial statements.

     Until September 1995, the Company participated in various joint ventures in the Baltic States and Commonwealth of Independent States (formerly the Soviet Union). At September 30, 1995, the Company terminated its participation in these joint ventures to focus on its telecommunications business. These operations had no significant impact on the consolidated statements of operations for the year ended December 31, 1995.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  LIQUIDATION BASIS OF ACCOUNTING

     As described above, in January 1998 the Company agreed to sell certain assets and operations and expects that its remaining assets either will be assigned to secured creditors or sold with any remaining proceeds distributed to other creditors. As a result, the Company has changed its basis of accounting from the going concern basis to the liquidation basis as of December 31, 1997. The liquidation basis of accounting presents assets at the amounts expected to be realized in liquidation and liabilities at amounts expected to be paid to creditors. The accompanying financial statements present liabilities at their stated amounts and include a contra-liability to reduce the total liabilities to the estimated liquidation value of the assets, because the relative amounts of the assets that will be distributed to the various groups of creditors has not yet been determined by the Bankruptcy Court. The reduction of the liabilities to the estimated liquidation value of the assets is included under the "other income (expense)" caption in the accompanying statement of operations.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior period amounts have been reclassified for comparative purposes.

  FINANCIAL INSTRUMENTS

     The fair market value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The Company believes that the fair values of financial instruments at December 31, 1996 approximate their recorded values. As of December 31, 1997, financial instruments are carried at estimated liquidation value in the accompanying statement of net assets in liquidation.

  BUSINESS AND CREDIT CONCENTRATIONS

     In the normal course of business, the Company extends unsecured credit to its customers. All international call back telecommunications services are billed and principally paid in U.S. dollars. Management has provided an allowance for doubtful accounts to provide for amounts which may eventually become uncollectible and to provide for any disputed charges. No customers individually accounted for more than 10% of consolidated revenues in 1997, 1996 or 1995.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and investments with purchased original maturities of three months or less.

  INVENTORY

     Prior to December 31, 1997, inventory was valued at the lower of cost or market with the cost determined using the first-in, first-out method. Inventory consists of automatic dialers for installation in customers' telephone equipment.

  PROPERTY AND EQUIPMENT

     Prior to December 31, 1997, property and equipment was stated at cost. Depreciation and amortization for financial statement purposes was provided by the straight-line method over the estimated useful lives of the depreciable assets. Maintenance and repairs are expensed as incurred while replacements and betterments are capitalized.

  GOODWILL AND RELATED INTANGIBLES

     Goodwill and related intangibles reflect the acquired cost of goodwill, customer lists, non-compete agreements, and related items. These costs are classified as "excess of cost over net assets acquired" in the accompanying December 31, 1996 balance sheet. Prior to December 31, 1997, these intangibles were amortized by the straight-line method over their estimated useful lives. It is the Company's policy to review on an annual basis the net realizable value of its intangible assets through an assessment of the estimated future cash flows related to such assets. In the event that total assets (including property and equipment) are found to be stated at amounts in excess of estimated future cash flows, the assets are adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets. At December 31, 1997, the Company recorded an impairment allowance to reduce the carrying value of its goodwill and related intangibles by $20,215,000, as described in Note 3.

  DEBT ISSUANCE COSTS

     The Company defers costs incurred directly in connection with the issuance of debt obligations and charges such costs to interest expense on a straight-line basis over the terms of the respective debt

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

agreements. At December 31, 1997, the Company wrote off the remaining balance of capitalized debt issuance costs of $2,293,000, because the related debt was in default. This amount has been classified with general and administrative expenses in the accompanying statement of operations.

  ACCOUNTING FOR STOCK-BASED COMPENSATION

     In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS 123), was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees either to be included as compensation expense in the income statement, or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements commencing with the Company's 1996 fiscal year. The Company applies SFAS 123 on a disclosure basis only.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. At December 31, 1997, as explained above, assets are recorded at the amounts expected to be received in liquidation and liabilities have been recorded at the amounts expected to be paid creditors. Also, as described in Note 20, administrative costs to complete the bankruptcy and liquidation of the Company have been estimated and accrued and additional liabilities may arise during the course of the bankruptcy proceedings. These amounts are estimates based on management's best judgment and other sources of information. The actual amounts that are realized from the assets and paid on liabilities, and the various bankruptcy and liquidation costs could differ materially from those estimates.

  LOSS PER SHARE

     Loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the periods. The effect of outstanding options and warrants on the computation of net loss per share is antidilutive and, therefore, is not included in the computation for the years ended December 31, 1997, 1996 and 1995. Statement of Financial Accounting Standards No. 128, "Earnings Per Share", requires the application of certain new procedures to the calculation of earnings or loss per share. The new accounting standard was adopted by the Company as of December 31, 1997 for all years presented, but did not have a material effect on the Company's financial statements.

  FEDERAL INCOME TAXES

     Deferred income taxes are calculated utilizing an asset and liability approach whereby deferred taxes are provided for tax effects of basis differences for assets and liabilities arising from differing treatments for financial and income tax reporting purposes. Valuation allowances against deferred tax assets are provided where appropriate.

  STATEMENT OF CASH FLOWS

     The Company considers debt instruments with maturities of three months or less at the time of purchase to be cash equivalents. Cash paid for interest for the years ended December 31, 1997, 1996 and 1995 was $2,909,886, $1,040,840, and
$374,249, respectively.

3.  ASSET SALE AGREEMENT WITH EQUALNET

     In January 1998, the Company entered into an agreement to sell certain assets to EqualNet Corporation (EqualNet). The assets to be sold to EqualNet consist primarily of the Company's rights relative to its subscribers (including accounts receivable) certain network facilities, contracts and permits. Closing of the

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

transaction is expected to occur following formal approval by the EqualNet shareholders, which the Company believes will occur in June 1998. The purchase price is to consist of cash and convertible preferred stock of EqualNet in a total amount equal to 40% of annualized revenues plus the assumption of the outstanding balances due Greyrock secured by eligible accounts receivable of the Company (see Note 11). The amount to be paid at closing is to be reduced by certain debtor in possession financing provided by a stockholder of EqualNet after December 31, 1997 of $1,500,000, and approximately $1,000,000 of other amounts due Greyrock. Annualized revenues are to be determined based on December 1997 and January 1998 revenues and 40% of such amount is expected to be approximately $10,000,000. The cash and preferred stock expected to be received at closing are approximately $2,000,000 and $5,500,000 (face value), respectively. However, the actual value of the preferred stock is estimated to be about $2,000,000 as described below.

     The Company has recorded the asset "customer lists and other intangibles" on the accompanying statement of net assets in liquidation as of December 31, 1997 in an amount equal to the excess of the estimated value of the purchase price to be received from EqualNet (including liabilities to be assumed) over the estimated values of the identifiable assets to be acquired. The difference of $20,215,000 between this amount and the balance in the Company's account "excess of cost over net assets acquired" that was recorded on the Company's books prior to December 31, 1997, has been included with "impairment of long-lived assets" in the accompanying statement of operations. In determining the estimated value of the EqualNet convertible preferred stock, a discount of 64% was applied to its face value based on the estimated fair value of the underlying common stock of EqualNet derived from recent sales of large blocks of that stock. Management of the Company believes a discount of only 28% from the face value is appropriate based on their analysis. An independent valuation of the preferred stock has not been performed. The ultimate value of the preferred stock may differ from both of these estimates.

4.  ACQUISITION OF ADDTEL COMMUNICATIONS, INC.

     Effective November 1, 1996, the Company acquired all of the outstanding common stock of Addtel, a switchless reseller of long distance services located in Glendale, California. The aggregate purchase price of $9.5 million (including $2 million allocated to nonsolicitation agreements) was paid $8 million in cash with the remaining $1.5 million held in escrow by the Company to offset certain contractual adjustments or indemnity claims. The purchase price was funded in January 1997 from the remaining proceeds of the Company's 10% Convertible Notes issued in August 1996. Accordingly, the Company recorded an acquisition obligation of $9,500,000 at December 31, 1996.

     The acquisition was accounted for as a purchase whereby the excess purchase price over the net assets acquired was recorded based upon the fair values of the assets acquired and liabilities assumed. The Company's consolidated statements of operations include the results of operations of Addtel since November 1, 1996.

     A summary of the Addtel excess of cost for financial reporting purposes over net assets acquired that was recorded as of December 31, 1996 is as follows:

                                           DECEMBER 31,
                                               1996           LIFE
                                           ------------   ------------
Goodwill................................   $  7,916,825       25 years
Nonsolicitation agreements..............      2,000,000        5 years
Customer acquisition costs..............        878,673       10 years
                                           ------------   ------------
                                             10,795,498
Accumulated amortization................       (134,043)
                                           ------------
                                           $ 10,661,455
                                           ============

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following unaudited pro forma combined results of operations for the Company assume that the acquisition of Addtel was completed at the beginning of 1995. These pro forma amounts represent historical operating results of Addtel combined with those of the Company with appropriate adjustments which give effect to interest expense and amortization. These pro forma amounts are not necessarily indicative of consolidated operating results which would have occurred had Addtel been included in the operations of the Company during the periods presented, or which may result in the future, because these amounts do not reflect full transmission and switched service cost optimization, and the synergistic effect on operations, selling, general and administrative expenses nor do the amounts reflect any higher costs associated with unanticipated integration or other organizational activities the Company may be forced to undertake as a result of the acquisition.

                                               FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                          ------------------------------
                                               1996            1995
                                          --------------  --------------
Revenues................................  $   56,832,328  $   33,474,021
Net loss................................      (6,210,115)     (8,258,267)
Net loss per share outstanding..........           (0.41)          (0.71)

5.  ACQUISITION OF FIRST CHOICE LONG DISTANCE, INC.

     Effective September 1, 1996, the Company acquired substantially all of the assets of First Choice Long Distance, Inc. (First Choice), a switch-based reseller of long distance services located in Amarillo, Texas, for a total consideration of $2,070,000 (including noncompete agreements). The assets acquired included First Choice's customer base of approximately 4,500 customers and two Siemen Stromberg-Carlson DCO Central Office type switches, which will be integrated into the Company's existing network. The purchase price was funded from the proceeds of the Company's 10% Convertible Notes issued in August 1996.

     The acquisition was accounted for as a purchase whereby the excess purchase price over the net assets acquired was recorded based upon the fair market values of assets acquired and liabilities assumed. The excess of cost over net assets acquired of $741,757 and noncompete agreements of $720,000 were being amortized on a straight-line basis over 25 and 2 years, respectively. This allocation was based on preliminary estimates subject to revision at a later date. The Company's consolidated statements of operations include the results of operations of First Choice since September 1, 1996.

     The following unaudited pro forma combined results of operations of the Company assume that the acquisition of First Choice was completed at the beginning of 1995. These pro forma amounts represent the historical operating results of First Choice combined with those of the Company with appropriate adjustments which give effect to interest expense and amortization expense. These pro forma amounts are not necessarily indicative of consolidated operating results which would have been included in the operations of the Company during the periods presented, or which may result in the future, because these amounts do not reflect full transmission and switched service cost optimization, and the synergistic effect on operating, selling, and general and administrative expenses nor do the amounts reflect any higher costs associated with unanticipated integration or other organizational activities the Company may be forced to undertake as a result of the acquisition.

                                               FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                          ------------------------------
                                               1996            1995
                                          --------------  --------------
Revenues................................  $   37,836,495  $   23,293,156
Net loss................................      (4,457,212)     (6,857,991)
Net loss per share outstanding..........           (0.29)          (0.59)

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  ACQUISITION OF U.S. COMMUNICATIONS INC.

     Effective June 1, 1995, the Company acquired all of the outstanding common stock of U.S. Communications, Inc. (USC), a switchless reseller of long distance services located in Levelland, Texas. The stated purchase price of $12 million for the USC common stock and the covenants not to compete were paid (i) $6.5 million in cash, (ii) $2.75 million in notes bearing 11% interest per annum,
(iii) $1.5 million in a separate group of notes also bearing 11% interest per annum, (iv) 125,000 shares of Series B Preferred Stock and common stock purchase warrants at their respective fair values as of the date of issuance. (See Note 12 regarding the Company's 1996 acquisition of these securities.)

     In order to fund the cash portion of the purchase price, the Company borrowed an aggregate of $7.0 million from Norwest Bank Minnesota, N.A. and privately placed 166,667 shares of its Series A Preferred Stock, along with a common stock purchase warrant exercisable into 500,000 shares of stock at $1.125 per share, with Jesup & Lamont Capital Markets, Inc. for $1.5 million. The Company recorded the Series A Preferred Stock and common stock purchase warrants at their respective fair values as of the date of issuance.

     The acquisition was accounted for as a purchase whereby the excess purchase price over the net assets acquired was recorded based upon the fair values of assets acquired and liabilities assumed. The Company's consolidated statements of operations include the results of operations of USC since June 1, 1995.

     A summary of the USC excess of cost for financial reporting purposes over net assets acquired is as follows:

                                        DECEMBER 31,
                                            1996           LIFE
                                        ------------    ----------
Goodwill.............................   $  9,399,153      25 years
Covenants not to compete.............      2,400,000       5 years
Customer acquisition costs...........      1,036,946      10 years
                                        ------------
                                          12,836,099
Accumulated amortization.............     (1,519,464)
                                        ------------
                                        $ 11,316,635
                                        ============

     The following unaudited pro forma combined results of operations for the Company assume that the acquisition of USC was completed at the beginning of 1994. These pro forma amounts represent the historical operating results of USC combined with those of the Company with appropriate adjustments which give effect to interest expense and amortization. These pro forma amounts are not necessarily indicative of consolidated operating results which would have occurred had USC been included in the operations of the Company during the periods presented, or which may result in the future, because these amounts do not reflect full transmission and switched service cost optimization, and the synergistic effect on operating, selling, general and administrative expenses nor do the amounts reflect any higher costs associated with unanticipated integration or other organizational activities the Company may be forced to undertake as a result of the acquisition.

                                               FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                          ------------------------------
                                               1996            1995
                                          --------------  --------------
Revenues................................  $   28,694,683  $   26,173,431
Net loss................................      (7,083,441)     (3,864,545)
Net loss per share outstanding..........           (0.61)          (0.42)

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  ACQUISITION OF LONG DISTANCE NETWORK, INC.

     Effective March 1, 1994, the Company acquired all of the outstanding common stock of Long Distance Network, Inc. (LDN), a switchless reseller of long distance services located in Dallas, Texas. The acquisition was accomplished through the payment of $1,354,660 in cash and the issuance of 1,302,086 shares of unregistered, restricted Common Stock of the Company to the shareholders of LDN. The Company utilized working capital and funds generated from private placements of unregistered, restricted Common Stock to complete the cash portion of the transaction. Of the total 1,302,086 shares of unregistered, restricted Common Stock issued, 1,041,666 shares related to the acquisition of LDN stock and 260,420 shares related to "Covenants Not to Compete."

     The acquisition was accounted for as a purchase whereby the excess purchase price over the net assets acquired was recorded based upon the fair values of assets acquired and liabilities assumed. The fair value of the stock issued in connection with the acquisition was estimated to be approximately $3,750,000, which reflects a discount of approximately 25% from the market price of the Company's publicly traded stock and, in management's view, is reasonable given its restricted nature. The Company's consolidated statements of operations include the results of operations of LDN since March 1, 1994.

     A summary of the LDN excess of cost for financial reporting purposes over net assets acquired is as follows:

                                           DECEMBER 31,
                                               1996           LIFE
                                           ------------    ----------
Goodwill................................    $3,983,080       25 years
Covenants not to compete................       750,000       10 years
Customer acquisition costs..............       442,563       10 years
                                           ------------
                                             5,175,643
Accumulated amortization................      (789,307)
                                           ------------
                                            $4,386,336
                                           ============

8.  DISCONTINUED OPERATIONS

     On December 28, 1994, the Company's board of directors approved a spinoff of the Company's title plant services subsidiary, Strategic Abstract and Title Corporation (SATC), in the form of a stock dividend to shareholders. During 1995, SATC filed a Form 10-SB registration statement with the Securities and Exchange Commission to become a publicly traded company prior to the distribution to shareholders. Subsequent to this filing, a decision was made to cancel the spinoff and sell 100% of the stock of the subsidiary, due in large part to the SATC president's death in September 1995. As a result, an additional $475,000 reserve was established for SATC losses until the expected date of disposal.

     On February 29, 1996, SATC was sold to a key member of SATC management for a $500,000 note, payable over ten years, bearing interest at 7% per annum. At December 31, 1995, the Company recorded an impairment loss of $4,055,742, including a reserve against the note, to reflect the net realizable value of SATC. Included among the SATC total assets are other assets, primarily trade credits with a book value of $362,000, of which the Company retained a minority portion at a de minimus value. Revenues for SATC for the year ended December 31, 1995 were $354,892.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  PROPERTY AND EQUIPMENT

     Property and equipment consist of:

                                                  DECEMBER 31,
                                          ----------------------------
                                            1997(A)          1996          LIFE(A)
                                          ------------  --------------   -----------
Land and buildings......................  $    525,480  $      766,860     30-40 yrs
Switching and other network equipment...     3,894,514       7,465,343       3-5 yrs
Equipment, computers and software.......     1,022,850       1,592,604         5 yrs
Furniture and fixtures..................       144,792         230,130       5-7 yrs
                                          ------------  --------------
                                          $  5,587,636  $   10,054,937
                                          ============  ==============

------------

(a) As explained in Note 2, the carrying values of property and equipment at December 31, 1997 are recorded at the amounts expected to be received in liquidation. The adjustment to reduce the property and equipment to those amounts totaled approximately $6,100,000 and is included in "impairment of long-lived assets" in the accompanying statement of operations. The depreciable life of each asset was applicable prior to the change to the liquidation basis of accounting on December 31, 1997.

     Switching equipment totaling $3,587,000 and $1,501,942 was recorded under capital leases at December 31, 1997 and 1996, respectively. Total depreciation expense, including amortization of equipment under capital leases, charged to operations for the years ended December 31, 1997, 1996, and 1995 was $1,833,527, $1,139,242, and $449,402, respectively.

10.  SHORT-TERM NOTES PAYABLE

     Short-term notes payable at December 31, 1996 consisted of:

Note payable to Addtel investor group...  $  772,743
Other...................................       9,496
                                          ----------
                                          $  782,239
                                          ==========

     These notes were retired in 1997.

11.  LINE OF CREDIT

     On January 9, 1997, the Company completed a line of credit arrangement with Greyrock Business Credit (Greyrock), a division of NationsCredit Commercial Corporation. The line of credit has maximum availability of $10 million, with borrowings based on 80% of eligible accounts receivable and inventory, other than receivables arising from telecommunications services rendered to customers which are billed to the customers by a regional Bell operating company, a Bell operating company, a local exchange company, a credit card company, or a provider of local telephone services. The borrowings are collateralized by accounts receivable and certain other assets of the Company and its subsidiaries and the stock of the Company's subsidiaries. The line of credit initially matured on December 31, 1997, but automatically renews for successive additional one month terms unless either party elects to terminate by giving written notice to the other not less than 30 days prior to the next maturity date. Borrowings under the line of credit bear interest at a floating rate of 2.5% above the reference rate of Bank of America NT & SA, provided that the interest rate is not less than 9% per annum. Interest is payable monthly and to the extent that accrued interest does not equal $10,000 per month, the Company is required to pay an unused line of credit fee of such difference. The Company had borrowed $3,546,173 under this facility as of December 31, 1997. This amount is included with "notes payable due secured creditors expected to be assumed" in the accompanying statement of net assets in liquidation.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The agreements regarding the line of credit contain covenants which, among other matters, limit the ability of the Company and its subsidiaries to take the following actions without the consent of Greyrock: (1) merge, consolidate and acquire or sell assets, (2) incur indebtedness outside the ordinary course of business which would have a material adverse effect on the Company and its subsidiaries taken as a whole or on the prospect of repayment of the obligations under the line of credit, (3) pay dividends other than stock dividends and certain dividends with respect to the Company's Series A Cumulative Convertible Preferred Stock, and (4) redeem, purchase or acquire its capital stock.

12.  OTHER DEBT OBLIGATIONS

     Other debt obligations at December 31, 1997 and 1996 consisted of:

                                                    DECEMBER 31,
                                          --------------------------------
                                               1997               1996
                                          --------------    --------------
Subordinated Convertible Notes and
  Debentures due on August 15, 2006 with
  interest payable semi-annually at 10%
  per annum.............................  $   36,000,000(a) $   27,200,000
Note payable to a trust (collateralized
  by land and building) due in monthly
  installments of $1,586 including
  interest at 10% with the balance due
  in 2004...............................          90,860(b)         99,376
Note payable to a bank (collateralized
  by land, building and equipment) due
  in monthly installments of $8,338
  including interest at 9.75% with the
  balance due in 1998...................           5,371(c)         94,822
Other unsecured notes, various terms....         252,958(d)         26,237
Other notes payable, various terms,
  repaid in 1997........................        --                  85,203
Capital lease obligations...............       4,365,577(b)      1,543,124
                                          --------------    --------------
          Total.........................  $   40,714,766        29,048,762
                                          ==============
Less current maturities at December 31,
1996:
     Long-term debt.....................                          (133,392)
     Capital lease obligations..........                          (437,467)
                                                            --------------
Long-term obligations at December 31,
1996....................................                    $   28,477,903
                                                            ==============

------------

(a) The Notes and Debentures (described below) are classified as "unsecured subordinated debt" at December 31, 1997.

(b) These notes and lease obligations are included with "notes payable and capital lease obligations due secured creditors" at December 31, 1997.

(c) This note is included with "notes payable due secured creditors expected to be assumed" at December 31, 1997.

(d) These notes are included with "unsecured notes payable" at December 31, 1997.

     On August 12, 1996, the Company consummated a private placement of $27,200,000 of its 10% Convertible Notes due 2006 (the Notes). The Notes are currently convertible into the Company's Common Stock at a conversion price of $2.55 per share, subject to adjustment under certain circumstances. The net proceeds from the sale of the Notes were approximately $25.4 million after giving effect to the transaction related fees and expenses. The Company used approximately $12.0 million of the net proceeds from the private placement to repay certain indebtedness, and to repurchase or redeem certain shares of the Company's Common Stock and outstanding debentures. The Company utilized the balance of the proceeds (approximately $13.4 million) primarily to effect acquisitions and strategic alliances, to make capital expenditures, and for general corporate purposes.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In March 1997 and August 1997, the Company completed private placements of $3,800,000 and $5,000,000, respectively of 10% Convertible Debentures due 2006 (the Debentures) on terms effectively identical to the terms of the Notes. The difference between the face amount of the debentures of $8,800,000 and the net proceeds of $6,814,149 was charged to interest expense in 1997.

     Interest on the Notes and Debentures is payable semi-annually on February 15 and August 15 of each year commencing February 15, 1997 at the rate of 10% per annum. The Company is currently in default under its obligations to the Note and Debenture holders. Any rights of the Note and Debenture holders pursuant to the default will be determined in the bankruptcy proceedings. No interest has been accrued on the Notes and Debentures subsequent to the bankruptcy filing in November 1997.

     In September 1996, the Company redeemed its $2,000,000 principal amount of convertible debentures which had been issued in March, April and June of 1996. An $821,547 extraordinary loss on extinguishment of debt was recorded on this redemption. This loss was comprised of $406,813 in unamortized debt issuance costs attributable to the debentures and 182,706 shares of Common Stock (fair market value of $414,734) issued to the debenture holders as consideration for an "in the money" convertible feature of the debentures.

     On March 8, 1996, the Company entered into an agreement with the former USC shareholders to purchase debt and equity securities of the Company issued to the USC shareholders in connection with the acquisition of USC for a $3,085,000 purchase price. The securities purchased by the Company consisted of promissory notes of the Company in an aggregate principal amount of $3,150,000, 125,000 shares of the Company's Series B Cumulative Convertible Preferred Stock and warrants exercisable into 1,050,000 shares of the Company's Common Stock. The purchase was effected through a two-step integrated transaction whereby the Company (i) acquired the USC securities for an aggregate of $308,500 in cash and 843,023 shares of the Company's Common Stock (fair market value of $2,320,000) on June 21, 1996 and (ii) repurchased the Common Stock on August 14, 1996 for $2,900,000 using proceeds of the Company's 10% Convertible Notes issued in August 1996. Pursuant to this transaction, the Company recognized an extraordinary gain on the extinguishment of the USC debt of $2,149,191.

13.  CAPITAL STOCK

     Due to the change to the liquidation basis of accounting as of December 31, 1997, all shareholders' equity accounts were reduced to zero at that time because the Company's outstanding liabilities exceeded the estimated value of its assets.

     At December 31, 1996, the Chairman and Chief Executive Officer of the Company voted an aggregate 4,257,309 shares of Common Stock (21.9% of voting control) pursuant to various voting trust agreements. The agreements were established in conjunction with the LDN acquisition, private placements and other operating activities of the Company where terms of the transactions included securities of the Company.

     Each share of Series A Cumulative Convertible Preferred Stock entitles its holder to receive an annual dividend of $.72 per share, payable at the option of the Company in either cash or shares of Series A Preferred Stock; to convert it into eight shares of Common Stock as adjusted in the event of future dilution from stock dividends and recapitalizations; and to receive up to $9.00 per share plus accrued and unpaid dividends in the event of involuntary or voluntary liquidation. Subject to certain conditions in loan agreements, the Series A Preferred Stock may be redeemed at the option of the Company on or after July 31, 1997, but must be mandatorily redeemed no later than July 21, 2000, at a price of $9.00 per share plus accrued interest and unpaid dividends. Due to the mandatory redemption requirements, the Series A Preferred Stock was recorded at its fair value at the date of issuance, with increases to its carrying value via periodic accretions up to the mandatory redemption date. Due to the change to the liquidation basis of accounting as of December 31, 1997, the Series A Preferred Stock was reduced to zero at that time because the Company's outstanding liabilities exceeded the estimated value of its assets.

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In September 1995, the Company sold 1,100,000 shares of unregistered, restricted Common Stock in a private placement transaction for $1,374,890. In conjunction with this transaction, the purchasers received common stock purchase warrants exercisable into an aggregate of 1,100,000 shares of stock at $1.25 per share.

14.  STOCK OPTIONS

     As of December 31, 1997, the Company believes all outstanding stock options have no value and any disclosure of stock option activity for 1997 would be misleading. Therefore, the following disclosures apply only to 1996 and 1995.

     At December 31, 1996, the Company had several stock option plans (the Plans) under which options to acquire up to 8,000,000 shares could be granted to directors, officers and employees of the Company. The options are nontransferable and forfeitable if the holder resigns or leaves the Company for any reason. Options under the Plans vest and may be exercised after six months from the dates of grant, but the shares acquired upon exercise may only be sold after periods of from eighteen to thirty months from the vesting date. Unexercised options generally expire five years from the dates of grant. An aggregate of 5,398,750 options had been granted under the Plans as of December 31, 1996.

     The exercise price of options granted under the Plans is no less than the market value of the stock on the dates the options are granted. Accordingly, no compensation expense is recognized by the Company with respect to such grants.

     Pro forma information regarding net income (loss) and earnings (loss) per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its director, officer and employee stock options under the fair value method of that statement. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995 respectively; no dividend yield; expected volatility of 63.2% and 66.9%; risk free interest rates of 6.1% and 7.0%; and expected lives of 5 years and 7.5 years.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                       1996                            1995
                                          ------------------------------  ------------------------------
                                           AS REPORTED      PRO FORMA      AS REPORTED      PRO FORMA
                                          --------------  --------------  --------------  --------------
Net loss................................  $   (4,054,515) $   (5,209,618) $   (6,456,963) $   (7,768,359)
Net loss per common share...............           (0.27)          (0.34)          (0.56)          (0.67)

     A summary of options granted and outstanding under the Plans is summarized below:

                                                        WEIGHTED-AVERAGE                 WEIGHTED-AVERAGE
                                            SHARES       EXERCISE PRICE      SHARES       EXERCISE PRICE
                                          -----------   ----------------   -----------   ----------------
Outstanding at beginning of year........    2,123,470        $ 1.60          2,114,800        $ 1.15
Granted.................................      827,000          2.20            994,250          1.76
Exercised...............................     (523,803)         1.21           (914,861)          .69
Forfeited...............................     (198,617)         2.14            (70,719)         1.99
Outstanding at end of year..............    2,228,050          1.86          2,123,470          1.60
Exercisable at end of year..............    2,173,050          1.87          2,123,470          1.60
Weighted-average fair value of
  options granted during the
  year..................................  $      1.29                      $      1.15

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes information about options outstanding under the Plans at December 31, 1996:

                                                          OPTIONS OUTSTANDING                       OPTIONS OUTSTANDING
                                           -------------------------------------------------   ------------------------------
                RANGE OF                     SHARES      WEIGHTED-AVERAGE   WEIGHTED-AVERAGE     SHARES      WEIGHTED-AVERAGE
                 PRICES                    OUTSTANDING   CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
----------------------------------------   -----------   ----------------   ----------------   -----------   ----------------
$.43-$.80...............................      418,000           1.2              $  .70            418,000        $  .70
1.56-2.63...............................    1,642,550           3.1                1.99          1,587,550          2.01
3.47-3.50...............................      167,500           3.9                3.50            167,500          3.50

     In addition, in 1995 the Company granted additional options outside of the Plans to the Chairman of the Board and Chief Executive Officer to acquire up to 1,000,000 shares of unregistered, restricted Common Stock. These options had a fair value of $0.54 per share on the grant date and were unexercised at December 31, 1997.

15.  FEDERAL INCOME TAXES

     The components of the net deferred tax asset at December 31, 1996 were as follows:

Deferred tax assets:
     Allowance for doubtful accounts....  $      986,990
     Other reserves.....................         140,233
     Amortization on excess of cost over
      net assets acquired...............         276,626
     Net operating loss carryforwards...       3,498,119
                                          --------------
          Gross deferred tax asset......       4,901,968
Deferred tax liabilities:
     Depreciation on other assets.......         723,214
                                          --------------
                                               4,178,754
Valuation allowance.....................      (4,178,754)
                                          --------------
Net deferred tax asset..................  $     --
                                          ==============

     The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the consolidated statements of operations:

                                              FOR THE YEARS ENDED
                                                  DECEMBER 31,
                                          ----------------------------
                                               1996           1995
                                          --------------  ------------
Income tax benefit at federal statutory
rate....................................  $   (1,285,221) $   (657,975)
Net operating losses not benefitted.....         867,509       657,975
Other...................................         417,712       --
                                          --------------  ------------
Income tax benefit provided.............  $     --        $    --
                                          ==============  ============

     At December 31, 1997, the Company had net operating loss carryforwards aggregating approximately $27,000,000 which expire in various years between 2003 and 2012. Certain changes in the Company's ownership have occurred as defined by Internal Revenue Code Section 382, which would result in an annual limitation on the amount of tax carryforwards which can be utilized.

16.  NONRECURRING CHARGES

     The Company incurred an $806,436 nonrecurring charge in the fourth quarter of 1996 related to the Company's reconfiguration of a portion of its network including (i) the deployment of two additional

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

switches to enhance the efficiency of the network, (ii) the addition of a number of new circuits throughout the Company's service area, and (iii) the planned expansion of the network to the west coast. As a result of this combination of factors, the Company was required to take its network down for a period of time and incur nonrecurring incremental expenses to carry traffic outside its network.

     The Company incurred an aggregate of $2,015,506 in nonrecurring restructuring and integration charges in 1996 comprised of (i) $227,201 in payroll and related costs eliminated in a restructuring of the Company's sales organization, (ii) $543,794 in principally payroll and related costs to be eliminated on full integration of the First Choice and Addtel acquisitions, and
(iii) $1,244,511 in principally payroll and related costs and reserves for uncollectible accounts receivable to be eliminated on the discontinuance of the Company's international call back product line. 1996 revenues and cost of revenue attributable to the Company's discontinuing international call back product line were $1,937,807 and $1,478,797, respectively. While such amounts are also nonrecurring, they have not been separately identified as nonrecurring in the statement of operations.

     The Company incurred $143,399 in nonrecurring costs in 1995 related to its discontinued Russian ventures.

17.  EMPLOYMENT CONTRACT AND SEVERANCE PACKAGES

     In 1995, the Company entered into an employment agreement with the Chairman of the Board and Chief Executive Officer. The employment agreement, which was to expire on March 23, 2001, provided for an annual salary of $275,000 and contained a bonus schedule based on audited consolidated net income on an annual basis and certain stock options. In 1997, the employment agreement was canceled and the individual was granted a severance package. Another officer was also granted a severance package in 1997. Payments received by the two officers in 1997 totaled $38,000. In addition, $86,000 is accrued at December 31, 1997 with pre-petition accrued expenses in the accompanying statement of net assets in liquidation.

18.  LEASES

     The Company leases certain office facilities and equipment under capital leases and noncancellable operating leases expiring through 2001. As permitted under the Bankruptcy Code, the Company has rejected substantially all of these leases and the related assets were returned to the lessors in early 1998 or are in the process of being returned. Additional liability to the Company, if any, under the remaining terms of the leases is determined by bankruptcy law and has been estimated at $325,000. This amount has been recorded with "pre-petition accounts payable and accrued expenses" in the accompanying statement of net assets in liquidation at December 31, 1997.

     The total rent expense incurred during the years ended December 31, 1997, 1996 and 1995 was $574,618, $425,665 and $319,758, respectively.

19.  RELATED PARTY TRANSACTIONS

     An individual who was a director of the Company for a period of time during 1996 and 1997 was also the manager of an investment fund that purchased $8,800,000 of Debentures (see Note 12) in 1997.

     The chairman of the board of the Company received $50,000 in 1997 under a consulting agreement with the Company. In addition, the chairman is to receive $105,000 upon successful completion of the sale of assets to EqualNet (see Note
3).

     In 1995, six members of the board of directors made loans to the Company aggregating $293,610 with interest at 12% per annum. All loans were repaid during the year with the exception of $25,610 outstanding at December 31, 1995. In connection with such loans, four directors accepted options to purchase 54,287

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

shares of the Company's unregistered, restricted Common Stock, all exercisable between June 17, 1995 and December 17, 1995 at $1.75 per share. All of such options expired unexercised.

     The Company had a $195,904 note receivable due from an officer and director bearing interest at 10% at December 31, 1995. Effective April 11, 1996, the Company entered into a settlement agreement with this officer under which (i) the officer's employment was terminated, (ii) the officer entered a covenant not to compete with the Company for three years, and (iii) the officer agreed to provide ongoing consulting services to the Company through March 31, 1999. In consideration for the agreement, the Company issued to the officer 142,534 shares of unregistered, restricted Common Stock (fair market value of $249,120) and released the officer from his obligations to the Company under the note receivable in a principal sum of $195,904, plus accrued but unpaid interest of $39,179. The Company capitalized the consideration given for the agreement and charged the amount to operating expenses on a straight line basis over the term of the agreement. The unamortized balance of $394,888 related to the agreement is included in other noncurrent assets at December 31, 1996. The balance was written off and charged to expense in 1997.

20.  COMMITMENTS AND CONTINGENCIES

     In July 1997 a long distance carrier filed a claim against the Company seeking to recover approximately $864,000 allegedly due and owing for telecommunications services provided to the Company. The Company has answered the complaint raising affirmative defenses, however, the Company believes a complete defense to this complaint is unlikely. Continuation of this action has been stayed as a result of the Company's bankruptcy filing. The Company believes that any allowed portion of the claim would be a general unsecured claim and has accrued the full amount of $864,000 at December 31, 1997, prior to adjustment to reduce liabilities to estimated liquidation value of assets.

     In addition, certain of the Company's telecommunications service providers have filed motions seeking termination of their contracts with the Company as well as other forms of relief. These motions have been argued before the Bankruptcy Court, but have not been ruled on by the Bankruptcy Court and are subordinate to the Order of Relief. The carriers' termination of service to the Company as a result of a ruling in their favor would have a material adverse effect on the Company's ability to continue operations through the date of the expected sale to EqualNet and liquidation of the Company and could reduce the net assets ultimately available for distribution to creditors.

     Further, pre-petition liabilities reflected in the accompanying statement of net assets in liquidation are based on schedules filed by the Company with the Bankruptcy Court (Bankruptcy Schedules) and reflect the claims which the Company believes the respective entities could assert against the Company in the bankruptcy proceedings. The claims listed in the Bankruptcy Schedules do not necessarily encompass the universe of claimants, nor the amount of each claim, which may be asserted against the Company in the bankruptcy proceedings. Any entity which believes that it has a claim against the Company will be required to file a proof of that claim, including the amount of the claim, prior to a certain date fixed by the Bankruptcy Court (the "Bar Date"). The Company anticipates that the Bar Date will be in early June 1998.

     The Company has estimated administrative costs to complete the bankruptcy and liquidation of the Company following December 31, 1997 to be approximately $2,300,000. This amount has been accrued and classified with "post-petition accounts payable and accrued expenses" in the accompanying statement of net assets in liquidation.

21.  BENEFIT PLAN

     The Company adopted a 401K Retirement Plan (the 401K Plan) effective January 1, 1996. Under the 401K Plan, employees could elect to reduce their compensation and contribute to the 401K Plan provided they had completed six months of employment eligibility, reached the age of twenty and completed at least 1,000 hours of service during any twelve consecutive month period following their first day of work. Each

                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

employee could defer up to 15% of their salary not to exceed the limit allowable by law in any one year. Vesting is 20% per year of service and the employee is credited with a year of service if they have completed at least 1,000 hours of service. The Company may, at its option, make discretionary matching contributions to the 401K Plan. An employee must meet all the service requirements of participation and be active on December 31 to be eligible for any Company matching contributions. The Company made 50% matching contributions of $12,000 and $30,599 for the 1997 and 1996 plan years, respectively. Distributions from the Plan are not permitted before the age of 65 except in the event of death, disability, or termination of employment.The Plan will terminate effective April 30, 1998 due to the bankruptcy and expected liquidation of the Company.

                                                                         ANNEX D

                                SECOND AMENDMENT
                                       TO
                             EQUALNET HOLDING CORP.
                EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN

                ADOPTED BY THE BOARD OF DIRECTORS MARCH 20, 1998

     1. Section 3 of the EqualNet Holding Corp. Employee Stock Option and Restricted Stock Plan is hereby deleted in its entirety and replaced by the following:

          Section 3.  STOCK SUBJECT TO THE PLAN

          The total amount of the Common Stock with respect to which Awards may be granted shall not exceed in the aggregate 4,000,000 shares. The class and aggregate number of shares which may be subject to the Options granted under this Plan shall be subject to adjustment under Section 7. The class and aggregate number of shares which may be subject to the Restricted Stock Awards granted under the plan also shall be subject to adjustment under
     Section 8. Shares of Common Stock with respect to which Awards may be granted may be treasury shares or authorized but unissued shares of Common Stock. If any Award under the Plan shall expire or terminate for any reason without having been exercised in full, or if any Award shall be forfeited, the shares subject to the unexercised or forfeited portion of such Award shall be available again for the purposes of the Plan.

     2. Section 6 of the EqualNet Holding Corp. Employee Stock Option and Restricted Stock Plan is hereby deleted in its entirety and replaced by the following:

          Section 6.  MAXIMUM NUMBER OF SHARES SUBJECT TO AN AWARD

          The maximum number of shares of Common Stock subject to Options that may be awarded under the Plan to any Employee during any consecutive 12 month period is 750,000. The maximum number of shares of Common Stock that may be awarded under the Plan to any Employee pursuant to Restricted Stock Awards during any consecutive 12 month period is 200,000.

     3. Except as expressly amended by this Amendment, the EqualNet Holding Corp. Employee Stock Option and Restricted Stock Plan shall continue in full force and effect in accordance with its terms.

                                                                         ANNEX E

                                FIRST AMENDMENT
                                       TO
                             EQUALNET HOLDING CORP.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                ADOPTED BY THE BOARD OF DIRECTORS MARCH 20, 1998

     1. Section 3 of the EqualNet Holding Corp. Non-Employee Director Stock Option Plan is hereby deleted in its entirety and replaced by the following:

          Section 3. AVAILABLE SHARES. The total amount of the Stock with respect to which Options may be granted under this Plan shall not exceed in the aggregate 500,000 shares; provided that the class and aggregate number of shares of Stock with respect to which Options may be granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares of Stock may be treasury shares or authorized but unissued shares of Common Stock. If any outstanding Option for any reason shall expire or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option or Options under the Plan.

     2. Section 6 of the EqualNet Holding Corp. Non-Employee Director Stock Option Plan is hereby deleted in its entirety and replaced by the following:

          Section 6.  OPTION GRANT SIZE AND GRANT DATES.

          (a) INITIAL GRANTS. An Option to purchase a number of shares of Stock equal to the quotient of $60,000 divided by the fair market value of each share of Stock on the date of such grant (an "Initial Grant") shall be granted to each person who shall become an Eligible Director after the effective date of the First Amendment to the Plan on the day following the day on which such Eligible Director is first elected or appointed to be a Director, whichever is applicable; provided that if an Eligible Director who previously received an Initial Grant terminates service as a Director and is subsequently elected or appointed to the Board, such Director shall not be eligible to receive a second Initial Grant, but shall be eligible only to receive Annual Grants (defined below) as provided in this Paragraph 6, beginning with the Annual Meeting held immediately following the date on which such Director was reelected or appointed. If, however, the Chairman of the Board of the Company determines, in his sole discretion following discussions with the Company's legal counsel, that at the time any Initial Grant is scheduled to be made the Company is in possession of material, nonpublic information about the Company, then such Initial Grant shall be suspended until the second trading day after public dissemination of such information.

          (b) ANNUAL GRANTS. An Option to purchase a number of shares of Stock equal to the quotient of $30,000 divided by the fair market value of each share of Stock on the date of such grant shall be granted to each Eligible Director as an annual retainer fee for service as a member of the Company's Board of Directors (each, an "Annual Grant").

             (i) ELIGIBLE DIRECTORS ON THE EFFECTIVE DATE OF THE PLAN. An Annual Grant shall be granted to each person who is an Eligible Director on the effective date of the Plan on the day following each Annual Meeting beginning with the first Annual Meeting to occur after the date on which the stockholders approve the Plan. If, however, the Chairman of the Board of the Company determines, in his sole discretion following discussions with the Company's legal counsel, that the Company is in possession of material, nonpublic information about the Company, then the Annual Grant shall be delayed until the second trading day after public dissemination of such information.

             (ii) ELIGIBLE DIRECTORS ELECTED OR APPOINTED AFTER THE EFFECTIVE DATE OF THE PLAN. An Annual Grant shall be granted to each person who shall become an Eligible Director after the effective date of this Plan on the day following each Annual Meeting beginning with the later of (A) the first Annual Meeting to occur after the date on which the stockholders approve the Plan and (B) the first Annual Meeting after such Eligible Director is first elected or appointed to be a Director, whichever is applicable. If, however, the Chairman of the Board of the Company determines, in his sole discretion following discussions with the Company's legal counsel, that the Company is in possession of material, nonpublic information about the Company, then the Annual Grant shall be delayed until the second trading day after public dissemination of such information.

     3. Except as expressly amended by this Amendment, the EqualNet Holding Corp. Non-Employee Director Stock Option Plan shall continue in full force and effect in accordance with its terms.

                                                                         ANNEX F

           AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY

     Article I of the Company's Articles of Incorporation is proposed to be amended to read in its entirety as follows:

     "The name of the Corporation is Equalnet Communications Corp."

                                                                         ANNEX G

                             EQUALNET HOLDING CORP.

                            STATEMENT OF RESOLUTION
                         ESTABLISHING SERIES OF SHARES
                    (SERIES B SENIOR CONVERTIBLE PREFERRED)

To the Secretary of State
  Of the State of Texas:

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, EqualNet Holding Corp., a Texas corporation (the
"Corporation"), submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the preferences, limitations and relative rights thereof:

          1.  The name of the corporation is EqualNet Holding Corp.

          2. The following resolution, establishing and designating a series of shares and fixing and determining the preferences, limitations and relative rights thereof, was duly adopted by the board of directors of the Corporation on March 6, 1998:

     WHEREAS, Article IV of the Articles of Incorporation, as amended, of the Corporation (the "Articles of Incorporation") provides for a class of authorized shares known as "Common Stock", with a par value of $0.01 per share, issuable from time to time, and for a class of authorized shares known as "Preferred Stock", with a par value of $0.01 per share, issuable from time to time in one or more series; and

     WHEREAS, pursuant to Article IV of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation is authorized to fix and determine the preferences, limitations and relative rights of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding); and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to establish, designate and issue an additional series of such Preferred Stock and to fix and determine the preferences, limitations and relative rights relating thereto;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby establish and designate a series of Preferred Stock of the Corporation and does hereby fix and determine the preferences, limitations and relative rights relating to said series of Preferred Stock, as follows:

          Section 1.  Designation and Amount.

          The shares of such series shall be designated as "Series B Senior Convertible Preferred Stock," and the number of shares constituting the Series B Senior Convertible Preferred Stock shall be 3,000, and shall not be subject to increase.

          Section 2.  Dividends and Distributions.

          The holders of outstanding shares of Series B Senior Convertible Preferred Stock shall be entitled to share in any and all dividends declared and paid on the Common Stock, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose. The amount of dividends payable on each share of Series B Senior Convertible Preferred Stock shall equal the product of (a) the amount of dividends per share declared on the Common Stock multiplied by (b) the number of shares of Common Stock into which each share of Series B Senior Convertible Preferred Stock is convertible on the date such dividend is declared.

          Section 3.  Liquidation Preference.

          In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Senior Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Senior Convertible Preferred Stock equal to $1,000.00 (the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Senior Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series B Senior Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of any holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Senior Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of any Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Senior Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B Senior Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Senior Convertible Preferred Stock and any Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

          The Series B Senior Convertible Preferred Stock shall rank senior to and be Senior Liquidation Stock with respect to the Company's Series A Convertible Preferred Stock, par value $.01 per share, and the Company's Series A Convertible Preferred Stock shall rank subordinate to and be Junior Liquidation Stock with respect to the Series B Senior Convertible Preferred Stock.

          Section 4.  No Sinking Fund.

          The shares of Series B Senior Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

          Section 5.  Mandatory Conversion.

          At 5:00 p.m., Central Standard Time, on December 31, 1999, each share of Series B Senior Convertible Preferred then outstanding shall automatically convert, without any action on the part of the Company or the holder thereof or any other party, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be determined by the Conversion Rate (as defined below) then in effect, as if the holder thereof had tendered such shares for conversion pursuant to Section 6 hereof and the applicable Conversion Date (as defined below) had been December 31, 1999.

          Section 6.  Optional Conversion.

          (a) The holders of the Series B Senior Convertible Preferred Stock may convert any or all of their shares of Series B Senior Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the Issuance Date and at any time thereafter, each share of Series B Senior Convertible Preferred Stock may be converted at the office of the conversion agent for the Series B Senior Convertible Preferred Stock that was appointed prior to issuance of the shares of Series B Senior Convertible Preferred Stock or at such other additional office or offices, if any, as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing
     (x) the Conversion Amount by (y) the Conversion Price (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Statement of Rights and Preferences with the Secretary of State of the State of Texas), in each case subject to adjustment as hereinafter provided (the "Conversion Rate").

          (b)  Certain Definitions.

          As used herein, the "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

          As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the conversion agent, whether by mail, courier, personal service, facsimile or other means, with respect to a conversion at the option of the holder pursuant to Section 6(a).

          As used herein, "Conversion Price" shall mean $2.00 unless changed pursuant to Section 6(c)(8)(ii).

          As used herein, "Issuance Date" means the first date of original issuance of any shares of Series B Senior Convertible Preferred Stock.

          As used herein, "Market Price" shall mean the current market price per share of Common Stock on any date and shall be deemed to be the average of the closing sales prices for the 20 consecutive trading days before the day in question. The closing sales price for each day shall be (i) the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or (ii) if not listed or admitted to trading on any national securities exchange, the closing sales price as reported by The Nasdaq Stock Market, Inc. or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Board of Directors.

          As used herein, "Measurement Period" means, with respect to any date, the period of five (5) consecutive trading days ending on the trading day immediately preceding such date.

          (c)  Other Provisions.

          (1) Notwithstanding anything in this Section 6(c) to the contrary, no change in the Conversion Amount pursuant to Section 6(c) shall actually be made until the cumulative effect of the adjustments called for by this
     Section 6(c) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Amount shall actually be changed to reflect all adjustments called for by this
     Section 6(c) and not previously made. Notwithstanding anything in this
     Section 6(c), no change in the Conversion Amount shall be made that would result in a Conversion Amount of less than the par value of the Common Stock into which shares of Series B Senior Convertible Preferred Stock are at the time convertible.

        (2)  Reserved.

          (3) To convert shares of Series B Senior Convertible Preferred Stock into Common Stock, the holder thereof shall (i) surrender the certificate or certificates for such shares of Series B Senior Convertible Preferred Stock, duly endorsed to the Corporation in blank, to the Corporation at its principal office or at the office of the agency maintained for that purpose, (ii) give written notice (the "Conversion Notice") to the Corporation at such office that such holder elects to convert shares of Series B Senior Convertible Preferred Stock and specifying the number of shares to be converted, and (iii) state in such written notice the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall notify a holder who has given a Conversion Notice of any claim of error in such Conversion Notice within two business days after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed to be in proper form unless the Corporation notifies a holder of shares of Series B Senior Convertible Preferred Stock being converted within two business days after a Conversion Notice has been received (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly undertakes in writing to correct all such defects. Each conversion shall be deemed to have been effected at the close of business on the date on which the Corporation or such agency shall have received such surrendered Series B Senior Convertible Preferred Stock certificate or certificates, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the record holder or holders of the shares represented thereby at such time. As soon as practicable, but in any event within five business days after such conversion, the Corporation shall issue or deliver at such office to the holder for whose account such shares of Series B Senior Convertible Preferred Stock were so surrendered, or to such holder's nominee or nominees, certificates (bearing such legends as may be required under applicable state or federal securities laws) for the number of full shares of Common Stock to which such holder shall be entitled, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the Market Price per share of the Common Stock as of the close of business on the date of such conversion. The holder of any shares of Series B Senior Convertible Preferred Stock converting such shares shall pay any tax arising in connection with such conversion.

          (4) The Corporation (and any successor corporation) shall use its best efforts to take such action as is necessary so that a number of shares of the authorized but unissued (excluding unissued stock reserved for issuance prior to the date hereof) Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Senior Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure that would change the number of shares of Common Stock into which each share of the Series B Senior Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Senior Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares (excluding unissued stock reserved for issuance prior to the date hereof) of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B Senior Convertible Preferred Stock, (A) the right of the holders of Series B Senior Convertible Preferred Stock to convert such stock into Common Stock pursuant to this Section 6 shall be limited to the extent that the number of authorized but unissued shares (excluding unissued stock reserved for issuance prior to the date hereof) of Common Stock is insufficient to effect such conversion and (B) the Corporation promptly shall use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares (excluding unissued stock reserved for issuance prior to the date hereof) of Common Stock to such number of shares as shall be sufficient for such purpose.

          (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B Senior Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B Senior Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series B Senior Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series B Senior Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Senior Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series B Senior Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

          (6) If a holder shall have given a Conversion Notice for shares of Series B Senior Convertible Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within five business days after such Conversion Notice is received and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion as of the date of receipt, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any set off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Corporation, and irrespective of any other circumstance that might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series B Senior Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by such holder as a result of such failure and (2) such holder may by written notice (which may be given by mail, courier, personal service or facsimile) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series B Senior Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series B Senior Convertible Preferred Stock thereafter in accordance herewith.

          (7) No fractional shares of Common Stock shall be issued upon conversion of Series B Senior Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to such fraction multiplied by the Market Price per share of the Common Stock as of the close of business on the date of such conversion.

          (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 6(c), as follows:

          (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock on a given record date entitling such holders to subscribe for or purchase Common Stock at a price per share less than the average daily Market Price of the Common Stock on the 30 consecutive trading days commencing 45 trading days before such record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

                                           C1 = C x O + N
                                       -----------------------
                                             O + N x P/M

          where

           C1 = the adjusted Conversion Amount

           C = the current Conversion Amount

           O = the number of shares of Common Stock outstanding on the record date.

           N = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants

           P = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants)

           M = the Current Market Price per share of Common Stock on the record date.

          Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

          (ii) On the 90th day after the Issuance Date, or the next business day if such day is not a business day (the "Determination Date"), the Conversion Price shall be adjusted to the lowest of (A) the quotient of (I) the sum of the averages of the high and low trading price of the Common Stock for the immediately preceding 20 consecutive trading days divided by
     (II) 20, (B) the quotient of (I) the sum of the averages of the high and low trading price of the Common Stock for the immediately preceding 5 trading days divided by (II) 5 and (C) $2.00.

          (9) Except as otherwise provided above in this Section 6, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

          (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series B Senior Convertible Preferred Stock and the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 6, and any adjustment so evidenced, given in good faith, shall be binding upon all shareholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series B Senior Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

          (11) Whenever the Corporation shall propose to take any of the actions specified in Section 6(c)(5) or in subparagraph (i) of Section 6(c)(8) that would result in any adjustment in the Conversion Amount under this Section 6(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B Senior Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

          (12) Notwithstanding any other provision included herein, no adjustment to the Conversion Amount, the Conversion Price or the Conversion Rate shall be made if, after giving effect thereto, the sum of (i) the aggregate number of shares of Common Stock into which all shares of Series B Senior Convertible Preferred shall have been converted and (ii) the aggregate number of shares of Common Stock into which all shares of Series B Senior Convertible Preferred then outstanding are convertible shall exceed 3,250,000 unless the issuance of the Series B Senior Convertible Preferred shall have been ratified by the holders of the Company's Common Stock.

          Section 7.  Voting Rights.

          Except as otherwise required by law or expressly provided herein, shares of Series B Senior Convertible Preferred Stock shall be entitled to one vote per share on any matter submitted to the shareholders of the Company, voting as a single class with the Common Stock.

          The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B Senior Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Senior Convertible Preferred Stock, (2) the waiver of any preference, right, privilege or power of the Series B Senior Convertible Preferred Stock or any term or condition pertaining thereto, or
     (3) the creation and issuance of any Senior Liquidation Stock or Parity Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series B Senior Convertible Preferred Stock except as otherwise required by law.

          Section 8.  Outstanding Shares.

          For purposes of this resolution, all shares of Series B Senior Convertible Preferred Stock shall be deemed outstanding except (i) from the date of receipt by the Corporation of a Conversion Notice requesting that Series B Senior Convertible Preferred Stock be converted into Common Stock, all shares of Series B Senior Convertible Preferred Stock that are so converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series B Senior Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation, and (iii) from the Redemption Date, all shares of Series B Senior Convertible Preferred Stock that are redeemed, so long as the Redemption Price of such shares of Series B Senior Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby.

          Section 9. Amendment Upon Conversion or Redemption of Outstanding Shares.

          When, as a result of the conversion or redemption of the Series B Senior Convertible Preferred Stock no shares of Series B Senior Convertible Preferred Stock remain outstanding, the Board of Directors may, at its discretion and without a vote of the shareholders of the Corporation, withdraw this designation in its entirety by providing for the filing of an applicable amendment or restatement of the Corporation's Restated Articles of Incorporation, and the Series B Senior Convertible Preferred

     Stock designated hereby shall thereby return to the status of authorized but unissued and undesignated shares of Preferred Stock of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by its President this 6th day of March, 1998.

                                          EqualNet Holding Corp.
                                          By: /s/ ZANE RUSSELL
                                                  ZANE RUSSELL, PRESIDENT

                             EQUALNET HOLDING CORP.

1250 WOOD BRANCH PARK DRIVE, HOUSTON, TEXAS 77079
 THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 1998



      The shareholder of EqualNet Holding Corp. (the "Company") whose signature appears on the reverse side of this Proxy hereby appoints Robert H. Turner and Dean H. Fisher, and each of them, attorneys and proxies of the undersigned. with full power of substitution. to vote, as designated on the reverse side of this card, the number of votes which the undersigned would be entitled to cast if personally present at the Special Meeting of the Shareholders of the Company to be held at the Company's headquarters, 1250 Wood Branch Park Drive, Houston, Texas, at 10:00 a.m. Tuesday. June 30, 1998, and at any adjournment thereof.
1.  PROPOSAL TO APPROVE THE SA TELECOM ACQUISITION.
2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN.
3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.
4.  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.
5.  PROPOSAL TO RATIFY THE ISSUANCE OF SERIES B PREFERRED.
6.  PROPOSAL TO RATIFY THE ISSUANCE OF SEVERANCE WARRANTS.
7. In their discretion, the above named proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.
    THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE. THESE PROPOSALS ARE DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                See Reverse Side




                        PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!


                        SPECIAL MEETING OF SHAREHOLDERS
                             EQUALNET HOLDING CORP.


                                 JUNE 30, 1998





                Please Detach and Mail in the Envelope Provided


[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                                                         FOR AGAINST ABSTAIN
PLEASE MARK, SIGN, DATE AND      1. Approval of SA Telecom Acquisition:  [ ]   [ ]     [ ]
RETURN IMMEDIATELY. VOTES MUST   2. Approval of Amendment to Employee    [ ]   [ ]     [ ]
BE INDICATED(X)IN BLACK OR          Stock Option and Restricted Stock
BLUE INK.                           Plan:
                                 3. Approval of Amendment to Non-        [ ]   [ ]     [ ]
                                    Employee Director Stock Option Plan: [ ]   [ ]     [ ]
                                 4. Approval of Amendment to Articles of [ ]   [ ]     [ ]
                                    Incorporation:
                                 5. Ratification of issuance of Series B [ ]   [ ]     [ ]
                                    Preferred:
                                 6. Ratification of issuance of          [ ]   [ ]     [ ]
                                    Severance Warrants.

SIGNATURE(S)__________________________ SIGNATURE(S)_____________________ DATE-------, 1998